                                                                       EXHIBIT 2

                                   AGREEMENT

    AGREEMENT between Lucas Industries plc, an English public limited company (LUCAS) and Varity Corporation, a Delaware corporation (VARITY), dated as of May 31, 1996.

    WHEREAS, the Boards of Directors of Lucas and Varity have each determined that it is in the best interest of their respective shareholders to combine their respective businesses (the REORGANISATION) so that they will be conducted by such companies or their successors as direct subsidiaries of a new corporation, LucasVarity plc, an English limited public company (NEWCO), to be jointly established by Lucas and Varity; and

    WHEREAS, the Reorganisation is to be effected in accordance with the Transaction Agreement to be entered into among Newco, Lucas, Varity and a Delaware corporation which is to be a wholly-owned subsidiary of Newco (US SUB), in the form attached hereto as Exhibit I (the TRANSACTION AGREEMENT); and

    WHEREAS, upon the effectiveness of the Reorganisation Victor A Rice (VAR) is to be employed as Chief Executive Officer of Newco, Lucas and Varity in accordance with the Agreement in the form attached hereto as Exhibit II (the VAR SERVICE AGREEMENT).

    NOW, THEREFORE, in consideration of the covenants and agreements contained in the Agreement, the parties agree as follows:

    1. The parties will promptly cause Newco and US Sub to be established in a manner in all respects compliant with the Transaction Agreement.

    2. The parties have entered into, and will promptly cause Newco and US Sub to enter into, the Transaction Agreement in the form attached hereto as
       Exhibit I and will cause Newco promptly to enter into the VAR Service Agreement in the form attached hereto as Exhibit II.

    IN WITNESS WHEREOF, Lucas and Varity have caused this Agreement to be signed by their respective Chairmen thereunto duly authorised, as of the date first written above.

LUCAS INDUSTRIES plc

By:                                 /s/J. Grant
Name:      John Grant
Title:     Finance Director

VARITY CORPORATION

By:        /s/N.D. Arnold
Name:      Neil D. Arnold
Title:     Chief Financial Officer

                                     [EXHIBIT I TO AGREEMENT DATED MAY 31, 1996]

                             TRANSACTION AGREEMENT
                            DATED AS OF MAY 31, 1996
                                LUCASVARITY PLC
                              LUCAS INDUSTRIES PLC
                               VARITY CORPORATION
                                      AND
                         VARITY COMBINATION CORPORATION

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
ARTICLE I

THE MERGER

SECTION 1.01        The Merger............................................................................        A-7
SECTION 1.02        Closing...............................................................................        A-7
SECTION 1.03        Effective Time........................................................................        A-7
SECTION 1.04        Effects of the Merger.................................................................        A-7
SECTION 1.05        Certificate of Incorporation and By-laws..............................................        A-7
SECTION 1.06        Directors of Surviving Corporation....................................................        A-7
SECTION 1.07        Officers of Surviving Corporation.....................................................        A-7
SECTION 1.08        Effect on Capital Stock...............................................................        A-7
SECTION 1.09        Exchange of Certificates..............................................................        A-8

ARTICLE II

THE SCHEME OF ARRANGEMENT

SECTION 2.01        Implementation of Scheme of Arrangement...............................................       A-11
SECTION 2.02        The Scheme of Arrangement.............................................................       A-11
SECTION 2.03        Cancellation of Listing...............................................................       A-12
SECTION 2.04        U.K. Company Share Options............................................................       A-12

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01        Representations and Warranties of U.S. Company........................................       A-12
SECTION 3.02        Representations and Warranties of U.K. Company........................................       A-22
SECTION 3.03        Representations and Warranties of Newco and U.S. Sub..................................       A-31

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.01        Conduct of Business...................................................................       A-32
SECTION 4.02        No Solicitation by U.S. Company.......................................................       A-34
SECTION 4.03        No Solicitation by U.K. Company.......................................................       A-36

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.01        Preparation of Form F-4, Form F-6, the Proxy Statement and the U.K. Disclosure
                     Document; Stockholder and Shareholder Meetings.......................................       A-37
SECTION 5.02        Letter of U.S. Company's Accountants..................................................       A-39
SECTION 5.03        Letter of U.K. Company's Accountants..................................................       A-39
SECTION 5.04        Access to Information; Confidentiality................................................       A-39
SECTION 5.05        Reasonable Efforts; Notification......................................................       A-39
SECTION 5.06        Rights Agreement......................................................................       A-40
SECTION 5.07        Stock Options.........................................................................       A-40
SECTION 5.08        Indemnification.......................................................................       A-41
SECTION 5.09        Expenses..............................................................................       A-42
SECTION 5.10        Public Announcements..................................................................       A-42
SECTION 5.11        New York Real Estate Gains Tax........................................................       A-42
SECTION 5.12        Affiliates............................................................................       A-42

                                                                                                              PAGE
                                                                                                            ---------
SECTION 5.13        Stock Exchange Listing................................................................       A-42
SECTION 5.14        Headquarters..........................................................................       A-43
SECTION 5.15        Payments..............................................................................       A-43
SECTION 5.16        Authorization for Share Issuances and Repurchases.....................................       A-43
SECTION 5.17        Termination...........................................................................       A-43

ARTICLE VI

CONDITIONS PRECEDENT

SECTION 6.01        Conditions to Each Party's Obligation To Effect the Merger and the Scheme of
                     Arrangement..........................................................................       A-44
SECTION 6.02        Conditions to Obligations of U.K. Company and Newco...................................       A-45
SECTION 6.03        Conditions to Obligation of U.S. Company..............................................       A-46

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

SECTION 7.01        Termination...........................................................................       A-46
SECTION 7.02        Effect of Termination.................................................................       A-47
SECTION 7.03        Amendment.............................................................................       A-48
SECTION 7.04        Extension; Waiver.....................................................................       A-48
SECTION 7.05        Procedure for Termination, Amendment, Extension or Waiver.............................       A-48

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.01        Nonsurvival of Representations and Warranties.........................................       A-48
SECTION 8.02        Notices...............................................................................       A-48
SECTION 8.03        Definitions...........................................................................       A-49
SECTION 8.04        Interpretation........................................................................       A-49
SECTION 8.05        Counterparts..........................................................................       A-49
SECTION 8.06        Entire Agreement; No Third-Party Beneficiaries........................................       A-49
SECTION 8.07        Governing Law.........................................................................       A-50
SECTION 8.08        Assignment............................................................................       A-50
SECTION 8.09        Enforcement...........................................................................       A-50
SECTION 8.10        Attorney's Fees.......................................................................       A-50
SECTION 8.11        Waivers of Jury Trial.................................................................       A-50
SECTION 8.12        RTPA61................................................................................       A-50
SECTION 8.13        Severability..........................................................................       A-50

EXHIBITS

Exhibit A -- Memorandum of Association and Articles of Association of Newco
Exhibit B -- Directors, Committees and Officers of Newco, U.K. Company and Surviving Corporation

    TRANSACTION AGREEMENT dated as of May 31, 1996, among LUCASVARITY PLC, an English public limited company ("NEWCO"), LUCAS INDUSTRIES PLC, an English public limited company ("U.K. COMPANY"), VARITY CORPORATION, a Delaware corporation ("U.S. COMPANY"), and VARITY COMBINATION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Newco ("U.S. SUB").

    WHEREAS the Boards of Directors of U.S. Company and U.K. Company have each determined that it is in the best interest of their respective shareholders to combine their respective businesses (the "REORGANIZATION") so that they will be conducted by such companies or their successors as direct subsidiaries of Newco;

    WHEREAS the Memorandum of Association and Articles of Association of Newco are attached hereto as Exhibit A;

    WHEREAS the members of the Board of Directors, the Committees of the Board of Directors, and members of such committees and officers of Newco are listed in Exhibit B attached hereto;

    WHEREAS in furtherance of the Reorganization, the Boards of Directors of U.S. Company and U.S. Sub have each approved the merger (the "MERGER") of U.S. Company into U.S. Sub in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth herein;

    WHEREAS in furtherance of the Reorganization, the Board of Directors of U.K. Company has approved the implementation of a Scheme of Arrangement (the "SCHEME OF ARRANGEMENT") in accordance with Section 425 of the Companies Act of 1985 of the United Kingdom (the "COMPANIES ACT") and upon the terms and subject to the conditions set forth herein;

    WHEREAS pursuant to the Merger, each issued and outstanding share of common stock, par value $.01 per share, of U.S. Company ("U.S. COMPANY COMMON STOCK") not owned directly or indirectly by Newco, U.S. Company or U.K. Company will be converted into the right to receive 1.38 American Depositary Shares ("NEWCO ADSS") or Restricted American Depositary Shares ("RESTRICTED NEWCO ADSS"), each representing the right to receive 10 fully paid ordinary shares, nominal value 25p per share, of Newco ("NEWCO ORDINARY SHARES"), which Newco ADSs and Restricted Newco ADSs will be evidenced by American Depositary Receipts ("NEWCO ADRS") and Restricted American Depositary Receipts ("RESTRICTED NEWCO ADRS"), respectively (as used herein the terms "Newco ADRs" and "Restricted Newco ADRs" also refer to the Newco ADSs and Restricted Newco ADSs evidenced thereby, unless the context requires otherwise);

    WHEREAS the shares of Cdn. $1.625 cumulative Redeemable Convertible Exchangeable Preferred Class II Stock, Series A, par value $.01 per share, of U.S. Company ("U.S. COMPANY CLASS II STOCK") shall be redeemed by U.S. Company prior to the effectiveness of the Merger;

    WHEREAS the effect of the Scheme of Arrangement will be that each issued and outstanding ordinary share, nominal value 25p per share, of U.K. Company ("UK COMPANY ORDINARY SHARE") will be cancelled and reissued to Newco and in consideration of the cancellation of the U.K. Company Ordinary Shares Newco will allot to the former holders of such U.K. Company Ordinary Shares one Newco Ordinary Share for each U.K. Company Ordinary Share so cancelled; and

    WHEREAS Newco, U.K. Company, U.S. Company and U.S. Sub desire to make certain representations, warranties, covenants and agreements in connection with the Reorganization and also to prescribe various conditions to the Reorganization.

    NOW THEREFORE in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I.
                                   THE MERGER

    SECTION 1.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, U.S. Company shall be merged with and into U.S. Sub at the Effective Time of the Merger (as hereinafter defined). Following the Merger, the separate corporate existence of U.S. Company shall cease and U.S. Sub shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of U.S. Company in accordance with the DGCL.

    SECTION 1.02 CLOSING. The closing of the Reorganization (the "CLOSING") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Sections 6.02 and 6.03) shall be no later than the second business day after satisfaction of the conditions set forth in Section 6.01 (the "CLOSING DATE"), at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, NY 10005, unless another date or place is agreed to in writing by the parties hereto.

    SECTION 1.03 EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall (i) file a certificate of merger (the "DELAWARE CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Delaware Certificate of Merger is duly filed with the Delaware Secretary of State or at such other time as U.K. Company and U.S. Company shall agree should be specified in the Delaware Certificate of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME OF THE MERGER").

    SECTION 1.04 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL, including Section 259 thereof.

    SECTION 1.05 CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) The Certificate of Incorporation of U.S. Sub, as in effect immediately prior to the Effective Time of the Merger, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    (b) The By-laws of U.S. Sub as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    SECTION 1.06 DIRECTORS OF SURVIVING CORPORATION. The individuals listed as such in Exhibit B attached hereto shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.07 OFFICERS OF SURVIVING CORPORATION. The individuals listed as such in Exhibit B attached hereto shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.08 CONSIDERATION AND EFFECT ON CAPITAL STOCK. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of (i) any shares of U.S. Company Common Stock, (ii) any shares of $1.30 Redeemable Reset Special Purpose Preferred Stock, par value $.01 per share ("U.S. COMPANY SPECIAL PURPOSE PREFERRED STOCK"), of U.S. Company,
(iii) any shares of U.S. Company Class II Stock (together with U.S. Company Common Stock and U.S. Company Special Purpose Preferred Stock, "U.S. COMPANY CAPITAL STOCK") or (iv) any shares of capital stock of U.S. Sub:

    (a) CAPITAL STOCK OF SURVIVING CORPORATION. In consideration of the cancellation of shares of capital stock of U.S. Sub pursuant to Section 1.08(b) and the issuance of capital stock by Newco pursuant to Section 1.08(d) and Section 1.09, the Surviving Corporation shall issue one fully paid and nonassessable share of Common Stock, par value $.01 per share, to Newco for each share canceled pursuant to Section 1.08(b).

    (b)    CAPITAL STOCK  OF U.S.  SUB.   Each issued  and outstanding  share of
capital stock of U.S. Sub shall be canceled.

    (c) CANCELLATION OF TREASURY STOCK AND U.K. COMPANY-OWNED STOCK. Each share of U.S. Company Capital Stock that is owned by U.S. Company or any subsidiary of U.S. Company, by Newco, U.S. Sub or any other subsidiary of Newco, or by U.K. Company or any subsidiary of U.K. Company (together, in each case, with the associated Right (as defined in Section 3.01(c)) shall automatically be canceled and retired and shall cease to exist, and no Newco Ordinary Shares, Newco ADRs, Restricted Newco ADRs or other consideration shall be delivered in exchange therefor.

    (d) CONVERSION OF U.S. COMPANY COMMON STOCK. Subject to Section 1.09(e), each issued and outstanding share of U.S. Company Common Stock (other than shares to be canceled in accordance with Section 1.08(c)) together with the associated Right shall be converted into the right to receive 1.38 (the "COMMON STOCK CONVERSION NUMBER") Newco ADSs (the "COMMON STOCK MERGER CONSIDERATION"). As of the Effective Time of the Merger, all such shares of U.S. Company Common Stock (and the associated Rights) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of U.S. Company Common Stock (and the associated Rights) shall cease to have any rights with respect thereto, except the right to receive Newco ADRs and any cash in lieu of fractional Newco ADSs or Restricted Newco ADSs to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.09, without interest. Notwithstanding the foregoing, shareholders of U.S. Company who are affiliates ("RULE 145 AFFILIATES") of U.S. Company within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), will receive Restricted Newco ADRs to be issued to such persons pursuant to this
Section 1.08(d).

    SECTION 1.09 EXCHANGE OF CERTIFICATES. (a) Exchange Agent. As of the Effective Time of the Merger, Newco shall deposit with such bank or trust company as may be designated by Newco (the "EXCHANGE AGENT"), for the benefit of the holders of shares of U.S. Company Common Stock converted in accordance with this Article I, through the Exchange Agent, Newco ADRs and Restricted Newco ADRs representing the Common Stock Merger Consideration (such Newco ADRs and Restricted Newco ADRs, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to Section 1.08 in exchange for outstanding shares of U.S. Company Common Stock.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of U.S. Company Common Stock (the "CERTIFICATES") whose shares were converted into the right to receive Newco ADRs or Restricted Newco ADRs pursuant to Section 1.08, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Newco may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Newco ADRs or Restricted Newco ADRs, as applicable. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Newco, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a Newco ADR evidencing that number of Newco ADSs which such holder has the right to receive pursuant to the provisions of this Article I (provided that if such person is a Rule 145 Affiliate, such person shall receive a Restricted Newco ADR in lieu of such Newco ADR) and cash in lieu of any fractional Newco ADS or
Restricted Newco ADS, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of U.S. Company

Common Stock which is not registered in the transfer records of U.S. Company, a Newco ADR or Restricted Newco ADR evidencing the proper number of Newco ADSs or Restricted Newco ADSs, as applicable, may be issued, and cash in lieu of any fractional Newco ADS or Restricted Newco ADS may be paid, to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and is accompanied by all documents required to effect such transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of Newco ADRs (or Restricted Newco ADRs) to a person other than the registered holder of such Certificate or establish to the satisfaction of Newco that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.09, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Newco ADRs (or Restricted Newco ADRs) and cash in lieu of any fractional Newco ADS (or fractional Restricted Newco
ADS) as contemplated by this Section 1.09. No interest will be paid or will accrue on any cash payable in lieu of any fractional Newco ADS (or fractional Restricted Newco ADS).

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions made in respect of Newco Ordinary Shares with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the Newco ADRs (or Restricted Newco
ADRs) which such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional Newco ADSs (or fractional Restricted Newco ADSs) shall be paid to any such holder pursuant to Section 1.09(e) until the surrender of such Certificate in accordance with this Article
I. Subject to the effect of applicable laws and the terms of the Deposit Agreement to be entered into between Newco and such depositary as may be appointed by Newco (the "DEPOSITARY"), pursuant to which the Newco ADRs and Restricted Newco ADRs will be issued, following surrender of any such Certificate, there shall be paid to the holder of Newco ADRs (or Restricted Newco ADRs) issued in exchange therefor, without interest, (i) promptly after the time of such surrender, the amount of any cash payable in lieu of a fractional Newco ADS (or fractional Restricted Newco ADS) to which such holder is entitled pursuant to Section 1.09(e) and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such Newco ADRs (or Restricted Newco ADRs), and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Newco ADRs (or Restricted Newco ADRs).

    (d) NO FURTHER OWNERSHIP RIGHTS IN U.S. COMPANY COMMON STOCK. All Newco ADRs and Restricted Newco ADRs (and the Newco Ordinary Shares represented by such Newco ADRs and Restricted Newco ADRs) issued upon the surrender for exchange of Certificates in accordance with the terms of this Article I (including any cash paid pursuant to Section 1.09(c) or 1.09(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of U.S. Company Common Stock (and the Rights associated therewith) theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of U.S. Company Common Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article I.

    (e) NO FRACTIONAL NEWCO ADRS OR RESTRICTED NEWCO ADRS. (i) No certificates or scrip representing fractional Newco ADSs or Restricted Newco ADSs shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Newco or a holder of Newco ADRs or Restricted Newco ADRs.

    (ii) Notwithstanding any other provision of this Agreement, each holder of shares of U.S. Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Newco ADS or Restricted Newco ADS (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (x) such fractional part of a Newco ADS or Restricted Newco ADS, multiplied by (y) the closing price of Newco ADSs, as reported on the New York Stock Exchange Composite Transaction Tape for the day immediately following the Closing Date. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Newco, and Newco shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms of
Section 1.09(b) and (c) hereof.

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time of the Merger shall be delivered to Newco, upon demand, and any holders of the Certificates who have not theretofore complied with this
Article I shall thereafter look only to Newco for payment of their claim for Newco ADRs or Restricted Newco ADRs, any cash in lieu of fractional Newco ADSs or Restricted Newco ADSs and any dividends or distributions with respect to Newco ADRs or Restricted Newco ADRs.

    (g) NO LIABILITY. None of Newco, U.S. Sub, U.S. Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Newco ADRs or Restricted Newco ADRs (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered immediately prior to the date on which any Newco ADRs or Restricted Newco ADRs, any cash in lieu of fractional Newco ADSs or Restricted Newco ADSs or any dividends or distributions with respect to Newco ADRs or Restricted Newco ADRs in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such Newco ADRs, Restricted Newco ADRs, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto on such date prior to the time such escheat laws become applicable.

    (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Newco on a daily basis. Any interest and other income resulting from such investments shall be paid to Newco.

    (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Newco ADRs or Restricted Newco ADRs and any cash in lieu of fractional Newco ADSs or Restricted Newco ADSs, and unpaid dividends and distributions on Newco ADRs or Restricted Newco ADRs deliverable in respect thereof, pursuant to this Agreement.

    (j) ALLOTMENT OF NEWCO SHARES. In consideration of and in exchange for the issuance to Newco by the Surviving Corporation of shares of its Common Stock and in consideration of the cancellation of the U.S. Sub's capital stock as provided in Section 1.08(b), Newco shall allot Newco Ordinary Shares represented by Newco ADSs and Newco Restricted ADSs to be issued in the Merger to the Exchange Agent on behalf of the holders of U.S. Company Common Stock entitled thereto for the purpose of giving effect to the conversion and exchange referred to in this
Article I.

    (k) FURTHER ASSURANCES. At and after the Effective Time of the Merger, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of U.S. Company or U.S. Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of U.S. Company or U.S. Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                  ARTICLE II.

                           THE SCHEME OF ARRANGEMENT

    SECTION 2.01  IMPLEMENTATION OF SCHEME OF ARRANGEMENT.

    (a) U.K. Company shall promptly prepare documentation necessary for the implementation of the Scheme of Arrangement upon the terms and conditions set forth herein including a circular to its shareholders (the "SCHEME DOCUMENT") containing (i) the Scheme of Arrangement in the form U.S. Company and U.K. Company shall mutually agree upon; (ii) a notice convening the meeting of U.K. Company's ordinary shareholders in the form settled by the High Court of Justice of England and Wales (the "HIGH COURT") for the purpose of considering and, if thought fit, approving the Scheme of Arrangement; (iii) an explanatory statement as required by Section 426 of the Companies Act with respect to the Scheme of Arrangement; (iv) such other information as may be required by The City Code on Takeovers and Mergers of the United Kingdom (the "CITY CODE") or the London
Stock Exchange Limited (the "LSE"); (v) a notice convening an extraordinary general meeting of U.K. Company at which a resolution will be proposed to approve the reduction of capital necessary to give effect to the Scheme of Arrangement; and (vi) such other information as U.K. Company and U.S. Company shall agree, together with a prospectus prepared in accordance with the Financial Services Act 1986 ("FSA") with respect to Newco, U.K. Company, U.S. Company and the Newco Ordinary Shares (the "U.K. PROSPECTUS") and forms of proxy (the Scheme Document and the U.K. Prospectus collectively, the "UK DISCLOSURE DOCUMENT").

    (b) On the terms and subject to the conditions of this Agreement, U.K. Company shall take or cause to be taken all such steps as are within its power and necessary to implement the Scheme of Arrangement, including:

    (i) U.K. Company shall apply to the High Court by way of originating summons for leave to convene the requisite meetings;

    (ii)  upon (a) the High  Court making the order  on the originating summons,
(b) the necessary advertisements, the Scheme Document, the U.K. Prospectus and forms of proxy being settled with the High Court, and (c) such documents (insofar as required) being approved by the LSE, U.K. Company shall in accordance with the order of the High Court publish the requisite advertisements and post the Scheme Document, U.K. Prospectus and forms of proxies to the shareholders of U.K. Company and thereafter publish and/or post such other documents and information as the High Court may approve or direct from time to time in connection with the due implementation of the Scheme of Arrangement under Section 425 of the Companies Act;

   (iii) following the meetings, assuming the necessary resolutions are passed, U.K. Company shall seek the sanction of the High Court to the Scheme of Arrangement; and

   (iv) as soon as practicable after the approval of the shareholders of U.K. Company of the Scheme of Arrangement, U.K. Company shall, subject to the satisfaction or waiver (if permitted) of the conditions set forth in Sections
6.01 and 6.02, cause an office copy of the order of the High Court under Section 425 of the Companies Act sanctioning the Scheme of Arrangement to be filed with the Registrar of Companies in England and Wales.

    (c) Newco agrees to be bound by the Scheme of Arrangement and to undertake to the High Court on the hearing of the petition to sanction the Scheme of Arrangement to be bound thereby and to execute and do and to procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to the Scheme of Arrangement.

    SECTION 2.02 THE SCHEME OF ARRANGEMENT. After the filing of the order of the High Court with the Registrar of Companies in England and Wales as described in Section 2.01(b)(iv) above (the "FILING TIME", and, together with the
Effective  Time   of   the   Merger,   the  "EFFECTIVE   TIME")   and   at   the

Effective Time of the Merger, Newco Ordinary Shares will be allotted and issued to the holders of U.K. Company Ordinary Shares on the register as of the commencement of business in London on the day of the Effective Time of the Merger in accordance with the Scheme of Arrangement.

    SECTION 2.03  CANCELLATION OF LISTING.   U.K. Company shall request the  LSE
to cancel the listing for U.K. Company Ordinary Shares with effect from the Effective Time of the Merger.

    SECTION 2.04 U.K. COMPANY SHARE OPTIONS. (a) No option shall be granted under, or invitation to participate in shall be made with respect to, any employee stock option plan or other employee stock plan of U.K. Company or its affiliates after the date hereof.

    (b) U.K. Company shall use all reasonable efforts to make available to each holder of stock options under the Lucas Industries Executive Share Option Scheme
(1984) (the "1984 EXECUTIVE SCHEME") which are not, or do not become exercisable at the Effective Time, the opportunity to receive Newco options of equivalent value, subject to U.K. Inland Revenue approval of the 1984 Executive Scheme not being prejudiced thereby. In the event that this is not possible, U.K. Company will use all reasonable efforts in consultation with U.S. Company to provide each holder with appropriate equivalent value in some other form, subject to Inland Revenue approval of the 1984 Executive Scheme not being prejudiced thereby.

    (c) The Directors of U.K. Company confirm that under the Lucas Industries 1994 Executive Share Option Scheme (as approved on November 17, 1994), (the "1994 EXECUTIVE SCHEME") holders of options will be given the opportunity to receive options of equivalent value in Newco or to exercise their options within a period to be determined by the Directors from the Effective Time, subject to U.K. Inland Revenue approval of the 1994 Executive Scheme not being prejudiced thereby.

    (d) To the extent that options held under the Schemes described in Section 2.04(e) below to acquire U.K. Company Ordinary Shares are in fact exercised following the Effective Time of the Merger, the articles of association of U.K. Company will, subject to Section 2.04(e) below, be amended so that U.K. Company Ordinary Shares issued or appearing on the register after the commencement of business in London on the day of the Effective Time of the Merger will be compulsorily acquired by Newco in consideration for issue of Newco Ordinary Shares on the same terms as the Scheme of Arrangement.

    (e) The prior confirmation of the U.K. Inland Revenue that Inland Revenue approval of each of the 1984 Executive Scheme, the 1994 Executive Scheme, the Lucas Industries Employees' 1981 Savings-Related Share Option Scheme and the Lucas Industries Employees' 1991 Savings-Related Share Option Scheme (as last amended on November 21, 1991) is not prejudiced by such amendment is required as a condition precedent to the amendment to the articles of association of U.K. Company referred to in Section 2.04(d) above. U.K. Company shall use all reasonable efforts to ensure that such confirmation is obtained. In the event that such confirmation is not received, U.K. Company, U.S. Company and Newco shall consult with each other as to steps to be taken having regard to the preservation of holders' rights under the above Schemes and the U.K. taxation implications of any such action.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

    SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF U.S. COMPANY. Except as set forth in the U.S. Company Disclosure Schedule delivered by U.S. Company to U.K. Company at or prior to the execution of this Agreement (the "U.S. COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty and covenant), U.S. Company represents and warrants to U.K. Company as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of U.S. Company and each of its subsidiaries is a corporation duly organized, validly existing and (with respect to jurisdictions which recognize the concept of good standing) in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to own, operate and lease its properties and carry on its business as now being conducted, other than such failures with respect to subsidiaries being so organized, existing or in good standing or having such power and authority (individually or in the aggregate) which would not have a material adverse effect on U.S. Company and its subsidiaries taken as a whole. Each of U.S. Company and each of its subsidiaries is duly qualified or licensed to do business and (with respect to jurisdictions which recognize the concept of good standing) is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on U.S. Company and its subsidiaries taken as a whole. U.S. Company has delivered or made available to U.K. Company complete and correct copies of its Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws (or comparable charter or organizational documents) of its Significant Subsidiaries (as defined in Section 8.03 of this Agreement), in each case as amended to the date of this Agreement.

    (b) SUBSIDIARIES. Section 3.01(b) of the U.S. Company Disclosure Schedule lists each subsidiary of U.S. Company. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid (and in applicable jurisdictions, nonassessable) and are owned by U.S. Company, by another subsidiary of U.S. Company or by U.S. Company and another such subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"), other than such Liens which (individually or in the aggregate) would not have a material adverse effect on U.S. Company and its subsidiaries taken as a whole. Except for the capital stock of its subsidiaries, U.S. Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

    (c) CAPITAL STRUCTURE. The authorized capital stock of U.S. Company consists of (i) 50,000,000 shares of Class I Stock, par value $.01 per share, issuable in series, of which 11,816,309 were designated as U.S. $1.30 Senior Cumulative Redeemable Convertible Exchangeable Preferred Class I Stock, Series A and 11,816,309 were designated, with a stated capital of $5.00 per share, as U.S. $1.30 Senior Cumulative Redeemable Convertible Exchangeable Preferred Class I Stock, Canadian Series A, (ii) 50,000,000 shares of Class II Stock, par value $.01 per share, issuable in series, of which 2,001,000 are designated as U.S. Company Class II Stock; (iii) 50,000,000 shares of Class III Stock, par value $.01 per share, issuable in series; (iv) 9,000,000 shares of U.S. Company Special Purpose Preferred Stock and (v) 150,000,000 shares, par value $.01 per share, of U.S. Company Common Stock. At the close of business on May 29, 1996,
(i)  39,332,626 shares of U.S. Company Common Stock were issued and outstanding,
(ii) 4,916,200 shares of U.S. Company Common Stock were held by U.S. Company in its treasury, (iii) 3,308,906 shares of U.S. Company Common Stock were reserved for issuance on exercise of outstanding options pursuant to the U.S. Company Stock Plans (as defined in Section 5.07), (iv) 43,966,162 shares of U.S. Company Common Stock were reserved for issuance in connection with the rights (the "RIGHTS") to purchase shares of U.S. Company Common Stock issued pursuant to the Rights Agreements dated as of March 30, 1994 (as amended from time to time, the "RIGHTS AGREEMENT"), between U.S. Company and Mellon Securities Trust Company, as Rights Agent (the "RIGHTS AGENT"), (v) 667,000 shares of U.S. Company Common Stock were reserved for issuance on conversion of U.S. Company Class II Stock,
(vi) all previously outstanding Class I Stock has been converted or redeemed and no shares are designated or outstanding, (vii) 2,001,000 shares of U.S. Company Class II Stock are issued and outstanding, (viii) other than the 2,001,000 outstanding shares of U.S. Company Class II Stock, no other shares of Class II Stock have been designated or issued, (ix) no shares of Class III Stock have been designated or issued and (x) 9,000,000 shares of U.S. Company Special Purpose Preferred Stock were issued of which 8,160,000 are outstanding and are owned and held by a subsidiary of U.S. Company. Except as set forth above, at the close of business on May 29, 1996, no shares of capital stock or other voting securities of U.S. Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights ("SARS") which were not granted in tandem with a related Employee Stock Option (as defined in Section 5.07). All outstanding shares of capital stock of U.S. Company are, and all shares which may be issued pursuant to the Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness of U.S. Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of U.S. Company may vote. Except as set forth above, as of the date of this Agreement, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which U.S. Company or any of its subsidiaries is a party or by which any of them is bound obligating U.S. Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of U.S. Company or of any of its subsidiaries or obligating U.S. Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of U.S. Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of U.S. Company or any of its subsidiaries. U.S. Company has delivered to U.K. Company a complete and correct copy of the Rights Agreement as amended and supplemented to the date of this Agreement.

    (d) AUTHORITY; NONCONTRAVENTION. U.S. Company has the requisite corporate power and authority to enter into this Agreement and subject to approval of the Merger by holders of a majority of the votes entitled to be cast by the holders of U.S. Company Common Stock and the holders of U.S. Company Class II Stock voting together and not as separate classes or series (with one vote for each outstanding share of U.S. Company Common Stock and with each share of U.S. Company Class II Stock being entitled to cast a vote equal to (x) 5% of the number of shares of Common Stock entitled to vote divided by (y) the number of shares of Class II Stock entitled to vote) (the "REQUIRED U.S. COMPANY VOTE"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by U.S. Company and the consummation by U.S. Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of U.S. Company, subject to receipt of the Required U.S. Company Vote. This Agreement has been duly executed and delivered by U.S. Company and constitutes a valid and binding obligation of U.S. Company. The execution and delivery by U.S. Company of this Agreement do not, and the consummation by U.S. Company of the transactions contemplated by this Agreement and compliance by U.S. Company with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, vesting, acceleration or payment of any obligation or to loss of a material benefit or to additional material obligations under, or result in the creation of any Lien upon any of the properties or assets of U.S. Company or any of its subsidiaries under, (i) the Certificate of Incorporation or By-laws of U.S. Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any employment, consulting, severance or indemnification agreement or stock option, SAR, stock purchase or other benefit plan, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to U.S. Company or any of its subsidiaries or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to U.S. Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (iii) and (iv), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on U.S. Company and its subsidiaries taken as a whole, (y) impair the ability of U.S. Company to perform its obligations under this Agreement or
(z) prevent the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, whether inside or outside the United States (a "GOVERNMENTAL ENTITY"), is required by or with respect to U.S. Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by U.S. Company or the consummation by U.S. Company of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by U.S. Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (y) a proxy statement relating to the approval by U.S. Company's stockholders of this Agreement (as amended or supplemented from time to time, the "PROXY STATEMENT"), and (z) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and transactions contemplated by this Agreement, (iii) the filing of the Delaware Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which U.S. Company is qualified to do business,
(iv) such filings as may be required  in connection with the taxes described  in
Section 5.11, (v) confirmation from the Commission of the European Communities that the Reorganization (including the Merger and the Scheme of Arrangement) and any matters arising therefrom will not result in the initiation of proceedings under Article 6.1(c) of Council Regulation (EEC) 4064/89, and (vi) such consents, approvals, orders, authorizations, regulations, declarations and filings the failure to obtain which (individually or in the aggregate) would not
(x) have a material adverse effect on U.S. Company and its subsidiaries taken as a whole, (y) impair the ability of U.S. Company to perform its obligations under this Agreement or (z) prevent the consummation of any of the transactions contemplated by this Agreement.

    (e) SEC DOCUMENTS; UNDISCLOSED LIABILITIES. (i) U.S. Company has filed all required reports, schedules, forms, statements and other documents with the SEC since February 1, 1995 (the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. U.S. Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996 does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of U.S. Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of U.S. Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

    (ii) Except as set forth in the Filed SEC Documents (as defined in Section 3.01(g)), and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, neither U.S. Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by US GAAP to be set forth on a consolidated balance sheet of U.S. Company and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on U.S. Company and its subsidiaries taken as a whole.

   (iii) U.S. Company is eligible to use Form S-3 for the filing of a registration statement with the SEC under the Securities Act.

    (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by U.S. Company for inclusion or incorporation by reference in (i) the registration statement on Form F-4 to be filed with the SEC by Newco in connection with the issuance of Newco ADRs in the Merger (the "FORM F-4") will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the UK Disclosure Document (as defined in Section 2.01(a)), will, on the date the UK Disclosure Document is first mailed to the shareholders of U.K. Company, or at the time of the U.K. Company Shareholders Meeting (as defined in Section 5.01(c)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (iii) the Proxy Statement will, at the date it is first mailed to U.S. Company stockholders or at the time of the U.S. Company Stockholders Meeting (as defined in Section 5.01(b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by U.S. Company with respect to statements made or incorporated by reference therein based on information supplied by U.K. Company for inclusion or incorporated by reference in the Proxy Statement or the UK Disclosure Document.

    (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "FILED SEC DOCUMENTS"), since the date of the most recent audited financial statements included in the Filed SEC Documents, U.S. Company has conducted its business only in the ordinary course, and there has not been (i) any material adverse change in U.S. Company and its subsidiaries taken as a whole, (ii) except for the regular quarterly dividends with respect to U.S. Company Class II Stock and U.S. Company Special Purpose Preferred Stock, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any U.S. Company Capital Stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by U.S. Company or any of its subsidiaries to any executive officer of U.S. Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by U.S. Company or any of its subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or
(z) any entry by U.S. Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has, had or is likely to have a material adverse effect on U.S. Company and its subsidiaries taken as a whole, or (vi) any change in accounting methods, principles or practices by U.S. Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in US GAAP.

    (h) NO DEFAULT. Neither U.S. Company nor any of its subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which U.S. Company or any of its subsidiaries is now a party or by which U.S. Company or any of its subsidiaries or any of their respective properties or assets may be bound, or (ii) any order, writ, injunction, decree, statute, rule or regulation applicable to U.S. Company or any of its subsidiaries, except in each case for defaults or violations which in the aggregate could not reasonably be expected to have a material adverse effect on U.S. Company and its subsidiaries taken as a whole.

    (i) LITIGATION. Except as disclosed in the Filed SEC Documents, as of the date hereof there is no suit, action or proceeding pending or, to the knowledge of U.S. Company, threatened against or affecting U.S. Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on U.S. Company and its subsidiaries taken as a whole.

    (j) ABSENCE OF CHANGES IN BENEFIT PLANS. Except as disclosed in the Filed SEC Documents, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect (nor has any understanding or reassurance been given in relation thereto) by U.S. Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of U.S. Company or any of its subsidiaries (collectively, "U.S. COMPANY BENEFIT PLANS"). Except as disclosed in the Filed SEC Documents, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between U.S. Company or any of its subsidiaries and any current or former executive officer, director or key employee of U.S. Company or any of its subsidiaries.

    (k) ERISA COMPLIANCE. (i) U.S. Company has delivered or made available to U.K. Company true, complete and correct copies of (w) each U.S. Company Benefit Plan maintained or contributed to by U.S. Company or any of its subsidiaries for employees within the United States (a "U.S. COMPANY US BENEFIT PLAN") (or, in the case of any unwritten U.S. Company US Benefit Plans, descriptions thereof),
(x) the most recent annual report on Form 5500 filed with the United States Internal Revenue Service (the "IRS") with respect to each U.S. Company US Benefit Plan (if any such report was required), (y) the most recent summary plan description for each U.S. Company US Benefit Plan for which such summary plan description is required and (z) each trust agreement and group annuity contract relating to any U.S. Company US Benefit Plan.

    (ii) Each U.S. Company US Benefit Plan is in compliance with the provisions of applicable law, including, where applicable, the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the United States Internal Revenue Code of 1986, as amended (the "CODE"), except for noncompliance which could not reasonably be expected to have a material adverse effect on U.S. Company and its subsidiaries taken as a whole. Except as disclosed in Section 3.01(k) of the U.S. Company Disclosure Schedule, all
"employee pension benefit plans" (as defined in Section 3(2) of ERISA) maintained or contributed to by U.S. Company or any of its subsidiaries for employees within the United States (the "U.S. COMPANY US PENSION PLANS") to which ERISA is applicable and which are intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the IRS to the effect that such U.S. Company US Pension Plans are qualified and exempt from United States Federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of U.S. Company, has revocation been threatened, nor has any such U.S. Company US Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

   (iii) No U.S. Company US Pension Plan to which Title IV of ERISA is applicable that U.S. Company or any of its subsidiaries maintains, or to which U.S. Company or any of its subsidiaries is obligated to contribute, other than any U.S. Company US Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA; collectively, the "U.S. COMPANY MULTIEMPLOYER PENSION PLANS"), had, as of the respective last annual valuation date for each such U.S. Company US Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to U.K. Company. No U.S. Company US Pension Plan to which Section 302 of ERISA is applicable has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of U.S. Company, any of its subsidiaries, any officer of U.S. Company or any of its subsidiaries or any U.S. Company US Benefit Plans which are subject to ERISA, including U.S. Company US Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject U.S. Company, any of its subsidiaries or any officer of U.S. Company or any of its subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under
Section 502(i) or (l) of ERISA, which tax, penalty or liability could be reasonably expected to have a material adverse effect on U.S. Company and its subsidiaries taken as a whole. Neither any of such U.S. Company US Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to any U.S. Company US Benefit Plans to which ERISA is applicable during the last five years which could reasonably be expected to have a material adverse effect on U.S. Company and its subsidiaries taken as a whole. Neither U.S. Company nor any other person or entity that, together with U.S. Company, is treated as a single employer under Section 414 of the Code has incurred any liability to an employee pension benefit plan under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that, when aggregated with any other such liabilities, could reasonably be expected to have a material adverse effect on U.S. Company and its subsidiaries taken as a whole. Neither U.S. Company nor any of its subsidiaries has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any of U.S. Company Multiemployer Pension Plans to which Title IV of ERISA is applicable which could reasonably be expected to have a material adverse effect on U.S. Company and its subsidiaries taken as a whole.

   (iv) With respect to any U.S. Company US Benefit Plan to which ERISA is applicable that is an employee welfare benefit plan, (x) no such U.S. Company US Benefit Plan is funded through a "welfare benefits fund," as such term is defined in Section 419(e) of the Code, and (y) each such U.S. Company US Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(l) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code in all material respects.

    (l) U.S. COMPANY UK BENEFIT PLANS. (i) U.S. Company has delivered or made available to U.K. Company true, complete and correct copies of (x) the documents governing each U.S. Company Benefit Plan or arrangement maintained or contributed to in the United Kingdom by U.S. Company or any of its subsidiaries for the benefit of any current or former employees, officers or directors of U.S. Company or any of its subsidiaries (a "U.S. COMPANY UK BENEFIT PLAN") (or, in the case of any unwritten U.S. Company UK Benefit Plans, descriptions thereof), (y) the most recent actuarial valuation report and most recent audited accounts of each U.S. Company UK Benefit Plan and (z) the most recent summary plan description for or explanatory booklet or handbook relating to each U.S. Company UK Benefit Plan.

    (ii) All occupational pension schemes and personal pension schemes (as defined in section 1 of the Pension Schemes Act 1993) (sometimes referred to herein as "U.S. COMPANY UK PENSION PLANS") are treated as exempt approved schemes (in case of pension schemes) or approved schemes (in case of personal pension schemes) by the UK Inland Revenue and no such approval has been revoked nor, to the knowledge of U.S. Company, has revocation been threatened, nor has any such U.S. Company UK Pension Plan been amended in any respect that would adversely affect its status as an exempt approved scheme or materially increase its costs.

   (iii) None of U.S. Company, any of its subsidiaries, any officer of U.S. Company or any of its subsidiaries or any U.S. Company UK Pension Plans, any trusts created thereunder or, to the knowledge of U.S. Company, any trustee or administrator thereof has engaged in a breach of fiduciary responsibility with respect to any U.S. Company UK Pension Plan that could subject U.S. Company, any of its subsidiaries or any officer of U.S. Company or any of its subsidiaries to any tax or penalty or any other liability which could be reasonably expected to have a material adverse effect on U.S. Company and its subsidiaries taken as a whole.

   (iv) With respect to U.S. Company UK Benefit Plans (A) except to the extent that any noncompliance would not, in the aggregate, have a material adverse effect on U.S. Company and its subsidiaries taken as a whole, such plans comply with applicable legislative, regulatory and other administrative requirements, and (B) except as set forth in Section 3.01(1) of the U.S. Company Disclosure Schedule, there are no material unfunded liabilities with respect thereto.

    (m) COMPLIANCE OF OTHER BENEFIT PLANS; VESTING OF BENEFITS. (i) With respect to U.S. Company Benefit Plans maintained or contributed to by U.S. Company or any of its subsidiaries for employees outside the United States and the United Kingdom, (A) except to the extent that any noncompliance would not, in the aggregate, have a material adverse effect on U.S. Company and its subsidiaries taken as a whole, such plans comply with applicable local laws and
(B) except as set forth in Section 3.01(m) of the U.S. Company Disclosure Schedule, there are no material unfunded liabilities with respect thereto.

    (ii) Except as disclosed in Section 3.01(m) of the U.S. Company Disclosure Schedule, no employee of U.S. Company or any of its subsidiaries will be entitled to any additional benefits or acceleration of the time of payment or vesting of any benefits under any U.S. Company Benefit Plan as a result of the transactions contemplated by this Agreement.

    (n) TAXES. (i) U.S. Company and each of its subsidiaries have filed all Federal income tax returns and all other material tax returns and reports and other material documents relating to taxes required to be filed by them whether in the United States or any other jurisdiction. All such returns are complete and correct in all material respects. U.S. Company and each of its subsidiaries have paid (or U.S. Company has paid on its subsidiaries' behalf) all taxes due or shown as due on such returns and all material taxes (as defined below) for which no return was required to be filed, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by U.S. Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. U.S. Company and each of its subsidiaries have made all such deductions and withholdings as may be required by the laws of the United States or any other jurisdiction.

    (ii) No material tax return of U.S. Company or any of its subsidiaries is the subject of any nonroutine audit or examination by or is the subject of any material dispute with any taxing authority adequate provision for which has not been made in the financial statements included in the Filed SEC Documents, and no written or unwritten notice of such an audit, examination or material dispute or potential material dispute has been received by U.S. Company or any of its subsidiaries. Each material deficiency resulting from any audit or examination relating to taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. Except as otherwise disclosed to U.K. Company, no material issues relating to taxes were raised in writing by the relevant taxing authority during any presently pending audit or examination, and no material issues relating to taxes were raised in writing by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The material tax returns or tax affairs of U.S. Company and its material subsidiaries have been settled through the years specified in the U.S. Company Disclosure Schedule. None of U.S. Company or any of its subsidiaries or any of the officers thereof has, within the past five years, paid, or become liable to pay, any material penalty, fine, surcharge or interest in respect of the tax affairs of U.S. Company or any of its subsidiaries.

   (iii) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes by a taxing authority and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

   (iv) No material liens for taxes exist with respect to any assets or properties of U.S. Company or any of its subsidiaries, except for statutory liens for taxes not yet due.

    (v) None of U.S. Company or any of its subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority). No taxing authority has operated or agreed to operate any special arrangement (being an arrangement which is not based on relevant legislation or any published or notorious practice) in relation to U.S. Company or any of its subsidiaries which is liable to be withdrawn in consequence of the transactions contemplated by this Agreement.

   (vi) None of U.S. Company or any of its subsidiaries shall be required to include in a taxable period ending after the Effective Time of the Merger taxable income, profits, gains or returns (together "income") attributable to income that either accrued or arose by reference to any events or transactions which occurred in a prior taxable period but was not recognized in any prior taxable period whether or not as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign tax law. None of U.S. Company or any of its subsidiaries has a deferred intercompany item or an excess loss account within the meaning of the regulations under Section 1501 of the Code.

   (vii) As used in this Agreement with reference to U.S. Company, "taxes" shall include all United States and non-United States federal, state and local income, property, sales, excise, value added, stamp, withholding and other taxes, tariffs, excises, customs duties or other duties or governmental charges of any nature whatsoever, whether imposed in the United States or any other jurisdiction.

  (viii) U.S. Company and its subsidiaries have not taken any action, will not take any action and have no knowledge of any fact or circumstance that is likely to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code or to prevent U.S. Company, Newco or U.S. Sub from being a party to that reorganization within the meaning of Section 368(b) of the Code.

   (ix) As of the close of its most recent taxable year, U.S. Company and its subsidiaries had a net operating loss carryforward for US Federal income tax purposes in an amount not less than the amount indicated in the U.S. Company Disclosure Schedule which, as of the date hereof and without regard to the transactions contemplated by this Agreement, is not subject to the limitation of
Section 382(a) of the Code and with respect to which there has not been a change of ownership within the meaning of Section 382(g) of the Code.

    (o) ENVIRONMENTAL MATTERS. Except as disclosed in the Filed SEC Documents or as could not be reasonably expected to have a material adverse effect on U.S. Company and its subsidiaries taken as a whole:

    (i) U.S. Company and each of its subsidiaries are in compliance with all applicable Environmental Laws (as defined herein), and U.S. Company and each of its subsidiaries have not received any notice of a pending or, to the knowledge of U.S. Company, threatened, action, demand, investigation or inquiry by any Governmental Entity or other person relating to any actual or alleged violations of Environmental Law or any actual or potential obligation to investigate or take any other action relating to the Release or threat of Release of any Hazardous Material at any property or facility currently or formerly owned, leased or operated by U.S. Company or any of its subsidiaries or at any other location;

    (ii) U.S. Company and each of its subsidiaries have all permits and authorizations required under applicable Environmental Laws to conduct their respective businesses as currently conducted, and each of them is in compliance with the terms and conditions of such permits and authorizations and has no reason to believe that any such permits or authorizations will be revoked or modified or will not be renewed;

   (iii) Neither U.S. Company nor any of its subsidiaries has assumed, whether by contract, operation of law or otherwise, any liabilities or obligations arising under Environmental Laws in connection with formerly owned, leased, operated or used properties or facilities or in connection with any formerly owned divisions, subsidiaries, companies or other entities;

   (iv) No lien has been recorded under any Environmental Law with respect to any properties or assets of U.S. Company or any of its subsidiaries;

    (v) To the knowledge of U.S. Company, and except as incidental to the conduct of business in the ordinary course, there has not been, nor is there now occurring, any Release of Hazardous Materials on, at, upon, into or from any of the properties or facilities now or previously owned, leased, operated or used by any of them or any of their respective predecessors-in-interest;

   (vi) No property currently or formerly owned, leased, operated or used by U.S. Company or any of its subsidiaries, or to the knowledge of U.S. Company by any of their respective predecessors-in-interest, is (i) listed or formally proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or is (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") promulgated pursuant to CERCLA, or on any comparable list maintained and publicly available under any Environmental Law.

   (vii) To the knowledge of U.S. Company, there are no past or present events, conditions, practices, or actions which could reasonably be expected to prevent compliance by Newco or any of its subsidiaries with any Environmental Law, or which could reasonably be expected to result in any liability of U.S. Company or any of its subsidiaries under any Environmental Law.

  (viii) No notice, registration, reporting or other filing or any investigation, response or corrective action is required by U.S. Company or any of its subsidiaries under any Environmental Law in connection with or as a result of the transactions contemplated by this Agreement.

    U.S. Company and each of its subsidiaries have delivered or otherwise made available for inspection to U.K. Company true, complete and correct copies of any reports, assessments, evaluations and audits in their possession and conducted within the past five years pertaining to Hazardous Materials at, in, on, beneath or adjacent to any properties or facilities now or formerly owned, leased, operated or used by any of them, or regarding compliance by any of them with, or liability of any of them under, applicable Environmental Laws.

    As used in this Agreement, the term "ENVIRONMENTAL LAWS" means the common law and any law, statute, rule, regulation, ordinance, judgment, directive, order or decree relating to pollution or the protection of the environment (including, without limitation, ambient air, indoor air, surface water, ground water, land surface and subsurface) or to human health or safety including, without limitation, those relating to the Release or threat of Release, or generation, use, treatment, storage, transport or disposal of any Hazardous Materials; the term "HAZARDOUS MATERIALS" means any pollutant, contaminant, hazardous or toxic substance, material, constituent, or waste or any other waste, substance, chemical or material, including, without limitation, petroleum, including crude oil and any fractions thereof, asbestos or asbestos-containing material, subject to regulation under any Environmental Law; the term "RELEASE" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

    (p) NO EXCESS PARACHUTE PAYMENTS. Other than pursuant to plans or agreements listed in Section 3.01(p) of the U.S. Company Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of U.S. Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(l) of the Code).

    (q) VOTING REQUIREMENTS. The Required U.S. Company Vote is the only vote of the holders of any class or series of U.S. Company Capital Stock necessary to approve this Agreement or any of the transactions contemplated hereby (including the Merger).

    (r) STATE TAKEOVER STATUTES. The Board of Directors of U.S. Company has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement and the transactions contemplated by this Agreement, (i) the provisions of Section 203 of the DGCL and (ii) the supermajority voting provisions of Article Six of U.S. Company's Certificate of Incorporation. To the best of U.S. Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

    (s) RIGHTS AGREEMENT. U.S. Company has taken all necessary action to (i) render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (y) neither U.K. Company nor any of its affiliates is an Acquiring Person (as defined in the Rights Agreement) and (z) a Distribution Date (as defined in the Rights Agreement) does not occur, in the case of clause (y) or (z), by reason of the announcement or consummation of the Merger or the consummation of any of the other transactions contemplated by this Agreement.

    (t) BROKER. No broker, investment banker, financial advisor or other person, other than Lazard Freres & Co. LLC and Lazard Brothers & Co., Limited, the fees and expenses of which will be paid by U.S. Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of U.S. Company.

    (u) OPINION OF FINANCIAL ADVISOR. U.S. Company has received the opinion of Lazard Freres & Co. LLC, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by U.S. Company stockholders is fair to U.S. Company stockholders from a financial point of view, a signed copy of which opinion has been delivered to U.K. Company.

    SECTION 3.02 REPRESENTATIONS AND WARRANTIES OF U.K. COMPANY. Except as set forth in the U.K. Company Disclosure Schedule delivered by U.K. Company to U.S. Company at or prior to the execution of this Agreement (the "U.K. COMPANY
DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty and covenant), U.K. Company represents and warrants to U.S. Company as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of U.K. Company and each of its subsidiaries is a corporation duly incorporated and validly existing under the laws of the jurisdiction in which it is incorporated and each of its subsidiaries incorporated outside the United Kingdom is in good standing (with respect to jurisdictions which recognize the concept of good standing) under the laws of the jurisdiction in which it is incorporated, and has all corporate power and authority required to own, operate and lease its properties and carry on its business as now conducted, other than such failures with respect to subsidiaries being organized, existing or in good standing or having such power and authority (individually or in the aggregate) which would not have a material adverse effect on U.K. Company and its subsidiaries taken as a whole. Each of U.K. Company and each of its subsidiaries is duly qualified or licensed to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on U.K. Company and its subsidiaries taken as a whole. U.K. Company has delivered or made available to U.S. Company complete and correct copies of its memorandum and articles of association and the certificates of incorporation and by-laws (or comparable charter or organizational documents) of its Significant Subsidiaries (as defined in Section 8.03 of this Agreement), in each case amended to the date of this Agreement.

    (b) SUBSIDIARIES. Section 3.02(b) of the U.K. Company Disclosure Schedule lists each subsidiary of U.K. Company. All the outstanding shares of each such subsidiary have been validly issued and are fully paid (and in applicable jurisdictions nonassessable) and are owned by U.K. Company, by another subsidiary of U.K. Company or by U.K. Company and another such subsidiary, free and clear of all Liens, other than such Liens which (individually or in the aggregate) would not have a material adverse effect on U.K. Company and its subsidiaries taken as a whole. Except for shares of its subsidiaries, U.K. Company does not own, directly or indirectly, any shares, capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

    (c) CAPITAL STRUCTURE. The authorized capital stock of U.K. Company consists of 1,039,010,000 U.K. Company Ordinary Shares of nominal value 25p per share and 247,500 4.55% First Preference Shares, nominal value L1 per share, of U.K. Company. At the close of business on May 29, 1996, (i) 882,288,023 U.K. Company Ordinary Shares and 247,500 First Preference Shares were issued and outstanding, (ii) 156,721,977 U.K. Company Ordinary Shares and no First Preference Shares were authorized but unissued and (iii) 45,780,114 U.K. Company Ordinary Shares were reserved for issuance pursuant to the Lucas Industries Executive Share Option Scheme (1984), the Lucas Industries 1994 Executive Share Option Scheme (as approved on November 17, 1994), the Lucas Industries Employees' 1981 Savings-Related Share Option Scheme and the Lucas Industries Employees' 1991 Savings-Related Share Option Scheme (as last amended on November 21, 1991) (collectively, the "Share Plans"). Except as set forth above, at the close of business on May 29, 1996, no shares of capital stock or other voting securities of U.K. Company were issued, reserved for issuance or outstanding. All outstanding shares of U.K. Company are, and all shares which may be issued pursuant to this Agreement will be when issued, duly authorized, validly issued and fully paid and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness of U.K. Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which shareholders of U.K. Company may vote. Except as set forth above, as of the date of this Agreement, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which U.K. Company or any of its subsidiaries is a party or by which any of them is bound obligating U.K. Company or any of its subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold, additional shares or other voting securities of U.K. Company or any of its subsidiaries or obligating U.K. Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of U.K. Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of U.K. Company or any of its subsidiaries.

    (d) AUTHORITY; NONCONTRAVENTION. U.K. Company has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of
(i) the holders of a seventy-five percent majority of the outstanding U.K. Company Ordinary Shares who vote at the U.K. Company Shareholders Meeting (the "REQUIRED U.K. COMPANY VOTE") to approve this Agreement and the Scheme of Arrangement, to consummate the transactions contemplated by this Agreement and
(ii) the approval by the High Court in connection with the Scheme of Arrangement. The execution and delivery of this Agreement by U.K. Company and the consummation by U.K. Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of U.K. Company, subject to the receipt of the Required U.K. Company Vote. This Agreement has been duly executed and delivered by U.K. Company and constitutes a valid and binding obligation of U.K. Company. The execution and delivery of this Agreement by U.K. Company do not, and the consummation by U.K. Company of the transactions contemplated by this Agreement and compliance by U.K. Company with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, vesting, acceleration or payment of any obligation or to loss of a material benefit or to additional material obligations under, or result in the creation of any Lien upon any of the properties or assets or U.K. Company or any of its subsidiaries under, (i) the memorandum and articles of association of U.K. Company or the comparable charter or organizational documents of any subsidiary of U.K. Company, (ii) any employment, consulting, severance or indemnification agreement or stock option, SAR, stock purchase or other benefit plan, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to U.K. Company or any subsidiary of U.K. Company or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to U.K. Company or any subsidiary of U.K. Company or their respective properties or assets, other than, in the case of clause (iii) or (iv), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on U.K. Company and its subsidiaries taken as a whole, (y) impair the ability of U.K. Company to perform its obligations under this Agreement or (z) prevent the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to U.K. Company or any subsidiary of U.K. Company in connection with the execution and delivery of this Agreement by U.K. Company or the consummation by U.K. Company of any of the transactions contemplated by  this  Agreement, except  for  (i)  the filing  of  a  premerger notification  and report  form under the  HSR Act,  (ii) such filings  as may be required in connection with the taxes described in Section 5.11, (iii) confirmation from the Commission of the European Communities that the
Reorganization (including the Merger and the Scheme of Arrangement) and any matters arising therefrom will not result in the initiation of proceedings under
Article 6.1(c) of Council Regulation (EEC) 4064/89, (iv) compliance with any applicable requirements of the LSE and the FSA, (v) approval by U.K. Company shareholders and by the High Court of the Scheme of Arrangement, (vi) the filing of the requisite order of the High Court with the Registrar of Companies in England and Wales and (vii) such consents, approvals, orders, authorizations, regulations, declarations and filings the failure to obtain which (individually or in the aggregate) would not (x) have a material adverse effect on U.K. Company and its subsidiaries taken as a whole, (y) impair the ability of U.K. Company to perform its obligations under this Agreement or (z) prevent the consummation of any of the transactions contemplated by this Agreement.

    (e) REPORTS AND FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. (i) U.K. Company has delivered to U.S. Company (A) its annual report for its fiscal years ended July 31, 1994 and 1995 and its interim report for the six months ended January 31, 1996, (B) all documents distributed to U.K. Company shareholders relating to meetings of, or actions taken without a meeting by, the shareholders of U.K. Company since August 1, 1994, and (C) all of its other reports and statements distributed to U.K. Company shareholders together with copies of all prospectuses and listing particulars issued by U.K. Company or any of its subsidiaries since August 1, 1994 (the "U.K. COMPANY DOCUMENTS"). As of the date of its distribution to shareholders, each such report or statement distributed to shareholders did not contain any untrue statement of material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of U.K. Company included in the U.K. Company Documents were prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") (except in the case of unaudited statements) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and present a true and fair view of the consolidated financial position of U.K. Company and its consolidated subsidiaries as of the dates of approval of such financial statements by the board of directors of U.K. Company and the consolidated results of their operations and cash flows for the periods set forth therein. The financial information contained in U.K. Company's interim report for the six months ended January 31, 1996 was prepared in accordance with UK GAAP or practice consistent with those used in the preparation of the audited consolidated accounts of U.K. Company insofar as appropriate in the preparation of an interim unaudited statement.

    (ii) Except as set forth in the Public U.K. Company Documents (as defined in Section 3.02(g)), and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, neither U.K. Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by UK GAAP to be set forth on a consolidated balance sheet of U.K. Company and its consolidated subsidiaries or in the notes thereto or required by US GAAP to be set forth in the reconciliation of such financial statements to US GAAP and which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on U.K. Company and its subsidiaries taken as a whole.

    (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by U.K. Company for inclusion or incorporation by reference in (i) the Form F-4 will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the UK Disclosure Document will, on the date the UK Disclosure Document is first mailed to the shareholders of U.K. Company, or at the time of the U.K. Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (iii) the Proxy Statement will, at the date the Proxy Statement is first mailed to U.S. Company stockholders or at the time of the U.S. Company Stockholders Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Scheme Document and the U.K. Prospectus, and any supplements thereto and any other circulars or documents issued to shareholders, employees or debentureholders of U.K. Company will contain all particulars relating to U.K. Company, U.S. Company and Newco required to comply in all material respects with all United Kingdom statutory and other legal provisions (including, without limitation, the Companies Act, the FSA and the rules and regulations made thereunder, the rules and requirements of the LSE and the applicable rules of the City Code) and all such information contained in such documents will be substantially in accordance with the facts and will not omit anything material likely to affect the import of such information.

    (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the U.K. Company Documents filed and publicly available, or as disclosed in announcements made by U.K. Company in compliance with the continuing obligations of the LSE, copies of which have been furnished or made available by U.K. Company to U.S. Company, prior to the date of this Agreement (the "PUBLIC U.K. COMPANY DOCUMENTS"), since the most recent audited financial statements included in the Public U.K. Company Documents, U.K. Company has conducted its business only in the ordinary course, and there has not been (i) any material adverse change in U.K. Company and its subsidiaries taken as a whole, (ii) except for (A) payment of dividends on the First Preference Shares, (B) the issuance of shares pursuant to the scrip dividend alternative of U.K. Company, (C) the proposed payment of an interim dividend of 2.1p per share for each U.K. Company Ordinary Share on July 1, 1996, and (D) the proposed payment of an interim dividend of 4.9p per share for each U.K. Company Ordinary Share with a record date prior to the Effective Time of the Merger, any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of U.K. Company's capital stock, (iii) any share split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its share capital, (iv) (x) any granting by U.K. Company or any of its subsidiaries to any executive officer of U.K. Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Public U.K. Company Documents, (y) any granting by U.K. Company or any of its subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Public U.K. Company Documents or (z) any entry by U.K. Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has, had or is likely to have a material adverse effect on U.K.

Company and its subsidiaries taken as a whole, or (vi) any change in accounting methods, principles or practices by U.K. Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

    (h) NO DEFAULT. Neither U.K. Company nor any of its subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which U.K. Company or any of its subsidiaries is now a party or by which U.K. Company or any of its subsidiaries or any of their respective properties or assets may be bound, or (ii) any order, writ, injunction, decree, statute, rule or regulation applicable to U.K. Company or any of its subsidiaries, except in each case for defaults or violations which in the aggregate could not reasonably be expected to have a material adverse effect on U.K. Company and its subsidiaries taken as a whole.

    (i) LITIGATION. Except as disclosed in the Public U.K. Company Documents, as of the date hereof there is no suit, action or proceeding pending or, to the knowledge of U.K. Company, threatened against or affecting U.K. Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on U.K. Company and its subsidiaries taken as a whole.

    (j) ABSENCE OF CHANGES IN BENEFIT PLANS. Except as disclosed in the Public U.K. Company Documents, since the date of the most recent audited financial statements included in the Public U.K. Company Documents, there has not been any adoption or amendment in any material respect (nor has any understanding or reassurance been given in relation thereto) by U.K. Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of U.K. Company or any of its subsidiaries (collectively, "U.K. COMPANY BENEFIT PLANS"). Except as disclosed in the Public U.K. Company Documents, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between U.K. Company or any of its subsidiaries and any current or former executive officer, director or key employee of U.K. Company or any of its subsidiaries.

    (k) ERISA COMPLIANCE. (i) U.K. Company has delivered or made available to U.S. Company true, complete and correct copies of (w) each U.K. Company Benefit Plan maintained or contributed to by U.K. Company or any of its subsidiaries for employees within the United States (a "U.K. COMPANY US BENEFIT PLAN") (or, in the case of any unwritten U.K. Company US Benefit Plans, descriptions thereof),
(x) the most recent annual report on Form 5500 filed with the IRS with respect to each U.K. Company US Benefit Plan (if any such report was required), and (y) the most recent summary plan description for each U.K. Company US Benefit Plan for which such summary plan description is required and (z) each trust agreement and group annuity contract relating to any U.K. Company US Benefit Plan.

    (ii) Each U.K. Company US Benefit Plan is in compliance with the provisions of applicable law, including where applicable, ERISA and the Code, except for noncompliance which could not reasonably be expected to have a material adverse effect on U.K. Company and its subsidiaries taken as a whole. All "employee pension benefit plans" (as defined in Section 3(2) of ERISA) maintained or contributed to by U.K. Company or any of its subsidiaries for employees within the United States ("U.K. COMPANY US PENSION PLANS") to which ERISA is applicable and which are intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the IRS to the effect that such U.K. Company US Pension Plans are qualified and exempt from United States Federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of U.K. Company, has revocation been threatened, nor has any such U.K. Company US Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

   (iii) No U.K. Company US Pension Plan to which Title IV of ERISA is applicable that U.K. Company or any of its subsidiaries maintains, or to which U.K. Company or any of its subsidiaries is obligated to contribute, other than any U.K. Company US Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA; collectively, the "U.K. COMPANY MULTIEMPLOYER PENSION PLANS"), had, as of the respective last annual valuation date for each such U.K. Company US Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to U.S. Company. No U.K. Company US Pension Plan to which Section 302 of ERISA is applicable has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of U.K. Company, any of its subsidiaries, any officer of U.K. Company or any of its subsidiaries or any U.K. Company US Benefit Plans which are subject to ERISA, including U.K. Company US Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in
Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject U.K. Company, any of its subsidiaries or any officer of U.K. Company or any of its subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or (l) of ERISA, which tax, penalty or liability could be reasonably expected to have a material adverse effect on U.K. Company and its subsidiaries taken as a whole. Neither any of such U.K. Company US Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to any of U.K. Company US Benefit Plans to which ERISA is applicable during the last five years which could reasonably be expected to have a material adverse effect on U.K. Company and its subsidiaries taken as a whole. Neither U.K. Company nor any other person or entity that, together with U.K. Company, is treated as a single employer under Section 414 of the Code has incurred any liability to an employee pension benefit plan under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty
Corporation (other than for payment of premiums not yet due) that, when aggregated with any other such liabilities, could reasonably be expected to have a material adverse effect on U.K. Company and its subsidiaries taken as a whole. Neither U.K. Company nor any of its subsidiaries has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any U.K. Company Multiemployer Pension Plans to which Title IV of ERISA is applicable which could reasonably be expected to have a material adverse effect on U.K. Company and its subsidiaries taken as a whole.

   (iv) With respect to any U.K. Company US Benefit Plan to which ERISA is applicable that is an employee welfare benefit plan, except as disclosed in
Section 3.02(k) of the U.K. Company Disclosure Schedule, (x) no such U.K. Company US Benefit Plan is funded through a "welfare benefits fund," as such term is defined in Section 419(e) of the Code, and (y) each such U.K. Company US Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(l) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code in all material respects.

    (l) U.K. COMPANY UK BENEFIT PLANS. (i) U.K. Company has delivered or made available to U.S. Company true, complete and correct copies of (x) the documents governing each U.K. Company Benefit Plan or arrangement maintained or contributed to in the United Kingdom by U.K. Company or any of its subsidiaries for the benefit of any current or former employees, officers or directors of U.K. Company or any of its subsidiaries (a "U.K. COMPANY UK BENEFIT PLAN") (or, in the case of any unwritten U.K. Company UK Benefit Plans, descriptions thereof), (y) the most recent actuarial valuation report and most recent audited accounts on each U.K. Company UK Benefit Plan, (z) the most recent summary plan description for or explanatory booklet or handbook relating to each U.K. Company UK Benefit Plan.

    (ii) All occupational pension schemes and personal pension schemes (as defined in section 1 of the Pension Schemes Act 1993) (sometimes referred to herein as "U.K. COMPANY UK PENSION PLANS") are treated as exempt approved schemes (in the case of occupational pension schemes) or approved schemes (in the case of personal pension schemes) by the UK Inland Revenue and no such approval has been revoked nor, to the knowledge of U.K. Company, has revocation been threatened, nor has any such U.K. Company UK Pension Plan been amended in any respect that would adversely affect its status as an exempt approved scheme or materially increase its costs.

   (iii) None of U.K. Company, any of its subsidiaries, any officer of U.K. Company or any of its subsidiaries or any U.K. Company UK Pension Plans, any trusts created thereunder or any trustee or, to the knowledge of U.K. Company, administrator thereof has engaged in a breach of fiduciary responsibility with respect to any U.K. Company UK Pension Plan that could subject U.K. Company, any of its subsidiaries or any officer of U.K. Company or any of its subsidiaries to tax or penalty or any other liability which could be reasonably expected to have a material adverse effect on U.K. Company and its subsidiaries taken as a whole.

   (iv) With respect to U.K. Company UK Benefit Plans (A) except to the extent that any noncompliance would not, in the aggregate, have a material adverse effect on U.K. Company and its subsidiaries taken as a whole, such plans comply with applicable legislative, regulatory and other administrative requirements, and (B) except as set forth on Section 3.02(1) of the U.K. Company Disclosure Schedule, there are no material unfunded liabilities with respect thereto.

    (m)   COMPLIANCE OF OTHER U.K.   Company Benefit Plans; Vesting of Benefits.
(i) With respect to U.K. Company Benefit Plans maintained or contributed to by U.K. Company or any of its subsidiaries for employees outside the United States and the United Kingdom, (A) except to the extent that any noncompliance would not, in the aggregate, have a material adverse effect on U.K. Company and its subsidiaries taken as a whole, such plans comply with applicable local laws and
(B) except as disclosed in Section 3.02(m) of the U.K. Company Disclosure Schedule, there are no material unfunded liabilities with respect thereto.

    (ii) Except as disclosed in Section 3.02(m) of the U.K. Company Disclosure Schedule, no employee of the U.K. Company or any of its subsidiaries will be entitled to any additional benefits or acceleration of the time of payment or vesting of any benefits under any U.K. Company Benefit Plan as a result of the transactions contemplated by this Agreement.

    (n) TAXES (i) U.K. Company and each of its subsidiaries have filed all United Kingdom and all other material tax returns and reports and other material documents relating to taxes required to be filed by them, whether in the United Kingdom or any other jurisdiction. All such returns are complete and correct in all material respects. U.K. Company and each of its subsidiaries have paid (or U.K. Company has paid on its subsidiaries' behalf) all taxes due or shown as due on such returns and all material taxes (as defined below) for which no return was required to be filed, and the most recent financial statements contained in U.K. Company Public Documents reflect an adequate reserve for all taxes payable by U.K. Company and its subsidiaries for all taxable periods and portion thereof through the date of such financial statements. U.K. Company and each of its subsidiaries have made all such deductions and withholdings as may be required by the law of the United States or any other jurisdiction.

    (ii) No material tax return of U.K. Company or any of its subsidiaries is the subject of any nonroutine audit or examination or is the subject of any material dispute with any taxing authority adequate provision for which has not been made in the financial statements included in U.K. Company Public Documents, and no written or unwritten notice of such an audit, examination or material dispute or potential material dispute has been received by U.K. Company or any of its subsidiaries. Each material deficiency resulting from any audit or examination relating to taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. Except as otherwise disclosed to U.S. Company, no material issues relating to taxes were raised in writing by the relevant taxing authority during any presently pending audit or examination, and no material issues relating to taxes were raised in writing by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The material tax returns or tax affairs of U.K. Company and its material subsidiaries have been settled through the years specified in the U.K. Company Disclosure Schedule. None of U.K. Company or any of its subsidiaries or any of the officers thereof has, within the past five years, paid, or become liable to pay, any material penalty, fine, surcharge or interest in respect of the tax affairs of U.K. Company or any of its subsidiaries.

   (iii) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes by a taxing authority and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

   (iv) No material liens for taxes exist with respect to any assets or properties of U.K. Company or any of its subsidiaries, except for statutory liens for taxes not yet due.

    (v) None of U.K. Company or any of its subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority). No taxing authority has operated or agreed to operate any special arrangement (being an arrangement which is not based on relevant legislation or any published or notorious practice) in relation to U.K. Company or any of its subsidiaries which is liable to be withdrawn in consequence of the transactions contemplated by this Agreement.

   (vi) None of U.K. Company or any of its subsidiaries shall be required to include in a taxable period ending after the Effective Time of the Merger taxable income, profits, gains, or returns (together "INCOME") attributable to income that either accrued or arose by reference to any events which occurred in a prior taxable period but was not recognized in any prior taxable period whether or not as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign tax law. None of the U.S. subsidiaries of U.K. Company has a deferred intercompany item or an excess loss account within the meaning of the regulations under Section 1501 of the Code.

   (vii) As used in this Agreement with reference to U.K. Company, "taxes" shall include all United Kingdom and non-United Kingdom federal, state and local income, property, sales, excise, value added, stamp, withholding and other taxes, tariffs, excises, customs or other duties or governmental charges of any nature whatsoever, whether imposed in the United Kingdom or any other jurisdiction.

  (viii) As of July 31, 1995, U.K. Company's U.S. subsidiaries had a net operating loss carryforward for US Federal income tax purposes in an amount not less than the amount set forth in Section 3.02(n)(viii) of the U.K. Company Disclosure Schedule which, as of the date hereof and without regard to the transactions contemplated by this Agreement, is not subject to the limitation of
Section 382(a) of the Code and with respect to which there has not been a change of ownership within the meaning of Section 382(g) of the Code.

    (o)  ENVIRONMENTAL  MATTERS.   Except as  disclosed in  U.K. Company  Public
Documents or as could not be reasonably expected to have a material adverse effect on U.K. Company and its subsidiaries taken as a whole:

    (i) U.K. Company and each of its subsidiaries are in compliance with all applicable Environmental Laws, and U.K. Company and each of its subsidiaries has not received any notice of a pending or, to the knowledge of the U.K. Company threatened action, demand, investigation or inquiry by any Governmental Entity or other person relating to any actual or alleged violations of Environmental Law or any actual or potential obligation to investigate or take any other action relating to the Release or threat of Release of any Hazardous Material at any property or facility currently or formerly owned, leased or operated by U.K. Company or any of its subsidiaries or at any other location;

    (ii) U.K. Company and each of its subsidiaries have all permits and authorizations required under applicable Environmental Laws to conduct their respective businesses as currently conducted, and each of them is in compliance with the terms and conditions of such permits and authorizations and has no reason to believe that any such permits or authorizations will be revoked or modified or will not be renewed;

   (iii) Neither U.K. Company nor any of its subsidiaries has assumed, whether by contract, operation of law or otherwise, any liabilities or obligations arising under Environmental Laws in connection with formerly owned, leased, operated or used properties or facilities or in connection with any formerly owned divisions, subsidiaries, companies or other entities;

   (iv) No lien has been recorded under any Environmental Law with respect to any properties or assets of U.K. Company or any of its subsidiaries;

    (v) To the knowledge of U.K. Company, and except as incidental to the conduct of business in the ordinary course, there has not been, nor is there now occurring, any Release of Hazardous Materials on, at, upon, into or from any properties or facilities now or previously owned, leased, operated or used by any of them or any of their respective predecessors-in-interest;

   (vi) No property currently or formerly owned, leased, operated or used by U.K. Company or any of its subsidiaries, or to the knowledge of U.K. Company by any of their respective predecessors-in-interest, is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in CERCLIS, or on any comparable list maintained and publicly available under any Environmental Law;

   (vii) To the knowledge of U.K. Company, there are no past or present events, conditions, practices, or actions which could reasonably be expected to prevent compliance by U.K. Company or any of its subsidiaries with any Environmental Law, or which could reasonably be expected to result in any liability of U.K. Company or any of its subsidiaries under any Environmental Law; and

  (viii) No notice, registration, reporting or other filing or any investigation, response or corrective action is required by U.K. Company or any of its subsidiaries under any Environmental Law in connection with or as a result of the transactions contemplated by this Agreement.

    U.K. Company and each of its subsidiaries have delivered or otherwise made available for inspection to U.S. Company true, complete and correct copies of any reports, assessments, evaluations and audits in their possession and conducted within the past five years pertaining to Hazardous Materials at, in, on, beneath or adjacent to any properties or facilities now or formerly owned, leased, operated or used by any of them, or regarding compliance by any of them with, or liability of any of them under, applicable Environmental Laws.

    (p) NO EXCESS PARACHUTE PAYMENTS. Other than pursuant to plans or agreements listed in Section 3.02 (p) of the U.K. Company Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of U.K. Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

    (q) VOTING REQUIREMENTS. The Required U.K. Company Vote is the only vote of the holders of any class or series of U.K. Company's share capital necessary to approve this Agreement or any of the transactions contemplated hereby.

    (r)   BROKERS.   No  broker, investment  banker, financial  advisor or other person, other than Goldman Sachs International, Cazenove & Co., Schroders plc and Hoare Govett Corporate Finance

Limited, the fees and expenses of which will be paid by U.K. Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of U.K. Company.

    SECTION 3.03 Representations and Warranties of Newco and U.S. Sub. Newco and U.S. Sub represent and warrant to U.K. Company and U.S. Company that:

    (a) ORGANIZATION AND CORPORATE POWER. Newco is duly incorporated and validly existing under the laws of England and has or will at the Effective Time of the Merger have all corporate power and authority and all governmental licenses, consents and approvals necessary to conduct its business as proposed to be conducted. U.S. Sub has no subsidiaries and Newco has no subsidiaries other than U.S. Sub. U.S. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has or will at the Effective Time of the Merger have all corporate power and authority and all governmental licenses, consents and approvals necessary to conduct is business as proposed to be conducted.

    (b) CORPORATE AUTHORIZATION. The execution, delivery and performance by each of Newco and U.S. Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Newco and U.S. Sub, respectively. This Agreement constitutes a valid and binding agreement of each of Newco and U.S. Sub.

    (c) GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by each of Newco and U.S. Sub of this Agreement and their respective consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body other than (i) the filing with the SEC of the Form F-4 and such reports under Section 13 and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) compliance with any applicable requirements of state securities or blue sky laws, (iii) the filing of the Delaware Certificate of Merger in accordance with DOCL, in the case of U.S. Sub; (iv) approval of the Scheme of Arrangement by the High Court, in the case of Newco;
(v) the filing of the requisite order of the High Court with the Registrar of Companies of England and Wales, in the case of Newco; (vi) compliance with the applicable requirements of the LSE and the NYSE, in the case of Newco; (vii) compliance with any applicable requirements of the HSR Act; (viii) compliance with any applicable requirements of the Exchange Act; (ix) compliance with the applicable requirements of the Securities Act; (x) compliance with any applicable requirements of the Companies Act, the FSA (and any rules and regulations made thereunder) and any applicable foreign or state securities or blue sky laws; (xi) the tax clearances referred to in Section 6.01(i) of this Agreement; and (xii) compliance with legal requirements of any country other than the United States and the United Kingdom.

    (d) NON-CONTRAVENTION. The execution, delivery and performance by U.S. Sub of this Agreement and the consummation by U.S. Sub of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of U.S. Sub or (ii) assuming compliance with the matters referred to in Section 3.03(c), contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to U.S. Sub. The execution, delivery and performance by Newco of this Agreement and the consummation by Newco of the transactions contemplated hereby do not and will not (i) contravene or conflict with the memorandum or articles of association of Newco or (ii) assuming compliance with the matters referred to in Section 3.03(c), contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Newco.

    (e) NO BUSINESS ACTIVITIES. Neither U.S. Sub nor Newco has conducted any activities other than in connection with the organization of U.S. Sub and Newco, respectively, and the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

                                  ARTICLE IV.
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    SECTION 4.01 CONDUCT OF BUSINESS. (a) CONDUCT OF BUSINESS BY U.S. COMPANY. Except as set forth in Section 4.01(a) of the U.S. Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time of the Merger, U.S. Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Merger. Except as set forth in Section 4.01(a) of the U.S. Company Disclosure Schedule, without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, U.S. Company shall not, and shall not permit any of its subsidiaries to:

    (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its share capital, other than dividends and distributions by a direct or indirect wholly owned subsidiary of U.S. Company to its parent and other than the regular quarterly dividends with respect to U.S. Company Class II Stock and the U.S. Company Special Purpose Preferred Stock in accordance with their terms of issue, (y) split, combine or reclassify any of its share capital or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares, or (z) other than the redemption of the U.S. Company Class II Stock, purchase, redeem or otherwise acquire any share capital of U.S. Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

    (ii) issue, deliver, sell, pledge or otherwise encumber any of its shares, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Company Common Stock upon the exercise of Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms or upon conversion of the U.S. Company Class II Stock);

   (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents except to the extent necessary to comply with its obligations hereunder;

   (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, if such transaction is material to U.S. Company and its subsidiaries taken as a whole or (y) any assets that are material, individually or in the aggregate, to U.S. Company and its subsidiaries taken as a whole, except purchases in the ordinary course of business consistent with past practice;

    (v) other than the proposed disposition of U.S. Company's remaining interest in Hayes Wheel International, Inc., sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any properties or assets which are material to U.S. Company and its subsidiaries taken as a whole and other than sales in the ordinary course of business consistent with past practice;

   (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of U.S. Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to U.S. Company or any direct or indirect wholly owned subsidiary of U.S. Company;

   (vii) make any material income tax election other than in the ordinary course of business and consistent with past practice or settle or compromise any material income tax liability;

  (viii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of U.S. Company included in the Filed SEC Documents or incurred in the ordinary course of business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which U.S. Company or any of its subsidiaries is a party;

   (ix) (A) enter into, adopt or amend in any material respect or terminate any U.S. Company Benefit Plan or any other agreement or arrangement involving U.S. Company or any of its subsidiaries and one or more of their employees or directors or (B) except for normal increases in the ordinary course of business consistent with past practice, increase the compensation of any director, officer or key employee or pay any benefit or amount not required by a plan or arrangement in effect on the date of this Agreement; or

    (x) authorize any of, or commit or agree to take any of, the foregoing actions.

    (b) CONDUCT OF BUSINESS BY U.K. COMPANY. Except as set forth in Section 4.01(b) of U.K. Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time of the Merger, U.K. Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Merger. Except as set forth in Section 4.01(b) of the U.K. Company Disclosure Schedule, without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, U.K. Company shall not, and shall not permit any of its subsidiaries to:

    (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of U.K. Company to its parent, an interim dividend of 2.1p per share for each U.K. Company Ordinary Share payable on July 1, 1996, and an interim dividend of 4.9p per share for each U.K. Company Ordinary Share with a record date prior to the Effective Time and payment of dividends on the First Preference Shares in accordance with their terms of issue, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, other than the payment of scrip dividends in the ordinary course pursuant to published plans or (z) purchase, redeem or otherwise acquire any shares of capital stock of U.K.
Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

    (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of U.K. Company Ordinary Shares in accordance with their terms upon the exercise of employee stock options outstanding on the date of this Agreement and in accordance with their present terms under the Share Plans and (y) the issuance of any shares in connection with any dividend permitted by Section 4.01(b)(i)(x) pursuant to the scrip dividend alternatives of U.K. Company;

   (iii) amend its Memorandum and Articles of Association or other comparable charter or organizational documents except to the extent necessary to comply with its obligations hereunder;

   (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, if such transaction is material to U.K. Company and its subsidiaries taken as a whole or (y) any assets that are material, individually or in the aggregate, to U.K. Company and its subsidiaries taken as a whole, except purchases in the ordinary course of business consistent with past practice;

    (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any properties or assets which are material to U.K. Company and its subsidiaries taken as a whole and other than sales in the ordinary course of business consistent with past practice;

   (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of U.K. Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to U.K. Company or any direct or indirect wholly owned subsidiary of U.K. Company;

   (vii) make any material income tax election other than in the ordinary course of business and consistent with past practice or settle or compromise any material income tax liability;

  (viii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of U.K. Company included in the Public U.K. Company Documents or incurred in the ordinary course of business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which U.K. Company or any of its subsidiaries is a party;

   (ix) (A) enter into, adopt or amend in any material respect or terminate any U.K. Company Benefit Plan or any other agreement or arrangement involving U.K. Company or any of its subsidiaries and one or more of their employees or directors or (B) except for normal increases in the ordinary course of business consistent with past practice, increase the compensation of any director, officer or key employee or pay any benefit or amount not required by a plan or arrangement in effect on the date of this Agreement; or

    (x) authorize any of, or commit or agree to take any of, the foregoing actions.

    (c) OTHER ACTIONS. U.S. Company and U.K. Company shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 4.02 or 4.03, any of the conditions to the Merger set forth in Article VI not being satisfied.

    (d) ADVICE OF CHANGES. U.S. Company and U.K. Company shall promptly advise the other party orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a material adverse effect on such party and its subsidiaries taken as a whole.

    SECTION 4.02 NO SOLICITATION BY U.S. COMPANY. (a) U.S. Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, U.S. Company or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of, any U.S. Company Takeover

Proposal, (ii) enter into any agreement with respect to any U.S. Company Takeover Proposal (other than a confidentiality agreement to the extent information is permitted to be furnished to any person pursuant to this Section 4.02(a)) or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any U.S. Company Takeover Proposal; PROVIDED; HOWEVER, that prior to the U.S. Company Stockholders Meeting (as defined in Section 5.01(b)), to the extent required by the fiduciary obligations of the Board of Directors of U.S. Company, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, U.S. Company may, in response to an unsolicited request therefor, furnish information with respect to U.S. Company and its subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by U.S. Company's outside counsel) and participate in any discussions or negotiations regarding a U.S. Company Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of U.S. Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of U.S. Company or any of its subsidiaries, acting on behalf of U.S. Company or any of its subsidiaries, shall be deemed to be a breach of this Section 4.02(a) by U.S. Company. For purposes of this Agreement, "U.S. COMPANY TAKEOVER PROPOSAL" means any proposal for a merger or other business combination involving U.S. Company or any of its Significant Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest of 25% or more in any voting securities of, or a substantial portion of the assets of, U.S. Company or any of its Significant Subsidiaries, or any other transactions the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Reorganization or which would reasonably be expected to dilute materially the benefits to U.K. Company of the transactions contemplated hereby.

      (b) Neither the Board of Directors of U.S. Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to U.K. Company, the approval or recommendation by such Board of Directors for the Required U.S. Company Vote, (ii) approve or recommend, or propose to approve or recommend, any U.S. Company Takeover Proposal or (iii) enter into any agreement with respect to any U.S. Company Takeover Proposal (other than a confidentiality agreement to the extent information is permitted to be furnished to any person pursuant to Section 4.02(a)). Notwithstanding the foregoing, in the event the Board of Directors of U.S. Company receives a U.S. Company Takeover Proposal that, in the exercise of its fiduciary obligations (with such exercise of fiduciary obligations being determined in good faith by the Board of Directors based on the advice of outside counsel), it determines to be a U.S. Company Superior Proposal, the Board of Directors may (subject to the following sentences) withdraw or modify its approval or recommendation for the Required U.S. Company Vote, enter into an agreement with respect to such U.S. Company Superior Proposal or terminate this Agreement, in each case at any time after the second business day following U.K. Company's receipt of written notice advising U.K. Company that the Board of Directors has received a U.S. Company Superior Proposal, specifying the material terms and conditions of such U.S. Company Superior Proposal and identifying the person making such U.S. Company Superior Proposal. In the event the Board of Directors of U.S. Company takes any of the foregoing actions with respect to such U.S. Company Superior Proposal, U.S. Company shall, concurrently with the taking of any such action, pay to U.K. Company the amount required by Section 5.15. For purposes of this Agreement, "U.S. Company Superior Proposal" means a bona fide U.S. Company Takeover Proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of U.S. Company Common Stock then outstanding or all or substantially all the assets of U.S. Company, and otherwise on terms which the Board of Directors of U.S. Company determines in its good faith reasonable judgment to be more favorable to U.S. Company's stockholders than the Reorganization (based on the written opinion, with only customary qualifications, of U.S. Company's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Reorganization) and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors, is reasonably capable of being financed by such third party.

      (c) U.S. Company promptly shall advise U.K. Company orally and in writing of any U.S. Company Takeover Proposal or any inquiry with respect to or which could lead to any U.S. Company Takeover Proposal and the identity of the person making any such U.S. Company Takeover Proposal or inquiry. U.S. Company will keep U.K. Company fully informed of the status and details of any such U.S. Company Takeover Proposal or inquiry.

    SECTION 4.03 NO SOLICITATION BY U.K. COMPANY. (a) U.K. Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of U.K. Company or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of, any U.K. Company Takeover Proposal, (ii) enter into any agreement with respect to any U.K. Company Takeover Proposal (other than a confidentiality agreement to the extent information is permitted to be furnished to any person pursuant to this Section 4.03(a)) or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any U.K. Company Takeover Proposal; PROVIDED that the foregoing is subject to the fiduciary obligations of the Board of Directors of U.K. Company and their obligations under the City Code (with all such obligations being determined in good faith by the Board of Directors based on the advice of outside counsel) to the extent that such obligations require the Board of Directors to take any action otherwise prohibited by clause (ii) or
(iii) of this Section 4.03(a). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of U.K. Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of U.K. Company or any of its subsidiaries, acting on behalf of U.K. Company or any of its subsidiaries, shall be deemed to be a breach of this Section 4.03(a) by U.K. Company. For purposes of this Agreement, "U.K. COMPANY TAKEOVER PROPOSAL" means any proposal for a merger or other business combination, any scheme of arrangement, exchange offer, liquidation, or takeover offer (within the meaning of Section 428 of the Companies Act) involving U.K. Company or any of its Significant Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest of 25% or more in any voting securities of, or a substantial portion of the assets of U.K. Company or any of its Significant Subsidiaries, or any other transactions the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Reorganization or which would reasonably be expected to dilute materially the benefits to U.S. Company of the transactions contemplated hereby.

      (b) The Board of Directors of U.K. Company shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to U.S. Company, the approval or recommendation by such Board of Directors for the Required U.K. Company Vote, (ii) approve or recommend, or propose to approve or recommend, any U.K. Company Takeover Proposal or (iii) enter into any agreement with respect to any U.K. Company Takeover Proposal (other than a confidentiality agreement to the extent information is permitted to be furnished to any person pursuant to
Section 4.03(a)). Notwithstanding the foregoing, in the event the Board of Directors of U.K. Company receives a U.K. Company Takeover Proposal that, in the exercise of its fiduciary obligations (with such exercise of fiduciary duties being determined in good faith by the Board of Directors based on the advice of outside counsel), it determines to be a U.K. Company Superior Proposal, the Board of Directors may (subject to the following sentences) withdraw or modify its approval or recommendation for the Required U.K. Company Vote, enter into an agreement with respect to such U.K. Company Superior Proposal or terminate this Agreement, in each case at any time after the second business day following U.S. Company's receipt of written notice advising U.S. Company that the Board of Directors has received a U.K. Company Superior Proposal, specifying the material terms and conditions of such U.K. Company Superior Proposal and identifying the person making such U.K. Company Superior

Proposal. In the event the Board of Directors of U.K. Company takes any of the foregoing actions with respect to such U.K. Company Superior Proposal, U.K. Company shall, concurrently with the taking of any such action, pay to U.S. Company the amount required by Section 5.15. For purposes of this Agreement, "U.K. COMPANY SUPERIOR PROPOSAL" means a bona fide U.K. Company Takeover Proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the U.K. Company Ordinary Shares then outstanding or all or substantially all the assets of U.K. Company, and otherwise on terms which the Board of Directors of U.K. Company determines in its good faith reasonable judgment to be more favorable to U.K. Company's stockholders than the Reorganization (based on the written opinion, with only customary qualifications, of U.K. Company's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Reorganization) and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors, is reasonably capable of being financed by such third party.

      (c) U.K. Company promptly shall advise U.S. Company orally and in writing of any U.K. Company Takeover Proposal or any inquiry with respect to or which could lead to any U.K. Company Takeover Proposal and the identity of that person making any such U.K. Company Takeover Proposal or inquiry. U.K. Company will keep U.S. Company fully informed of the status and details of any such U.K. Company Takeover Proposal or inquiry.

                                   ARTICLE V.
                             ADDITIONAL AGREEMENTS

    SECTION 5.01 PREPARATION OF FORM F-4, FORM F-6, THE PROXY STATEMENT AND THE UK DISCLOSURE DOCUMENT; STOCKHOLDER AND SHAREHOLDER MEETINGS. (a) As soon as practicable following the date of this Agreement, U.S. Company shall, in cooperation with Newco and U.K. Company, prepare and file with the SEC the Proxy Statement and Newco shall, in cooperation with U.K. Company and U.S. Company, prepare and file with the SEC the Form F-4, in which the Proxy Statement will be included as a prospectus. Upon filing of the Form F-4 with the SEC, U.S. Company authorizes Newco and the agents and representatives of Newco to distribute the Proxy Statement to stockholders of U.S. Company for purposes of discussing the Merger. Each of U.S. Company, U.K. Company and Newco shall use its best efforts to have the Form F-4 declared effective under the Securities Act as promptly as practicable after such filing. Newco shall also, as promptly as practicable, use its best efforts to cause the depositary to file with the SEC a registration statement on Form F-6 (the "F-6 REGISTRATION STATEMENT") with respect to Newco ADRs under the Securities Act and use its best efforts to have the F-6 Registration Statement declared effective as soon as practicable. U.S. Company shall use its best efforts to cause the Proxy Statement to be mailed to the U.S. Company's stockholders as promptly as practicable after the Form F-4 is declared effective under the Securities Act and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies, it being understood that U.S. Company shall not be required to hold more than one meeting of stockholders. Newco shall also take any action (other than qualifying to do business in any jurisdiction in which U.S. Company is not now so qualified) required to be taken under any applicable United States state securities laws in connection with the issuance of Newco ADRs and Restricted Newco ADRs in the Merger and Newco Ordinary Shares under the U.S. Company Stock Plans and U.S. Company shall furnish all information concerning U.S. Company and the holders of U.S. Company Common Stock and rights to acquire U.S. Company Capital Stock as may be reasonably requested in connection with any such action.

    (b) U.S. Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "U.S. COMPANY STOCKHOLDERS MEETING") for the purpose of obtaining the Required U.S. Company Vote. U.S. Company will, through its Board of Directors, recommend to its stockholders approval of all matters required to be so approved, except to the extent that the Board of Directors of U.S. Company shall have withdrawn or modified its approval or recommendation for the Required U.S. Company Vote as permitted by Section 4.02(b). Without limiting the generality of the foregoing, U.S. Company agrees that its obligations pursuant to Section 5.01(a) and the first sentence of this Section 5.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to U.S. Company of any U.S. Company Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of U.S. Company of its approval or recommendation for the Required U.S. Company Vote.

    (c) U.K. Company will, subject to obtaining from the High Court leave to convene an extraordinary general meeting, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold an extraordinary general meeting of its ordinary shareholders (the "U.K. COMPANY SHAREHOLDERS MEETING") for the purpose of obtaining the Required U.K. Company Vote with respect to this Agreement, the Scheme of Arrangement and the other transactions contemplated hereby. U.K. Company will, through its Board of Directors, recommend to its shareholders approval of all such matters required to be so approved, except to the extent that the Board of Directors of U.K. Company shall have withdrawn or modified its approval or recommendation for the Required U.K. Company Vote as permitted by Section 4.03(b). Without limiting the generality of the foregoing, U.K. Company agrees that its obligations pursuant to the first sentence of this Section 5.01(c) and pursuant to Section 5.01(d) and shall not be affected by (i) the commencement, public proposal, public disclosure or communication to U.K. Company of any U.K. Company Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of U.K. Company of its approval or recommendation of the Required U.K. Company Vote.

    (d) In connection with the U.K. Company Shareholders Meeting (i) U.K. Company will, as soon as practicable after the date of this Agreement, prepare and file with the LSE, and will use its best efforts to have cleared by the LSE and will thereafter mail to its shareholders the U.K. Disclosure Document which will comply with all legal requirements applicable to the U.K. Company Shareholders Meeting and (ii) if necessary, after the UK Disclosure Document has been so posted, promptly circulate amended, supplemental or supplemented materials and, if required in connection therewith, resolicit votes, it being understood that U.K. Company shall not be obligated to hold more than one meeting of shareholders.

    (e) Each of U.S. Company and U.K. Company will take all action within its control which is necessary or appropriate to cause each of Newco and U.S. Sub to perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, each of U.S. Company and U.K. Company will take all action within its control to cause:

    (i) the articles of association of Newco as of the Effective Time of the Merger to be in the form attached hereto as Exhibit A, with such changes as U.S. Company and U.K. Company may mutually agree;

    (ii) the directors and officers and members of committees of the Boards of Directors of Newco, U.K. Company and the Surviving Corporation as of the date of dispatch of the U.K. Prospectus, the Effective Time of the Merger and the time of filing of the Registration Statement to be the individuals identified in Exhibit B hereto;

   (iii) Newco to take on a timely basis actions required to be taken by it with respect to employee and other matters described in Sections 2.04 and 5.07 of this Agreement;

   (iv) Newco, prior to the publication and posting of the documentation described in Section 5.01(d) of this Agreement, to make application to the LSE for admission of the Newco Ordinary Shares to the Official List of the LSE ("ADMISSION") and U.S. Company and U.K. Company each agrees and undertakes that, for such purpose, it will, and will take all action within its control to ensure that Newco will, supply all such information, give all such undertakings, execute all such documents, pay all such fees and do or procure to be done all such things as may reasonably be required by the LSE for the purpose of obtaining Admission; and

    (v) Newco, prior to the Effective Time, to take such actions as may be necessary to list the Newco ADRs and Restricted Newco ADRs on the NYSE.

   (vi) U.S. Company shall take all action necessary to redeem prior to the Effective Time of the Merger all of the shares of U.S. Company Class II Stock.

    SECTION 5.02 LETTER OF U.S. COMPANY'S ACCOUNTANTS. U.S. Company shall use its best efforts to cause to be delivered to U.K. Company a letter of KPMG Peat Marwick, U.S. Company's independent public accountants, dated a date within two business days before the date on which the Form F-4 shall become effective and addressed to U.K. Company, in form and substance reasonably satisfactory to U.K. Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

    SECTION 5.03 LETTER OF U.K. COMPANY'S ACCOUNTANTS. U.K. Company shall use its best efforts to cause to be delivered to U.S. Company a letter of Ernst & Young, U.K. Company's independent public accountants, dated a date within two business days before the date on which the Form F-4 shall become effective and addressed to U.S. Company, in form and substance reasonably satisfactory to U.S. Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

    SECTION 5.04 ACCESS TO INFORMATION; CONFIDENTIALITY. Each of U.S. Company and U.K. Company shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of U.S. Company and U.K. Company shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws, the LSE or the FSA, as applicable, and (b) consistent with its legal obligations (and with respect to any such legal obligations arising under an agreement with a third party shall use its reasonable efforts to obtain such third party's consent to the furnishing of information covered by such agreement), all other information concerning its business, properties and personnel as such other party may reasonably request. Any such information shall be subject to the terms and provisions of the Confidentiality Agreement dated March 29, 1996 between U.K. Company and U.S. Company (the "CONFIDENTIALITY AGREEMENT").

    SECTION 5.05 REASONABLE EFFORTS; NOTIFICATION. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Reorganization and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity,
(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, U.S. Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation applicable to U.S. Company or any of its subsidiaries is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this

Agreement and  (ii)  if  any  state  takeover  statute  or  similar  statute  or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this
Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. In connection with and without limiting the foregoing, U.S. Sub shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation applicable to U.S. Sub or any of its subsidiaries is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation applicable to U.S. Sub or any of its subsidiaries becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, the Board of Directors of U.S. Company shall not be prohibited from taking any action permitted by Section 4.02(b).

    (b) U.S. Company shall give prompt notice to U.K. Company, and U.K. Company shall give prompt notice to U.S. Company, of (i) any representation or warranty contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    SECTION 5.06 RIGHTS AGREEMENT. The Board of Directors of U.S. Company shall take all further action (in addition to that referred to in Section 3.01(s)) reasonably requested in writing by U.K. Company (including redeeming the Rights immediately prior to the Effective Time of the Merger or amending the Rights Agreement) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as requested in writing by U.K. Company, prior to the U.S. Company Stockholders Meeting, (and if the Required U.S. Company Vote is obtained, following the U.S. Company Stockholders Meeting and prior to the Effective Time) the Board of Directors of U.S. Company shall not (i) amend the Rights Agreement or (ii) take any action with respect to, or make any determination under, the Rights Agreement (including a redemption of the Rights).

    SECTION 5.07 STOCK OPTIONS. (a) As soon as practicable following the date of this Agreement, the Board of Directors of U.S. Company (or, if appropriate, any committee administering the Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

    (i) adjust the terms of all outstanding employee stock options to purchase shares of Company Common Stock ("EMPLOYEE STOCK OPTIONS") granted under the Venus Corporation Executive Stock Option Plan, Venus Corporation Shareholder Value Incentive Plan and the Venus Corporation Global Share Plan (collectively, the "U.S. COMPANY STOCK PLANS") to provide that, at the Effective Time of the Merger, each Employee Stock Option outstanding immediately prior to the Effective Time of the Merger shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Employee Stock Option, the same number of Newco ADRs or Restricted Newco ADRs as the holder of such Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Employee Stock Option in full immediately prior to the Effective Time of the Merger, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Employee Stock option divided by (z) the number of Newco ADRs or Restricted Newco ADRs deemed purchasable pursuant to such Employee Stock Option; PROVIDED, HOWEVER, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code ("QUALIFIED STOCK OPTIONS"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 425(a) of the Code;

    (ii) adjust the terms of all outstanding SARs granted under the Stock Plans to provide that, at the Effective Time of the Merger, (y) each holder of an SAR shall be entitled to that number of stock appreciation rights with respect to Newco ADRs or Restricted Newco ADRs ("NEWCO SARS") equal to the number of SARs held by such holder immediately prior to the Effective Time of the Merger multiplied by the Common Stock Conversion Number, and (z) the appreciation base with respect to each Newco SAR shall be equal to the appreciation base in effect with respect to the corresponding SAR immediately prior to the Effective Time of the Merger, divided by the Common Stock Conversion Number; PROVIDED, HOWEVER, that any amounts payable pursuant to the limited SARs set forth in certain U.S. Company Employee Stock Option awards and Change in Control Agreements shall be as set forth therein; and

   (iii) make such other changes to the U.S. Company Stock Plans as it deems appropriate to give effect to the Merger (subject to the approval of U.K. Company, which shall not be unreasonably withheld).

    (b) As soon as practicable after the Effective Time of the Merger, Newco shall deliver to the holders of Employee Stock Options and SARs appropriate notices setting forth such holders' rights pursuant to the respective U.S. Company Stock Plans and the agreements evidencing the grants thereof shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.07 after giving effect to the Merger). Newco shall comply with the terms of the U.S. Company Stock Plans and ensure, to the extent required by, and subject to the provisions of, such Plans, that the Employee Stock Options which qualified as qualified stock options prior to the Effective Time of the Merger continue to qualify as qualified stock options after the Effective Time of the Merger.

    (c) Newco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Newco Ordinary Shares for delivery in the form of Newco ADRs or Restricted Newco ADRs upon exercise of the Employee Stock Options and SARs assumed in accordance with this Section 5.07. As soon as reasonably practicable after the Effective Time of the Merger, Newco shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the issuance of Newco Ordinary Shares in the form of Newco ADRs subject to such Employee Stock Options and SARs and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Employee Stock Options and SARs remain outstanding.

    (d) Save to give effect to the terms of this Section 5.07, no option shall be granted under or invitation to participate in shall be made with respect to any employee stock option plan or other employee stock option plan of the U.S. Company or its affiliates after the date hereof.

    SECTION 5.08 INDEMNIFICATION. Newco agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors or officers and trustees and fiduciaries of any plan for the benefit of employees of U.S. Company and its subsidiaries and of U.K. Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws or other comparable charter or organizational documents or in any agreement with such officers, directors, trustees and fiduciaries shall survive the Reorganization and shall continue in full force and effect in accordance with their terms. Newco agrees to indemnify such officers, directors, trustees and fiduciaries to the same extent such officers, directors, trustees and fiduciaries are currently indemnified.

    SECTION 5.09 EXPENSES. All fees and expenses incurred in connection with the Reorganization, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Reorganization is consummated, except that expenses incurred in connection with printing and mailing the Proxy Statement, the Form F-4 and the UK Disclosure Document, expenses incurred by Newco and U.S. Sub and fees payable to government agencies (including fees payable under the HSR Act, SEC filing fees and European Community merger clearance fees) shall be shared equally by U.K. Company and U.S. Company.

    SECTION 5.10 PUBLIC ANNOUNCEMENTS. The parties will use all reasonable endeavors to consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Reorganization, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process, the Takeover Code or by obligations pursuant to any listing agreement with or the rules of any securities exchange.

    SECTION 5.11 NEW YORK REAL ESTATE GAINS TAX. The Surviving Corporation will pay the New York State Real Property Transfer Tax, the New York State Real Property Transfer Gains Tax and the New York City Real Property Transfer Tax (collectively, the "GAINS TAXES"), if any, and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. U.S. Company agrees to cooperate with Newco in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by U.S. Company that are located in New York State and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration to be received by holders of Common Stock in connection with the Merger that is allocable to the real property of U.S. Company and its subsidiaries in New York State shall be determined by Newco in its reasonable discretion. The stockholders of U.S. Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 5.12 in the preparation of any return with respect to the Gains Taxes.

    SECTION 5.12 AFFILIATES. Prior to the Closing Date, U.S. Company shall deliver to Newco a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of U.S. Company, "affiliates" of U.S. Company for purposes of Rule 145 under the Securities Act. U.S. Company shall use all reasonable efforts to cause each such person to deliver to Newco on or prior to the Closing Date a written agreement in the form customarily obtained from such affiliates for purposes of Rule 145.

    SECTION 5.13 STOCK EXCHANGE LISTING. (a) For the purpose of obtaining Admission, Newco shall procure that the U.K. Prospectus relating to the Newco Ordinary Shares, complying with the provisions below, is formally approved by the LSE and delivered to the Registrar of Companies for registration on or before the date of dispatch thereof and, subject thereto, copies of the U.K. Prospectus are dispatched to the relevant shareholders of U.S. Company (if required by the LSE) and U.K. Company and are otherwise published in such manner as the LSE shall require. The U.K. Prospectus shall contain substantially the same information relating to Newco, U.S. Company, U.K. Company and their respective subsidiaries and the Newco Ordinary Shares as that contained in the Press Announcement with such additions or modifications thereto as shall be agreed by the parties hereto and as may be necessary to comply with the provisions of the Companies Act, the FSA and the rules and regulations made thereunder and the requirements of the LSE.

    (b) Newco shall use its best efforts (i) to cause Newco ADRs, and a number of additional Newco ADRs equal to the number of Restricted Newco ADRs, to be issued in the Merger and under the U.S. Company Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date and (ii) to obtain the agreement of the LSE to admit to the Official List of the LSE the Newco Ordinary Shares underlying Newco ADRs and Restricted Newco ADRs.

    SECTION 5.14   HEADQUARTERS.   The parties  agree that  the headquarters  of
Newco in the United Kingdom shall be the headquarters of the combined operations of both companies.

    SECTION 5.15 PAYMENTS. (a) U.S. Company shall promptly pay, or cause to be paid, to U.K. Company $25 million, if (i) this Agreement is terminated by U.S. Company pursuant to Section 7.01(d)(iii) or (ii) prior to any termination of this Agreement, a U.S. Company Takeover Proposal shall have been made public after the date hereof and prior to the U.S. Company Stockholder Meeting and the Required U.S. Company Vote shall not have been obtained and this Agreement is terminated pursuant to Section 7.01(b)(iii) and prior to or within 12 months after such termination pursuant to Section 7.01(b)(iii), a transaction constituting a U.S. Company Takeover Proposal is consummated or U.S. Company enters into an agreement with respect to, approves or recommends a U.S. Company Takeover Proposal.

    (b) U.K. Company shall promptly pay, or cause to be paid, to U.S. Company $25 million if (i) this Agreement is terminated by U.K. Company pursuant to
Section 7.01(c)(iii) or (ii) prior to any termination of this Agreement, a U.K. Company Takeover Proposal shall have been made public after the date hereof and prior to the U.K. Company Stockholder Meeting and the Required U.K. Company Vote shall not have been obtained and this Agreement is terminated pursuant to
Section 7.01(b)(iii) and prior to or within 12 months after such termination pursuant to Section 7.01(b)(iii), a transaction constituting a U.K. Company Takeover Proposal is consummated or U.K. Company enters into an agreement with respect to, approves or recommends a U.K. Company Takeover Proposal.

    SECTION 5.16 AUTHORIZATION FOR SHARE ISSUANCES AND REPURCHASES. Newco, U.K. Company and U.S. Company shall take all necessary action so that (A) Newco may issue for cash free of preemptive rights without further authorization the maximum number of Newco Ordinary Shares for the maximum period permitted (provided that in any event as a minimum the Directors of Newco shall be authorized to allot Newco Ordinary Shares in connection with any rights issue or pursuant to any Newco employment benefit plans, and otherwise up to an aggregate nominal amount equal to 5% of the issued share capital of Newco, such authority to expire on the earlier of the date fifteen months from the passing of the resolution and the date of the next Annual General Meeting) (x) be issued in connection with employee benefit plans and (y) for other purposes and (B) Newco may repurchase without further authorization the maximum number of the issued Newco Ordinary Shares for the maximum period permitted (provided that in any event as a minimum the Directors of Newco shall be authorized to repurchase on-market up to 10% of the issued share capital of Newco for a period of 12 months from the passing of the resolution).

    SECTION 5.17 TERMINATION. U.S. Company shall cause its severance agreement with Victor Rice to be amended prior to the Effective Time of the Merger in a manner reasonably satisfactory to Newco, U.K. Company and Mr Rice to provide that benefits shall not be payable thereunder unless there shall have been an involuntary termination of Mr Rice's employment or a dimunition of his position, authority or compensation as set forth in Newco's Articles of Association and Mr Rice's service agreement and to provide that the severance agreement will terminate in 3 years unless notice of termination under such Service Agreement has previously been given.

    SECTION 5.18 U.K. COMPANY AGREES TO MAKE AN APPLICATION TO THE INLAND REVENUE UNDER SECTION 138 (1) of the Taxation of Chargeable Gains Act 1992 in relation to the Scheme of Arrangement as soon as practicable following the signing of this Agreement, the terms of such application to be agreed with U.S. Company, such agreement not to be unreasonably withheld or delayed.

                                  ARTICLE VI.
                              CONDITIONS PRECEDENT

    SECTION 6.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER AND THE SCHEME OF ARRANGEMENT. The obligations of U.S. Company, Newco and U.S. Sub to effect the Merger and the obligations of U.K. Company and Newco to effect the Scheme of Arrangement are subject to the satisfaction or waiver on or prior to the Effective Time of the Merger of the following conditions:

    (a) STOCKHOLDER AND SHAREHOLDER APPROVAL. (i) U.S. Company shall have obtained all approvals of holders of shares of capital stock of U.S. Company necessary to approve this Agreement and all of the transactions contemplated hereby (including the Merger and the Scheme of Arrangement), (ii) U.K. Company shall have obtained all necessary approvals of holders of shares of share capital of U.K. Company necessary to approve this Agreement and the Scheme of Arrangement and all of the transactions contemplated hereby and (iii) the High Court shall have approved the Scheme of Arrangement.

    (b) NYSE LISTING; LSE LISTING. (i) The Newco ADRs, and a number of additional Newco ADRs equal to the number of Restricted Newco ADRs, issuable to U.S. Company's stockholders pursuant to this Agreement and under the U.S. Company Stock Plans shall have been approved for listing on the NYSE, subject to official notice of issuance and satisfactory distribution and (ii) the admission to the Official List of the Newco Ordinary Shares to be issued in connection with the Scheme of Arrangement shall have become effective in accordance with the rules of the LSE at or prior to the Effective Time of the Merger or (if U.K. Company and U.S. Company so determine and subject to the consent of The Panel on Takeovers and Mergers) the LSE agreeing to admit such shares to the Official List and such admission or agreement not being withdrawn prior to the Effective Time of the Merger.

    (c) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

    (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Scheme of Arrangement shall be in effect;
provided, however, that each of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

    (e) NO LITIGATION. There shall not be pending or threatened any suit, action, investigation or proceeding by any Governmental Entity, (i) seeking to restrain or prohibit the consummation of the Merger, the Scheme of Arrangement or any of the other transactions contemplated by this Agreement or seeking to obtain from Newco, U.S. Sub, U.S. Company, U.K. Company or any of their respective subsidiaries any damages that are material in relation to U.S. Company and its subsidiaries taken as a whole or U.K. Company and its subsidiaries, taken as a whole, as applicable, (ii) seeking to prohibit or limit the ownership or operation by Newco, U.S. Sub, U.S. Company, U.K. Company or any of their respective subsidiaries of any material portion of the business or assets of U.S. Company and its subsidiaries taken as a whole, or U.K. Company and its subsidiaries taken as a whole, or seeking to require Newco, U.S. Sub, U.K. Company, U.S. Company or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of U.S. Company and its subsidiaries, taken as a whole, or U.K. Company and its subsidiaries, taken as a whole, as a result of the Merger, the Scheme of Arrangement or any of the other transactions contemplated by this Agreement, (iii) seeking to prohibit Newco or any of its subsidiaries from effectively controlling in any material respect the business or operations of U.S. Company and its subsidiaries, taken as a whole, or U.K. Company and its subsidiaries, taken as a whole, or (iv) which otherwise is reasonably likely to have a material adverse effect on either Newco, U.S. Company and its subsidiaries taken as a whole or U.K. Company and its subsidiaries taken as a whole.

    (f) SECURITIES LAW. The Form F-4 and the Form 8-A filed by Newco and the Form F-6 filed by the Depositary shall have become effective under the Securities Act and Exchange Act, as applicable, and shall not be the subject of any stop order or proceedings seeking a stop order, and Newco shall have received all state securities or "blue sky" authorizations necessary to issue Newco ADRs and Restricted Newco ADRs pursuant to this Agreement.

    (g) EC ANTITRUST. Newco, U.K. Company, U.S. Sub and U.S. Company shall have received, in terms satisfactory to them, confirmation from the Commission of the European Community that the Reorganization (including the Merger and the Scheme of Arrangement) and any matters arising therefrom will not result in the initiation of proceedings under Article 6.1(c) of Council Regulation (EEC) No. 4064/89 (the "Regulation") and that, in any event, there will not be a referral of the Reorganization (including the Merger and the Scheme of Arrangement) and any matters arising therefrom to any competent authority or a dealing with the Reorganization (including the Merger and the Scheme of Arrangement) and any matters arising therefrom by the Commission of The European Communities pursuant to Article 9.3 of the Regulation.

    (h) UNITED KINGDOM TREASURY CONSENT. H.M. Treasury shall have consented, pursuant to section 765(1)(c) of the Income and Corporation Taxes Act 1988, or H.M. Treasury or the Inland Revenue shall have confirmed that no such consent is required, to the issue of Common Stock of the Surviving Corporation contemplated by Section 1.08(a).

    (i) BOARDS, COMMITTEES AND OFFICERS. Newco, U.K. Company and the Surviving Corporation shall each have the Board of Directors, Committees of the Board of Directors, the members of such Committees and the Officers as specified on Exhibit B attached hereto, it being agreed that if any such individual shall be unable to serve as a Director (including as a member of any Committee) at the Effective Time of the Merger the party which designated such individual as indicated in Exhibit B shall designate another individual to serve in his place. The terms of reference of the Committees shall be determined by the Directors in accordance with the principles of corporate governance set forth in the report of the Cadbury Committee.

    SECTION 6.02   CONDITIONS TO  OBLIGATIONS OF U.K.  COMPANY AND  NEWCO.   The
obligations of U.K. Company and Newco to effect the Scheme of Arrangement are further subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of U.S. Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of U.S. Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and, except to the extent such representations and warranties speak as of an earlier date as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and U.K. Company shall have received a certificate signed on behalf of U.S. Company by the chief executive officer and the chief financial officer of U.S. Company to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF U.S. COMPANY. U.S. Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and U.K. Company shall have received a certificate signed on behalf of U.S. Company by the chief executive officer and the chief financial officer of U.S. Company to such effect.

    (c) TAX OPINIONS. The opinion, based on appropriate representations of U.S. Company and Newco, of Cravath, Swaine & Moore, counsel to U.K. Company, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganisation within the meaning of Section 368(a) of the Code (as if Section 367 of the Code did not apply), and (ii) Newco and US Company will each be a party to that reorganisation within the meaning of Section 368(b) of the Code which opinion shall be dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of U.S. Company, shall not have been withdrawn or modified in any material respect.

    (d) MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in U.S. Company and its subsidiaries taken as a whole since the date of this Agreement.

    (e) TERMINATION NOTICES. Each employee of U.S. Company and its subsidiaries who is party to a severance or change of control agreement shall have been given notice by U.S. Company that such agreement shall terminate two years from the date of such notice to the extent provided in such agreement.

    SECTION 6.03 CONDITIONS TO OBLIGATION OF U.S. COMPANY. The obligation of U.S. Company and Newco to effect the Merger is further subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of U.K. Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of U.K. Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and U.S. Company shall have received a certificate signed on behalf of U.K. Company by the chief executive officer and the chief financial officer of U.K. Company to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF U.K. COMPANY. U.K. Company shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and U.S. Company shall have received a certificate signed on behalf of U.K. Company by the chief executive officer and the chief financial officer of U.K. Company to such effect.

    (c) TAX OPINIONS. The opinion, based on appropriate representations of U.S. Company and Newco, of Cahill Gordon & Reindel, counsel to U.S. Company, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganisation within the meaning of Section 368(a) of the Code (as if Section 367 of the Code did not apply), and (ii) Newco and US Company will each be a party to that reorganisation within the meaning of Section 368(b) of the Code, which opinion shall be dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of U.S. Company, shall not have been withdrawn or modified in any material respect.

    (d) MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in U.K. Company and its subsidiaries taken as a whole since the date of this Agreement.

                                  ARTICLE VII.
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger and prior to the effective time of the Scheme of Arrangement, whether before or after approval of matters presented in connection with the Merger by the stockholders of U.S. Company and whether before or after approval of matters presented in connection with the Scheme of Arrangement by the shareholders of U.K. Company:

    (a) by mutual written consent of U.K. Company and U.S. Company; or

    (b) by either U.K. Company or U.S. Company:

    (i) if, upon a vote at a duly held U.S. Company Stockholders Meeting or any adjournment thereof, the Required U.S. Company Vote shall not have been obtained;

    (ii) if, upon a vote at a duly held U.K. Company Shareholders Meeting or any adjournment thereof, the Required U.K. Company Vote shall not have been obtained;

   (iii) if the Reorganization shall not have been consummated on or before December 31, 1996 (the "TERMINATION DATE"), unless the failure to consummate the Reorganization is the result of a wilful and material breach of this Agreement by the party seeking to terminate this Agreement;

   (iv) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable; or

    (v) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 6.02(a) or
(b) or Section 6.03(a) or (b), as applicable, and (B) cannot reasonably be or has not been cured prior to the Termination Date after the giving of written notice to the breaching party of such breach (a "MATERIAL BREACH") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement); or

    (c) by U.K. Company:

    (i) if, prior to the U.S. Company Stockholders Meeting, a U.S. Company Takeover Proposal is commenced, publicly proposed, publicly disclosed or communicated to U.S. Company (or the willingness of any person to make a U.S. Company Takeover Proposal is publicly disclosed or communicated to U.S. Company) and the Board of Directors of U.S. Company or any committee thereof shall have withdrawn or modified in a manner adverse to U.K. Company its approval or recommendation for the Required U.S. Company Vote, or approved or recommended any U.S. Company Takeover Proposal, or resolved to take any of the foregoing actions;

    (ii) if U.S. Company shall have entered into any agreement with respect to any U.S. Company Superior Proposal in accordance with Section 4.02(b); or

   (iii) to the extent permitted by Section 4.03(b), the Board of Directors of U.K. Company approves or recommends a U.K. Company Superior Proposal and U.K. Company has paid to U.S. Company an amount in cash as set forth in Section 5.15;

    (d) by U.S. Company:

    (i) if, prior to the U.K. Company Shareholders Meeting, a U.K. Company Takeover Proposal is commenced, publicly proposed, publicly disclosed or communicated to U.K. Company (or the willingness of any person to make a U.K. Company Takeover Proposal is publicly disclosed or communicated to U.K. Company) and the Board of Directors of U.K. Company or any committee thereof shall have withdrawn or modified in a manner adverse to U.S. Company its approval or recommendation for the Required U.K. Company Vote, or approved or recommended any U.K. Company Takeover Proposal, or resolved to take any of the foregoing actions;

    (ii) if U.K. Company shall have entered into any agreement with respect to any U.K. Company Superior Proposal in accordance with Section 4.03(b); or

   (iii) to the extent permitted by Section 4.02(b), the Board of Directors of U.S. Company approves or recommends a U.S. Company Superior Proposal and U.S. Company has paid to U.K. Company an amount in cash as set forth in Section 5.15.

    SECTION 7.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either U.S. Company or U.K. Company as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Newco, U.K. Company, U.S. Sub or U.S. Company, other than the provisions of Section 3.01(t), Section 3.02(r), the last sentence of Section 5.04, Section 5.09, Section 5.15, this Section 7.02 and
Article VIII and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

    SECTION 7.03 AMENDMENT. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Reorganization by the stockholders of U.S. Company or the shareholders of U.K. Company; PROVIDED, HOWEVER, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders or shareholders without the further approval of such stockholders or shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    SECTION 7.04 EXTENSION; WAIVER. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    SECTION 7.05 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section
7.04 shall, in order to be effective, require in the case of Newco, U.K. Company, U.S. Sub or U.S. Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                 ARTICLE VIII.
                               GENERAL PROVISIONS

    SECTION 8.01 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger and the Effective Time of the Scheme of Arrangement. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

    SECTION 8.02 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier or transmitted by facsimile (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to U.K. Company, to

Lucas Industries plc
46 Park Street
London WlY 4DJ
England

Attention: Finance Director
Facsimile No.: 0171-409-0551

with a copy to:

Cravath, Swaine & Moore
825 Eighth Avenue
New York, NY 10019-7415

Attention: Robert A. Kindler
Facsimile No.: (212) 474-3700

    (b) if to U.S. Company, to

Varity Corporation
672 Delaware Avenue
Buffalo
New York 14209

Attention: Chief Financial Officer
Facsimile No.: (716) 888-8065

with a copy to:

Cahill Gordon & Reindel
80 Pine Street
New York, NY 10005

Attention: Immanuel Kohn
Facsimile No.: (212) 269-5420

    SECTION 8.03  DEFINITIONS.  For purposes of this Agreement:

    (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

    (b) "material adverse change" or "material adverse effect" means, when used in connection with U.S. Company or U.K. Company, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole;

    (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

    (d) a "Significant Subsidiary" means, in respect of U.S. Company, any subsidiary of U.S. Company that constitutes a significant subsidiary within the meaning of Rule 1-02 or Regulation S-X of the SEC or, in respect of U.K. Company, any subsidiary of U.K. Company that would constitute a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC if such Regulation was applied to U.K. Company and its subsidiaries; and

    (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

    SECTION 8.04 INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" and the word "or" shall not be exclusive unless the context requires otherwise.

    SECTION 8.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties in original form or by facsimile.

    SECTION 8.06 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Confidentiality Agreement and the Standstill and Exclusivity Agreement dated April 25, 1996 between U.K. Company and U.S. Company, as renewed from time to time (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Articles I and II, Section 5.07 and Section 5.08, are not intended to confer upon any person other than the parties any rights or remedies.

    SECTION 8.07 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the laws of England shall mandatorily apply to the issuance of Newco Ordinary Shares.

    SECTION 8.08 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.

    SECTION 8.09 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically, without the necessity of proving actual damage or securing or posting any bond or providing prior notice, the terms and provisions of this Agreement in any court of the United States located in the Southern District of New York, any New York state court located in the Southern District of New York, any Delaware state court or any court of competent jurisdiction located in London, England, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Federal District Court for the Southern District of New York, any New York state court located in the Southern District of New York, any Delaware state court and any court of competent jurisdiction located in London, England in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal District Court for the Southern District of New York, a New York state court located in the Southern District of New York, a Delaware state court or a court of competent jurisdiction located in London, England.

    SECTION 8.10 ATTORNEY'S FEES. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

    SECTION 8.11 WAIVERS OF JURY TRIAL. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this agreement or the transactions contemplated hereby and for any counterclaim therein.

    SECTION 8.12 RTPA. Notwithstanding any other provisions of this Agreement (or any other agreement which, together with this Agreement, may form part of an agreement for the purposes of the Restrictive Trade Practices Act 1976 (the "ACT") (together the "RTPA AGREEMENT"), each party hereto declares that it will not give effect, and will procure that none of their subsidiaries shall give effect, to any restriction or restrictions contained in the RTPA Agreement which cause the RTPA Agreement to be registrable under the Act until one day after particulars of the RTPA Agreement shall have been furnished to the Director General of Fair Trading.

    SECTION 8.13. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof.

    IN WITNESS WHEREOF, Newco, U.K. Company, U.S. Sub and U.S. Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          LUCASVARITY PLC

                                          by ___________________________________
                                             Name:
                                             Title:

                                          LUCAS INDUSTRIES PLC

                                          by ___________/s/_John Grant__________
                                             Name:
                                             Title:

                                          VARITY CORPORATION

                                          by __________/s/_Victor Rice__________
                                             Name:
                                             Title:

                                          VARITY COMBINATION CORPORATION

                                          by __________/s/_Victor Rice__________
                                             Name:
                                             Title:

                                                                       EXHIBIT A

                                                             COMPANY NO. 3207774

                             THE COMPANIES ACT 1985

                             ---------------------

                       A PUBLIC COMPANY LIMITED BY SHARES
                             ---------------------

                            ARTICLES OF ASSOCIATION

                                       OF

                       LUCASVARITY PUBLIC LIMITED COMPANY

              (ADOPTED BY SPECIAL RESOLUTION PASSED ON           )
                             ---------------------

INTRODUCTORY

1.  TABLE A NOT TO APPLY

The regulations in Table A in the Schedule to The Companies (Tables A to F) Regulations 1985 (as amended) shall not apply to the Company, except so far as the same are repeated or contained in these Articles.

INTERPRETATION

2.  INTERPRETATION

    In these Articles the words standing in the first column of the following table shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context:

WORDS                                                MEANINGS

ACT                      The Companies Act 1985.

ARTICLES                 These  Articles of Association, as originally adopted, or as from time to time altered in accordance with the Statutes.

APPOINTMENT              Includes election (and appoint includes elect).

DIRECTORS                The directors for the time being of the Company.

IN WRITING               Written,  printed,  typewritten  or  telexed  or  transmitted  by facsimile, or visibly expressed in any other mode of representing or reproducing words, or partly one and partly another.

MONTH                    Calendar month.

OFFICE                   The registered office for the time being of the Company.

PAID UP                  Includes credited as paid up.

REGISTER                 The register of members of the Company.

SECRETARY                The  secretary of the Company and  includes a joint, assistant or deputy Secretary and  any person  appointed by  the Directors  to perform any of the duties of the Secretary.

STOCK EXCHANGE           The London Stock Exchange Limited.

SEAL                     The  common seal  of the Company  and includes  any official seal kept by the Company by virtue of Section 39 or 40 of the Act.

STATUTES                 The Act  and  every  other  Act  for  the  time  being  in  force concerning companies and affecting the Company.

STOCK EXCHANGE NOMINEE   A  person for the time being  designated as a nominee pursuant to
                         Section 185(4) of the Act.

UNITED KINGDOM           Great Britain and Northern Ireland.

YEAR                     Year from 1st January to 31st December, inclusive.

Save as aforesaid, any words or expressions defined in the Statutes (but excluding any modification thereof not in force at the date of adoption of these Articles) shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

Unless inconsistent with the subject or context, words importing the singular number shall include the plural number and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include corporations and bodies of persons.

The headings are inserted for convenience only and shall not affect the construction of these Articles.

Reference in these Articles to any statutory provision shall be construed as including references to:

    (i) any statutory modification or re-enactment thereof;

    (ii) all statutory instruments, regulations or orders made pursuant thereto; and

   (iii) any statutory provisions of which such statutory provision is a re-enactment or modification.

BUSINESS

    3.  BUSINESS TO BE UNDERTAKEN

    Any branch or kind of business which is either expressly or by implication authorised to be undertaken by the Company may be undertaken by the Directors at such time or times as they shall think fit, and further may be permitted by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business.

    4.  OFFICE

    The Office shall be at such place in England or Wales as the Directors shall from time to time appoint.

SHARES

    5.  SHARE CAPITAL

    (A) The authorised share capital of the Company at the date of the adoption of these Articles is 50,000 divided into 200,000 Ordinary Shares of 25p each.

    (B) The profits of the Company available for dividend and resolved to be distributed shall be distributed among the holders of the Ordinary Shares rateably in proportion to the amounts paid up on such shares.

    (C) In the event of a return of capital on liquidation or otherwise the assets of the Company available for distribution among the shareholders shall be divided rateably among the holders of the Ordinary Shares and pari passu in proportion to the amounts paid up thereon respectively (otherwise than in advance of calls).

    (D) Whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class), subject to the provisions of the Statutes, be varied or abrogated, either while the Company is a going concern or during or in contemplation of a winding up, with the consent in writing of the holders of three-fourths in nominal value of the issued shares of the class, or with the sanction of an Extraordinary Resolution passed at a separate meeting of the holders of the shares of the class but not otherwise.

    (E) To every such separate meeting all the provisions of these Articles relating to General Meetings of the Company or to the proceedings thereat shall, MUTATIS MUTANDIS, apply except that the necessary quorum shall be two persons at least holding or representing by proxy one third in nominal amount of the issued shares of the class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those members who are present shall be a quorum), and that the holders of shares of the class, shall on a poll, have one vote in respect of every share of the class held by them respectively.

    (F) The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if the shares concerned and the remaining shares of such class formed separate classes.

    (G) The special rights conferred upon the holders of any class of shares issued with preferred or other special rights shall not (unless otherwise expressly provided by these Articles or by the conditions of issue of such shares) be deemed to be varied by the creation or issue of further shares ranking in some or all respects pari passu therewith or subsequent thereto.

    (H) Subject to the provisions of the Statutes, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by these Articles.

INCREASE OF CAPITAL

    6.  COMPANY MAY INCREASE ITS CAPITAL

    The Company may from time to time, by Ordinary Resolution, whether or not all the shares for the time being authorised shall have been issued, or all the shares for the time being issued shall have been fully paid up, increase its capital by the creation of new shares of such amount as may be deemed expedient.

    7.  NEW SHARES CONSIDERED AS ORIGINAL CAPITAL

    Subject to any direction or determination that may be given or made in accordance with the powers contained in these Articles, all shares created on any increase of capital shall be subject to the provisions contained herein with reference to the payment of calls, transfer, transmission, forfeiture, lien and otherwise as if they had been part of the original capital.

ALTERATION OF CAPITAL

    8.  POWER TO CONSOLIDATE, SUB-DIVIDE AND CANCEL SHARES

    The Company may, from time to time, by Ordinary Resolution:

    (a) consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

    (b) cancel any shares which, at the date of the passing of the Resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled;

    (c) by sub-division of its existing shares or any of them, divide its share capital or any part thereof into shares of smaller amount than is fixed by its Memorandum of Association, so however that in the sub-division the proportion between the amount paid up and the amount (if any) not paid up on each such share of smaller amount shall be the same as it was in the case of the share from which it was derived. Any Resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have such preferred or other special rights, or may have such qualified or deferred rights or be subject to such restrictions, as compared with the other or others, as the Company has power to attach to new shares.

Whenever as a result of any consolidation of shares any members would become entitled to fractions of a share, the Directors may (on behalf of such members) for the purpose of eliminating such fractions sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among the members who would have been entitled to the fractions of shares, but so that the Directors may determine that any proceeds of sale may be retained for the benefit of the Company. For the purpose of any such sale the Directors may authorise some person to transfer the shares representing the fractions to the purchaser thereof, whose name shall thereupon be entered in the Register as the holder of the shares, and who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

    9. POWERS TO PURCHASE OWN SHARES AND TO REDUCE CAPITAL AND CAPITAL REDEMPTION RESERVE FUND AND SHARE PREMIUM ACCOUNT

    The Company may, from time to time:

    (i) purchase its own shares (including any redeemable shares); and

    (ii) by Special Resolution reduce its share capital and any capital redemption reserve fund or share premium account;

provided that neither such purchase nor such reduction reduces its share capital below the authorised minimum for a public company from time to time provided by or pursuant to the Statutes.

    10.  PROCEDURE

    Anything done in pursuance of either of the last two preceding Articles shall be done in any manner provided, and subject to any conditions imposed, by the Statutes, so far as they shall be applicable, and, so far as they shall not be applicable, in accordance with the terms of the Resolution authorising the same, and, so far as such Resolution shall not be applicable, in such manner as the Directors deem most expedient.

CONVERSION OF SHARES INTO STOCK

    11.  POWER TO CONVERT INTO STOCK

    The Company may from time to time by Ordinary Resolution convert all or any of its paid-up shares into stock, and may from time to time in like manner re-convert such stock into paid-up shares of any denomination.

    12.  TRANSFER OF STOCK

    When any shares have been converted into stock, the several holders of such stock may transfer their respective interests therein, or any part of such interests, in the same manner and subject to the same regulations and restrictions as would have applied to the shares from which the stock arose if they had not been converted, or as near thereto as circumstances will permit. The Directors may, from time to time, if they think fit, fix the minimum amount of stock transferable, provided that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

    13.  RIGHTS OF STOCKHOLDERS

    A holder of stock shall, according to the amount of stock held by him, have the same rights, privileges and advantages in all respects as if the holder held the shares from which the stock arose but so that no such right, privilege or advantage (except participation in the dividends and profits of the

Company and in the assets on a winding up) shall be conferred by an amount of stock which, if existing in shares, would not have conferred such right, privilege or advantage. No such conversion shall affect or prejudice any preferential or special right or restriction.

    14.  INTERPRETATION

    Subject as aforesaid, all the provisions of these Articles applicable to paid-up shares shall apply to stock, and in all such provisions the words "shares" and "shareholder" shall respectively include "stock" and "stockholder".

SHARE WARRANTS TO BEARER

    15.  SHARE WARRANTS TO BEARER

    Subject to any statutory restrictions for the time being in force, the Company may under the powers conferred by the Statutes issue with respect to any fully paid shares Warrants (hereinafter called "Share Warrants") stating that the bearer of the Share Warrant is entitled to the shares therein specified and may provide by coupons or otherwise for the payment of the future dividends on the shares included in the Share Warrant. The Directors may determine, and from time to time vary, the conditions upon which Share Warrants shall be issued, and in particular the persons to whom the same may be issued, the denominations in which the same may be issued, the conditions upon which a new Share Warrant or coupon may be issued in the place of one worn out, defaced, lost or destroyed, provided that in the latter two cases no new Share Warrant will be issued unless the Company is satisfied beyond reasonable doubt that the original has been destroyed, and upon which the bearer of a Share Warrant shall be entitled to attend and vote at General Meetings and take part in the requisition of a General Meeting and upon which a Share Warrant may be surrendered and the name of the bearer entered in the Register in respect of the shares therein specified. The bearer of a Share Warrant shall be subject to the conditions for the time being in force, whether made before or after the issue of such Share Warrant. Subject to the provisions of these Articles and of the Statutes and of such conditions, the bearer of a Share Warrant shall be entitled to the same privileges and advantages as he would have had if his name had been included in the Registrar as the holder of the shares specified in such Share Warrant.

ISSUE OF UNISSUED SHARES

    16.  UNISSUED SHARES MAY BE OFFERED TO MEMBERS

    The Company may by Ordinary Resolution (or by Special Resolution where so required by Section 95 of the Act) resolve that the unissued shares in the capital of the Company, or any of them, shall be offered, in the first instance, and either at par or at a premium, to all the holders of any class of shares in the capital of the Company, in proportion (as nearly as circumstances may permit) to the number of shares of such class held by them respectively, or make any other provisions as to the issue and allotment of the unissued shares or any of them.

    17.  SHARES AT THE DISPOSAL OF THE DIRECTORS

    Without prejudice to any special rights for the time being conferred on the holders of any shares already issued, any shares in the Company may be issued with or have attached thereto such preferred, deferred or other special rights or such restrictions whether in regard to dividend, voting, return of capital, or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and any Share may be issued on the terms that it is, or at the option of the Company is liable, to be redeemed, subject to the provisions of the Statutes, on such terms and in such manner as the Company by Special Resolution may prescribe.

    18.  AUTHORITY TO ALLOT RELEVANT SECURITIES UNDER SECTION 80 OF THE ACT

    The Company  may  at  any time  and  from  time to  time  pass  an  Ordinary
Resolution referring to this Article and authorising the Directors to allot relevant securities (as defined for the purposes of Section 80 of the Act) and, upon the passing of such Ordinary Resolution:

    (a) The Directors shall thereupon and without further formality be generally and unconditionally authorised to allot relevant securities provided that the nominal amount of such securities shall not exceed in aggregate the sum specified in such Ordinary Resolution; and

    (b) any such authority shall expire on the day five years after the passing of such Ordinary Resolution (or on such earlier day as may be specified in such Ordinary Resolution) save that the Company shall be entitled before such expiry to make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors shall be entitled to allot relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired.

    19.  DIS-APPLICATION OF PRE-EMPTION RIGHTS UNDER SECTION 95 OF THE ACT

    The Company may at any time and from time to time resolve by a Special Resolution referring to this Article that the Directors be empowered to allot equity securities (as defined for the purposes of Sections 89 to 96 of the Act) for cash and upon such Special Resolution being passed the Directors shall (subject to their being authorised to allot relevant securities in accordance with Section 80 of the Act) thereupon and without further formality be empowered to allot (pursuant to any such authority) equity securities for cash as if
Section 89(1) of the Act did not apply to any such allotment provided that such power shall be limited:

    (a) to the allotment of equity securities in connection with a rights issue in favour of Ordinary shareholders where the equity securities respectively attributable to the interests of all such shareholders are proportionate (as nearly as may be) to the respective value of Ordinary Shares held by them but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any overseas territory or the requirements of any regulatory body or stock exchange; and

    (b) to the allotment of equity securities pursuant to the terms of any share scheme for employees approved by the members in General Meeting; and

    (c) to the allotment (otherwise than pursuant to sub-paragraph (a) or (b) above) of equity securities having, in the case of relevant shares (as so defined), a nominal amount or, in the case of other equity securities, giving the right to subscribe for or convert into relevant shares having a nominal amount not exceeding in aggregate the sum specified in such Special Resolution and such power shall expire on the date of the Annual General Meeting of the Company next following the passing of such Special Resolution save that the Company shall be entitled before such expiry to make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors shall be entitled to allot equity securities in pursuance of such offer or agreement as if the power conferred hereby had not expired.

    20.  ALLOTMENTS ETC. OF SHARES

    The Company shall duly comply with any provisions of the Statutes regarding the allotment, issue and paying up of share capital.

    21.  PAYMENT FOR SHARES

    Save as permitted by the Statutes no share shall be allotted except as paid up at least as to one quarter of its nominal value and the whole or any premium on it.

    22.  POWER TO PAY COMMISSION AND BROKERAGE

    (A) The Company may pay a commission to any person in consideration of his subscribing, or agreeing to subscribe, whether absolutely or conditionally, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the capital of the Company, but such commission shall not exceed the limit permitted by Section 97 of the Act. Any such commission may be paid in cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may, in addition to, or in lieu of, such commission, in consideration of any person so subscribing or agreeing to subscribe, or of his procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company, confer on any such person an option to call within a specified time for a specified number or amount of shares in the Company at a specified price not being less than par. The payment or agreement to pay a commission or the conferring of an option shall be in the discretion of the Directors on behalf of the Company and subject to the provisions of the Statutes.

    (B) The Company may also pay such brokerage as may be lawful.

    23. ASSETS NOT TO BE APPLIED FOR THE PURPOSE OF THE ACQUISITION OF OWN SHARES ETC.

    The Company shall not give financial assistance directly or indirectly for the purpose of the acquisition or proposed acquisition by any person of shares in the Company or in any holding company of the Company or for the purpose of reducing or discharging any liability incurred by any person for the purpose of any such acquisition of shares but nothing in this Article shall prohibit transactions permitted by the Statutes.

    24.  JOINT HOLDERS

    The Company shall not be bound to register more than four persons as joint holders of any shares and any one of such registered joint holders may give effectual receipts for any dividend or other moneys payable in respect of such share.

    25.  EXCLUSION OF EQUITIES

    Except as otherwise required by law or these Articles and notwithstanding any information received by the Company pursuant to Part VI of the Act or otherwise, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

CERTIFICATES

    26.  ISSUE OF CERTIFICATES

    Every member shall be entitled, without payment, to receive within two months after allotment or lodgement of transfer with the Company, duly stamped (or within such other period as the conditions of issue may provide), a certificate for all his shares in any particular class, provided that:

    (a) in the event of a member transferring part of the shares represented by a certificate in his name, a new certificate in respect of the balance thereof shall be issued in his name without payment;

    (b) in the case of joint holders, the Company shall not be bound to issue more than one certificate for all the shares in any particular class registered in their joint names, and delivery of a certificate for a share to any one of several joint holders thereof shall be sufficient delivery to all;

    (c) no certificate shall be issued to any member who is a Stock Exchange nominee unless such member shall specifically request the Company to issue the same;

    (d) the provisions of Article 135 concerning the sealing of certificates shall be complied with whenever share certificates are issued;

    (e) where the Company posts share certificates to shareholders or their agents such share certificates shall be sent at the shareholders' own risk; and

    (f) the certificates for options granted over shares of the Company under any share option scheme for employees shall be authenticated in the same manner as share certificates.

    27.  REPLACEMENT OF CERTIFICATES

    (A) Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued. The Directors may, if they think fit, require the payment of such fee (if any) as they may determine for the issue of a single new share certificate.

    (B) If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request subject to the payment of such fee (if any) as they may determine.

    (C) If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new share certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) subject to compliance with such conditions as to evidence and indemnity as the Directors may think fit and (in either case) to the payment of any exceptional out of pocket expenses of the Company incidental to its investigation of the evidence of such alleged loss, theft or destruction.

CALLS ON SHARES

    28.  DIRECTORS MAY MAKE CALLS

    The Directors may, subject to any conditions of allotment, from time to time make such calls upon the members in respect of all moneys unpaid on their shares as they think fit, provided that, except as otherwise fixed by the conditions of application or allotment, fourteen days' notice at least is given of each call, and each member shall be liable to pay the amount of every call so made upon him to the persons and at the times and places appointed by the Directors. Any call may be made payable in one sum or by instalments and may be revoked or postponed as the Directors may determine. A person upon whom a call is made shall remain liable therefor notwithstanding the subsequent transfer of the shares in respect whereof the call is made.

    29.  TIME WHEN MADE

    A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

    30.  LIABILITY OF JOINT HOLDERS

    The joint holders of a share shall be jointly and severally liable for the payment of all calls and instalments in respect thereof.

    31.  INTEREST ON CALLS

    If a call or instalment payable in respect of a share is not paid before or on the day appointed for payment thereof, the person for whom the amount is due shall pay interest on the amount of the call or instalment, from the day appointed for payment to the day of actual payment, at such rate as the Directors shall from time to time determine, and shall also pay all costs, charges and expenses which the Company may have incurred or become liable for in order to procure payment of or in consequence of the non-payment of such call or instalment but the Directors shall be at liberty to waive payment of such interest, costs, charges and expenses, wholly or in part.

    32.  SUMS DUE ON ALLOTMENT ETC. TO BE TREATED AS CALLS

    Any sum which by the conditions of allotment of a share is made payable on allotment, or at any fixed time, or by instalments at any fixed times, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date or dates fixed for payment and, in case of non-payment, the provisions of these Articles as to payment of interest and expenses, forfeiture and the like, and all other relevant provisions of the Statutes or of these Articles shall apply as if such sum were a call duly made and notified as hereby provided.

    33.  POWER TO DIFFERENTIATE

    The Directors may make arrangements on any issue of shares for a difference between the holders of such shares in the amounts and times of payment of calls on their shares.

    34.  PAYMENT OF CALLS IN ADVANCE

    The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys payable upon his shares beyond the sum actually called up thereon and, upon all or any of the moneys so paid in advance, or so much thereof as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, the Directors may pay or allow interest at such rate as may be agreed upon between the Directors and the member paying such sum in advance. The Directors may also at any time repay the amount so advanced upon giving to such member one month's notice.

    35.  RIGHTS SUSPENDED IF PAYMENT IN ARREAR

    No member shall be entitled to receive any dividend, or (save as proxy for another member) to be present or vote at any General Meeting, either personally or by proxy, or to exercise any privilege as a member, or be reckoned in a quorum in respect of any share held by him (whether alone or jointly with any other person) if and so long as he shall have defaulted in payment of any call or other sum for the time being due and payable on such share or any interest or expenses (if any) payable in connection therewith.

LIEN ON SHARES

    36.  COMPANY TO HAVE LIEN ON PARTLY PAID SHARES

    (A) The Company shall have a first and paramount lien and charge on all the shares not fully paid up, registered in the name of a member (whether solely or jointly with others), for any amount payable in respect of such shares. Such lien shall extend to all dividends and other moneys from time to time declared or payable in respect of such shares.

    (B) Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company's lien (if any) on such shares.

    (C) The Directors may resolve that any share or shares shall for some specified period be exempt, in whole or in part, from the provisions of this Article.

    37.  SALE OF SHARES SUBJECT TO LIEN

    (A) For the purpose of enforcing such lien, the Directors may sell all or any of the shares subject thereto in such manner as they may think fit, but no sale shall be made until:

    (i) the date for payment of the amount referred to in paragraph (A) of the preceding Article shall have arrived, and

    (ii) a notice demanding payment of the said amount and giving notice of intention to sell in default shall have been served in accordance with these Articles on such member or the person (if any) entitled by transmission to the shares, and

   (iii) default in such payment shall have been made by him for fourteen days after such notice.

    (B) The net proceeds of any such sale, after payment of the costs, shall be applied in or towards satisfaction of the said amount, and the residue (if any) shall be paid to the member or the person (if any) entitled by transmission to the shares.

    38.  PURCHASER PROTECTED

    To give effect to any such sale as aforesaid the Directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser and may enter the purchaser's name in the Register as holder of the shares, and the purchaser shall not be bound to see to the regularity or validity of or be affected by any irregularity in or invalidity of the proceedings or be bound to see to the application of the purchase money and the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

FORFEITURE OF SHARES

    39.  NOTICE OF UNPAID CALLS

    If any member fails to pay the whole or any part of any call or instalment on or before the day appointed for the payment thereof, the Directors may, at any time thereafter during such time as the call or instalment or any part thereof remains unpaid, serve a notice on him, requiring him to pay such call or instalment, or such part thereof as remains unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment.

    40.  NOTICE TO STATE TIME AND PLACE FOR PAYMENT

    The notice shall name a further day, being not less than fourteen days from the date of such notice, on or before which such call or instalment, or part thereof as aforesaid, and all such interest and costs, charges and expenses as aforesaid are to be paid. It shall also name the place where payment is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the share in respect of which such call was made or instalment is payable will be liable to be forfeited.

    41.  FORFEITURE ON NON-COMPLIANCE WITH NOTICE

    If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may, at any time thereafter before payment of all calls or instalments, interest, costs, charges and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Every forfeiture shall include all dividends declared in respect of the forfeited share, and not actually paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

    42.  NOTICE OF FORFEITURE TO BE GIVEN

    When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share, or the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given, and of the forfeiture, with the date thereof, shall forthwith be made in the Register opposite to the entry of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

    43.  POWER TO ANNUL FORFEITURE OR SURRENDER

    Notwithstanding any such forfeiture as aforesaid, the Directors may, at any time before the forfeited or surrendered share has been sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon payment of all calls and interest due upon and costs, charges and expenses incurred in respect of the share, and upon such further conditions (if any) as they may think fit.

    44.  SALE OF FORFEITED OR SURRENDERED SHARES

    Every share which shall be forfeited or surrendered shall thereupon become the property of the Company, and (subject to the provisions of the Statutes) may be sold, re-allotted or otherwise disposed of, upon such terms and in such manner as the Directors shall think fit either to the person who was before the forfeiture the holder of such share or to any other person and whether with or without all or any part of the amount previously paid up on the share being credited as so paid up. The Directors may, if necessary, authorise some person to execute an instrument of transfer of a forfeited or surrendered share to any person to whom the same has been sold, re-allotted or disposed of.

    45. RIGHTS AND LIABILITIES OF MEMBERS WHOSE SHARES HAVE BEEN FORFEITED OR SURRENDERED

    A person any of whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall, notwithstanding, be liable (unless payment is waived in whole or in part by the Directors) to pay to the Company all calls, instalments, interest, costs, charges and expenses owing upon or in respect of such share at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until payment at such rate as the Directors shall think fit, in the same manner as if the share had not been forfeited or surrendered, and to satisfy all the claims and demands (if any) which the Company might have enforced in respect of the share at the time of forfeiture or surrender, without any deduction or allowance for the value of the share at the time of forfeiture or surrender.

    46.  TITLE TO FORFEITED OR SURRENDERED SHARES

    A statutory declaration by a Director or the Secretary of the Company that a share has been duly forfeited or surrendered in pursuance of these Articles, and stating the day when it was forfeited or surrendered, shall, as against all persons claiming to be entitled to the share, be conclusive evidence of the facts therein stated, and such declaration, together with a certificate in respect of such share, delivered to a purchaser or allottee thereof shall (subject to the execution of any necessary transfer) constitute a good title to the share, and the new holder thereof shall be discharged from all calls made prior to such purchase or allotment and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any omission, irregularity in or invalidity of or relating to or connected with the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

    47.  UNTRACED MEMBERS

    Where the registered address of any member appears to the Directors to be incorrect or out of date such member may, if the Directors so resolve, be treated as if he had no registered address, and the Company will not thereafter be obliged to send to such member notices of meetings or copies of the accounts or the Directors' or Auditors' reports: provided that no resolution as aforesaid shall be moved by the Directors until notices or other documents sent to the registered address have been returned by the Post Office on at least two consecutive occasions.

    48.  SALE OF SHARES OF UNTRACEABLE MEMBERS

    (A) The Company shall be entitled to sell for the best price reasonably obtainable the shares of a member or the shares to which a person is entitled by means of transmission if and provided that:

    (i) during the relevant period at least three dividends in respect of the shares held by such member or the shares to which a person is entitled as aforesaid have become payable and no dividend payable during the relevant period in respect of any such shares shall have been claimed;

    (ii) all warrants and cheques in respect of the shares in question sent during the relevant period to the said member or to the said person in the manner provided by these Articles have remained uncashed;

   (iii) the Company shall on expiry of the relevant period have inserted advertisements in one national newspaper and one newspaper circulating in the area of the address of the said member or the said person (as shown in the register of members) giving notice of its intention to sell the said shares;

   (iv) during the relevant period and the period of three months following the publication of the said advertisements, the Company shall not have received indication either of the whereabouts or of the existence of the said member or the said person; and

    (v) notice shall have been given to the Quotations Department of The Stock Exchange, London of its intention to make such a sale.

    (B) For the purpose of paragraph (A) above, "the relevant period" means the period of twelve years immediately preceding the date of publication of the first of any advertisement pursuant to paragraph (A)(iii) above. If during any twelve year period, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Article (other than they be in issue for twelve years) have been satisfied in regard to those further shares, the Company may also sell the further shares.

    (C) To give effect to any such sale the Directors may appoint any person to execute as transferor an instrument of transfer of such shares or any of them and such instrument of transfer shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, such shares, and the purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings relating to the sale. The Company shall account to the member or other person entitled to such shares for the net proceeds of such sale and shall be deemed to be his debtor, and not a trustee for him, in respect of the same. No interest shall be payable in respect of the same and the Company shall not be required to account for any moneys earned on the net proceeds. Any moneys not accounted for to the member or other person entitled to such shares shall be carried to a separate account and shall be a permanent debt of the Company. Moneys carried to such separate accounts may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

TRANSFER OF SHARES

    49.  FORM OF TRANSFER

    Subject to the restrictions of these Articles, any member may transfer all or any of his shares, but every transfer must be:

    (a) in writing and in the usual common form, or in any other form which the Directors may approve; and

    (b) lodged, duly stamped, at the Office, or at such other place as the Directors may determine, for registration;

    (c) in favour of no more than four transferees; and

    (d) accompanied by the certificate of the shares to be transferred (except where the shares are registered in the name of a Stock Exchange nominee and no certificate shall have been issued therefor) and such other evidence (if any) as the Directors may reasonably require to prove the title of the intending transferor or his right to transfer the shares.

    50.  EXECUTION

(A) The instrument of transfer of a share shall be signed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Shares of different classes shall not be comprised in the same instrument of transfer.

(B)  Nothing in  these Articles shall  preclude title to  any securities of  the
Company being recorded other than in writing in accordance with such arrangements as may from time to time be permitted by the Statutes and approved by the Directors.

    51.  RETENTION OF INSTRUMENTS

    (A) All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person presenting the same.

    (B) Subject as hereinafter provided the Company, if so authorised by a resolution of the Directors, shall be entitled to destroy:

    (i) at any time after the expiration of six years from the date of registration thereof, all instruments of transfer of shares in the Company and all other documents transferring or purporting to transfer shares in the Company or representing or purporting to represent the right to be registered as the holder of shares in the Company on the faith of which entries have been made in the Register; and

    (ii)  at  any  time  after the  expiration  of  one year  from  the  date of
cancellation  thereof,  all  registered  share  certificates  which  have   been
cancelled; and

   (iii) at any time after the expiration of two years from the date of recording thereof, all dividend mandates and notifications of change of address; and

   (iv) at any time after the expiration of one year from the date of actual payment thereof, all paid dividend warrants and cheques; and

    (v) any other document on the basis of which any entry in the Register is made, at any time after the expiration of six years from the date of recording thereof.

    (C) It shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid certificate duly and properly cancelled, that every paid dividend warrant and cheque so destroyed was duly paid and that every other document mentioned above so destroyed was a valid and effective document in accordance with the particulars thereof recorded in the books and records of the Company; provided always that:

    (i) the provisions aforesaid shall apply only to the destruction of documents in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

    (ii) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances in which liability would not attach to the Company in the absence of this Article;

   (iii) references herein to the destruction of any documents include references to the disposal thereof in any manner.

    52.  DIRECTORS' POWER TO REFUSE TO REGISTER TRANSFERS

    The Directors may, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of shares not fully paid up but, in the case of a class of shares which are listed on the London Stock Exchange, not so as to prevent dealings in such shares from taking place on an open and proper basis. The Directors may also refuse to register any transfer of shares on which the Company has a lien or if the instrument of transfer does not comply with the provisions of Article 49 or 50.

    53.  NOTICE OF REFUSAL TO REGISTER

    If the Directors refuse to register any transfer of shares, they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

    54.  NO FEE PAYABLE

    No fee shall be charged for registration of a transfer or in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares or for making any entry in the Register affecting the title to any share.

    55.  POWER TO SUSPEND REGISTRATION OF TRANSFERS

    The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods as the Directors may from time to time determine provided always that such registration shall not be suspended for more than thirty days in any year and the Directors shall comply with the provisions of the Statutes as to advertisement.

    56.  RENUNCIATION

    Nothing contained in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

TRANSMISSION OF SHARES

    57.  TRANSMISSION ON DEATH

    In the case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only person or persons recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder, whether sole or joint, from any liability in respect of any share solely or jointly held by him.

    58.  REGISTRATION OF PERSONAL REPRESENTATIVE, TRUSTEE IN BANKRUPTCY, ETC.

    Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or in consequence of a member becoming a patient within the meaning of Part VII of the Mental Health Act 1983 may, upon producing such evidence of his title as the Directors shall require, and subject as hereinafter provided, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof.

    59.  NOTICE OF ELECTION TO BE REGISTERED

    If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice signed by him, stating that he so elects. For all purposes of these Articles relating to the registration of transfers of shares, such notice shall be deemed to be a transfer, and the Directors shall have the same power of refusing to give effect thereto by registration as if the event upon which the transmission took place had not occurred and the notice were a transfer signed by the person from whom the title by transmission is derived.

    60.  REGISTRATION OF NOMINEE; RIGHTS OF UNREGISTERED PERSONAL
REPRESENTATIVE, TRUSTEE IN BANKRUPTCY, ETC.

    (A) If the person so becoming entitled shall elect to have his nominee registered, he shall testify his election by executing a transfer of such share to his nominee. The Directors shall have in respect of a transfer so executed the same power of refusing registration as if the event upon which the transmission took place had not occurred and the transfer were a transfer signed by the person from whom the title by transmission is derived.

    (B) A person so becoming entitled shall have the right to receive and give a discharge for any dividends or other moneys payable in respect of the share, but he shall have no right (save as mentioned in Article 80) to receive notice of or to attend or vote at meetings of the Company or to any of the rights (other than the right to receive and give discharges for dividends or other moneys as aforesaid) or privileges of a member in respect of the share, unless and until he shall be registered as the holder thereof. Provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and, if within ninety days the notice is not complied with, the Directors may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

    61.  DISCLOSURE OF INTERESTS IN SHARES

    (A) The Company may give to the registered holder of a share or to any person appearing to it to be interested in a share a notice requiring any of the information mentioned in Section 212 of the Act (a "Section 212 notice").

    (B) If a Section 212 notice is given by the Company to a person appearing to it to be interested in any share, a copy shall at the same time be given to the holder of that share but the accidental omission to do so or the non-receipt of the copy by the member shall not prejudice the operation of the following provisions of this Article.

    (C) If a member or any person appearing to the Company to be interested in any share held by a member has been served with a Section 212 notice and has been in default for the relevant period in supplying to the Company the information required by the Section 212 notice in relation to the share (a "default share") the restrictions referred to below shall apply. Those restrictions shall continue until seven days after:

        (a) the Directors are satisfied that the default is remedied; or

        (b) the default share is registered in the name of a purchaser (or that of his nominee) pursuant to an arm's length transfer; or

        (c) the Directors decide to waive those restrictions, in whole or in part.

    (D) The restrictions referred to above are as follows:

        (a) if the default shares in which any one person is interested or appears to the Company to be interested represent less than 0.25 percent of the issued shares of the class, the member shall not be entitled, in respect of those default shares, to attend and vote at a General Meeting, either personally or by proxy; or

        (b) if the default shares in which any one person is interested or appears to the Company to be interested represent at least 0.25 percent of the issued shares of the class, the member shall not be entitled, in respect of default shares:

           (i) to attend and vote at a General Meeting, either personally or by proxy; or

           (ii) to receive any dividend payable; or

           (iii) to transfer or agree to transfer any of those shares or any rights in them.

    The restrictions in sub-paragraphs (a) and (b) above shall not prejudice the right of either the member holding the default shares or, if different, any person having a power of sale over those shares to sell or agree to sell those shares under an arm's length transfer.

    (E) Any dividends withheld pursuant to paragraph (4)(b) above shall be paid to the member as soon as practicable after the restrictions contained in paragraph (4)(b) above lapse.

    (F) For the purpose of this Article:

        (a) an "arm's length transfer" in relation to any shares is a transfer pursuant to:

           (i) a sale of those shares on a recognised investment exchange (as defined in the Financial Services Act 1986) or on any stock exchange outside the United Kingdom on which the shares are listed or normally traded; or

           (ii) a take-over offer (as defined in Section 14 of the Company Securities (Insider Dealing) Act 1985) which relates to those shares;

        (b) the "relevant period" shall be,  in a case falling within  paragraph
    (4)(a) above, 28 days and, in a case falling within paragraph (4)(b) above, 14 days from and including the date of service of the Section 212 notice;

        (c) the percentage of the issued shares of a class represented by a particular holding shall be calculated by reference to the shares in issue at the relevant time whilst any of the restrictions in paragraph (4) above apply; and

        (d) a person shall be treated as appearing to be interested in any share if the Company has given to the member holding such share a Section 212 notice and either (i) the member has named the person as being interested in the share or (ii) (after taking into account the response of the member to the Section 212 notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the share.

    (G) The provisions of this Article are without prejudice to the provisions of Section 216 of the Act, in particular, the Company may apply to the court under Section 216(1) whether or not these provisions apply or have been applied.

GENERAL MEETINGS

    62.  GENERAL MEETINGS

    (A) The Company shall comply with the requirements of the Statutes regarding the holding of Annual General Meetings. Subject to such requirements, the Directors shall determine the date, time and place at which each Annual General Meeting shall be held.

    (B) All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

    63.  CONVENING OF EXTRAORDINARY GENERAL MEETINGS

    (A) The Directors may convene an Extraordinary General Meeting whenever they think fit.

    (B)  Extraordinary General Meetings may also  be convened in accordance with
Article 104 hereof.

    (C) Extraordinary General Meetings shall also be convened by the Directors on the requisition of members pursuant to the provisions of the Statutes or, in default, may be convened by such requisitionists, as provided by the Statutes.

    (D) The Directors shall comply with the provisions of the Statutes regarding the giving and the circulation, on the requisition of members, of notices or resolutions and of statements with respect to matters relating to any resolution to be proposed or business to be dealt with at any General Meeting of the Company.

    (E) The Directors may from time to time make such arrangements for controlling the level of attendance at any such place (whether involving the issue of tickets or the imposition of some other means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time change any such arrangements, provided that a member who, pursuant to such arrangements, is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places; and the entitlement of any member so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangement as may be for the time being in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

    (F) The Directors and, at any General Meeting, the chairman may make any arrangement and impose any requirement or restriction they consider appropriate to ensure the security and orderly conduct of a General Meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Directors are and, at any General Meeting, the chairman is entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

NOTICE OF GENERAL MEETING

    64.  NOTICE OF MEETINGS

    Twenty-one clear days' notice of every Annual General Meeting and of every Extraordinary General Meeting at which it is proposed to pass a Special Resolution, and fourteen clear days' notice of every other Extraordinary General Meeting (in each case exclusive of the day on which the notice is served or deemed to be served and of the day for which it is given) shall be given in manner hereinafter mentioned to all members (other than those who, under the provisions of these Articles or otherwise, are not entitled to receive such notices from the Company), to the Directors, alternate Directors and to the Auditors, but the accidental omission to give such notice to, or the non-receipt of such notice by, any member or Director or alternate Director or the Auditors shall not invalidate any Resolution passed or proceeding had at any such meeting.

    65.  WHAT NOTICE IS TO SPECIFY

    (A) Every notice of meeting shall specify the place, the day and the time of the meeting and, in the case of special business, the general nature of such business. In the case of a meeting convened for passing a Special or Extraordinary Resolution, the notice shall also specify the intention to propose the Resolution as a Special or Extraordinary Resolution, as the case may be.

    (B) In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

    (C) Every notice of meeting shall also state with reasonable prominence that a member entitled to attend and vote at the meeting may appoint one or more proxies to attend and vote thereat instead of him and that a proxy need not also be a member.

    (D) Every notice of meeting shall also state the place where instruments of proxy are to be deposited if the Directors shall have determined such place to be other than at the Office.

    66. GENERAL MEETINGS AT MORE THAN ONE PLACE; INTERRUPTION OR ADJOURNMENT WHERE FACILITIES INADEQUATE

    (A) The Directors may resolve to enable persons entitled to attend a General Meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the General Meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the General Meeting is satisfied that adequate facilities are available throughout the General Meeting to ensure that members attending at all the meeting places are able to:

        (a) participate in the business for which the meeting has been convened;

        (b) hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

        (c) be heard and seen by all other persons so present in the same way.

    The chairman of the General Meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

    (B) If it appears to the chairman of the General Meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in paragraph (A) of this Article then the chairman may, without the consent of the meeting, interrupt or adjourn the General Meeting. All business conducted at that General Meeting up to the time of such adjournment shall be valid. The provisions of Article 71 shall apply to any such adjournment.

PROCEEDINGS AT GENERAL MEETINGS

    67.  SPECIAL BUSINESS AND BUSINESS OF ANNUAL GENERAL MEETING

    All business shall be deemed special that is transacted at an Extraordinary General Meeting, and all business that is transacted at an Annual General Meeting shall also be deemed special with the exception of:

        (a) declaring dividends;

        (b) the consideration of the documents required by the Statutes to be comprised in the accounts to be laid before such Meeting;

        (c) the re-appointment of the retiring Auditors provided that they were last appointed to such office by the Company in General Meeting;

        (d) the fixing of remuneration of the Auditors;

        (e) the appointment of Directors (other than Directors in respect of whose appointment special notice is required by the Statutes) in the place of those retiring by rotation or otherwise; and

        (f) the re-appointment of Directors retiring by rotation.

    68.  QUORUM

    Two members present in person or by proxy and entitled to vote at the General Meeting shall be a quorum for all purposes.

    69.  ADJOURNMENT IF QUORUM NOT PRESENT

    If within thirty minutes from the time appointed for the holding of a General Meeting a quorum be not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week (or if that day be a holiday, to the next working day thereafter), at the same time and place as the original meeting, or to such other day, and at such other time and place as the Directors may determine and the provisions of Article 71 as to notices and as to business to be transacted shall apply. A member may execute a form of proxy for the adjourned meeting which, if delivered by him to the chairman or Secretary, shall be valid even though it is given at less notice than would otherwise be required by these Articles. If at such adjourned meeting a quorum be not present within fifteen minutes from the time fixed for holding the meeting, any two members who are present in person or by proxy and entitled to vote shall be a quorum and may transact the business for which the meeting was called.

    70.  CHAIRMAN

    The Chairman or, if absent or unwilling, the Chief Executive Officer or, failing him, one of the Deputy or Vice-Chairmen (if any) of the Board of Directors or (if more than one Deputy or Vice-Chairman be present and willing) he who has been longest in such office or, failing him, one of the Directors appointed for that purpose by the Directors or, failing such appointment, by the members present, shall preside at every General Meeting, but if no director shall be present within fifteen minutes after the time fixed for holding the same or, if no one of the Directors present is willing to preside, the members present and entitled to vote shall choose one of their number to preside at the meeting.

    71.  ADJOURNMENT

    With the consent of any meeting at which a quorum is present the chairman thereof may (and shall if so directed by the meeting) adjourn the same from time to time and from place to place. A member may execute a form of proxy for the adjourned meeting which, if delivered by him to the chairman or Secretary, shall be valid even though it is given at less notice than would otherwise be required by these Articles. Whenever a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given in the same manner as of an original meeting. Save as aforesaid, no

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person shall be entitled to any notice  of an adjournment or of the business  to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

    72.  VOTING AND DEMAND FOR POLL

    (A) At every General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before or upon the declaration of the result of the show of hands) a poll be demanded by:

        (i) the chairman of the meeting; or

        (ii) at least three members present in person or by proxy having the right to vote on such resolution; or

        (iii) a member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote on such resolution in respect of which the poll is demanded; or

        (iv) a member or members present in person or by proxy holding shares conferring the right to vote on such resolution on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right; or

        (v) any Director; and a demand for a poll by a person as proxy for a member shall be as valid as if the demand were made by the member itself.

    (B) No poll shall be demanded on the appointment of a chairman of the meeting and a poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

    (C) A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman of the meeting and the demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

    (D) Unless a poll be so demanded (and the demand is not withdrawn), a declaration by the chairman of the meeting that a resolution has been carried, or has been carried by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the books of proceedings of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

    73.  HOW POLL TO BE TAKEN; CONTINUANCE OF BUSINESS AFTER DEMAND FOR POLL

    If a poll be demanded in manner aforesaid (and the demand is not withdrawn), it shall be taken at such time (either at the meeting at which the poll is demanded or within fourteen days after the said meeting) and place and in such manner as the chairman of the meeting shall direct and he may appoint scrutineers (who need not be members). The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

    The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

    74.  CHAIRMAN'S CASTING VOTE

    In the case of an equality of votes, either on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, as the case may be, shall be entitled to a further or casting vote in addition to the vote or votes to which he may be entitled as a member.

VOTES OF MEMBERS

    75.  VOTING RIGHTS

    Subject to any special rights or restrictions as to voting for the time being attached to any shares and to the provisions of these Articles, on a show of hands every member who (being an individual) is present in person, or (being a corporation) is present by a duly authorised representative or proxy not being himself a member, shall have one vote and, on a poll, every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative or proxy not being himself a member, shall have one vote and, on a poll, every member who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorised representative or proxy, shall have one vote for every 25p in nominal amount of shares or stock in the capital of the Company of which he is a holder.

    76.  LIMITATION ON VOTING RIGHTS

    No member shall be entitled (save as proxy for another member or unless the Directors otherwise determine) to be present or vote at any General Meeting, either personally or by proxy, or to exercise any privilege in relation to General Meetings conferred by membership, or be reckoned in a quorum if and to the extent so disqualified by Article 35.

    77.  HOW VOTES MAY BE GIVEN AND WHO CAN ACT AS PROXY

    On a poll votes may be given either personally or by proxy and a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. A proxy need not be a member of the Company and a member may appoint more than one proxy to attend on the same occasion.

    78. REPRESENTATION OF CORPORATIONS WHICH ARE VOTING MEMBERS OF THE COMPANY AT MEETINGS

    Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise any person to act as its representative at any meeting of the Company or of any class of members of the Company; and such representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member present at the meeting in person, including (without limitation) power to vote on a show of hands or on a poll and to demand or concur in demanding a poll.

    79.  VOTING RIGHTS OF JOINT HOLDERS

    Where there are joint registered holders of any share with voting rights any one of such persons may vote at any meeting either personally or by proxy in respect of such share as if he were solely entitled thereto, but so that, if more than one of such joint holders shall tender a vote on the same resolution, whether personally or by proxy, the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of such share.

    80.  VOTING RIGHTS OF MEMBERS INCAPABLE OF MANAGING THEIR AFFAIRS

    A  member who is entitled to vote and who is a patient within the meaning of
Part VII of the Mental Health Act 1983 or in respect of whom an order has been made by any Court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder, may vote, whether on a show of hands or on a poll, by his receiver, curator bonis, or other person in the nature of a receiver or curator bonis appointed by such Court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote as aforesaid shall have been produced at the Office or at such other place as the Directors may determine at least forty-eight hours before the time fixed for holding the meeting or adjourned meeting (as the case may be) at which such person proposes to vote as aforesaid and in default the right to vote shall not be exercisable.

    81.  OBJECTIONS TO ADMISSIBILITY OF VOTES

    No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting or poll shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

    82.  EXECUTION OF PROXIES

    The instrument appointing a proxy shall be in writing signed by the appointor, or his agent duly authorised in writing, or, if such appointor be a corporation, shall either be executed under its common seal or be signed by some agent or officer duly authorised in that behalf. The Directors may, but shall not be bound to, require evidence of the authority of any such agent or officer. The signature on such instrument need not be witnessed.

    83.  PROXY MAY DEMAND A POLL

    The instrument appointing a proxy shall be deemed also to confer authority to demand or concur in demanding a poll, but subject thereto a proxy shall not have the right to speak at a meeting unless otherwise permitted by the chairman.

    84.  FORM OF PROXY

    An instrument appointing a proxy shall be in any usual or common form or any other form which the Directors shall from time to time approve or accept.

    85.  DEPOSIT OF PROXIES

    (A) The instrument appointing a proxy shall be received by personal delivery, post or facsimile transmission at the Office (or at such other place as the Directors may determine) at least forty-eight hours before the time fixed for holding the meeting or, as the case may be, adjourned meeting (or, in the case of a poll, before the time appointed for the taking of the poll) at which the person named in such instrument proposes to vote. Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion.

    (B) In the case of an instrument signed by an agent of a member who is not a corporation, there shall also be delivered, in manner set out in paragraph (A) above, the authority under which such instrument is signed or an office copy thereof or a copy thereof certified in accordance with Section 3 of the Powers of Attorney Act 1971.

    (C) In the case of an instrument signed by an officer or agent of a corporation, there shall also be delivered, in manner set out in paragraph (A) above, the authority under which such instrument is signed, or a notarially certified copy thereof, or such other authorities or documents as shall be specified in the notice of the relevant meeting or in the notes to any instruments of proxy issued by the Company in connection with the relevant meeting.

    (D) In the event of the documents required by the foregoing paragraphs not being so delivered in accordance with paragraph (A) above, the person named in the instrument of proxy shall not be entitled to vote in respect thereof.

    (E) No instrument of proxy shall be valid except for the meeting mentioned therein and any adjournment thereof.

    (F) When two or more valid instruments of proxy are delivered in respect of the same share for use at the same meeting, the one which was executed last shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was executed last, none of them shall be treated as valid in respect of that share.

    (G) A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the

Office or at such other place at which the instrument of proxy was duly deposited at least three hours before the time of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

    86.  INTERVENING DEATH OF PRINCIPAL ETC. NOT TO REVOKE PROXY

    A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the proxy or the authority under which the same was executed or (until entered in the Register) the transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, insanity, revocation or transfer shall have been received at the Office (or at such other place at which the instrument of proxy was duly delivered) six hours at least before the time fixed for holding the meeting or adjourned meeting (or, in the case of a poll, before the time appointed for the taking of the poll) at which the vote is given.

    87.  PROXIES TO BE SENT TO ALL MEMBERS ENTITLED TO VOTE

    The Directors may at the expense of the Company send, by post or otherwise, to the members forms of proxy (with or without paying return postage), with provision for two-way voting on all resolutions intended to be proposed for use at any General Meeting or at any meeting of any class of members of the Company, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If forms of proxy are issued at the expense of the Company, such forms shall be issued to all of the members entitled to be sent a notice of the meeting and to vote thereat by proxy; provided that the accidental omission to send out a form of proxy whenever necessary, to any member, or the non-receipt of such form by any member, shall not invalidate the proceedings of the meeting to which the form of proxy relates.

DIRECTORS

    88.  NUMBER OF DIRECTORS

    The Directors (other than alternate Directors) shall not be less than three nor more than eleven in number.

    89.  QUALIFICATION OF DIRECTORS

    The qualification of a Director shall be the holding alone and not jointly with any other person of shares of the Company to the nominal amount of L1,000 of which at least half shall be fully paid Ordinary Shares.

    90.  REMUNERATION OF DIRECTORS AND EXPENSES

    (A) Each Director (other than any Director holding office as such under Article 123) shall be paid each year out of the funds of the Company such directors' fees not exceeding L40,000 as shall be determined by the Directors, or such greater fee as the Company may by Ordinary Resolution from time to time determine.

    (B) The Directors shall also be paid out of the funds of the Company all their travelling, hotel and other expenses properly incurred by them in and about the discharge of their duties, including their expenses of travelling to and from meetings of the Directors, or committee meetings, or General Meetings.

    91.  SPECIAL REMUNERATION

    The Directors may grant special remuneration to any Director who, being called upon, shall perform any special or extra services to or at the request of the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration (if any) as a Director, and may, without prejudice to the provisions of Article 105, be made payable by a lump sum or by way of salary, or commission on the dividends or profits of the Company or of any other company in which the Company is interested or other participation in any such profits or otherwise, or by any or all or partly by one and partly by another or other of those modes.

APPOINTMENT AND REMOVAL OF DIRECTORS

    92.  APPOINTMENT OF NEW DIRECTORS BY THE COMPANY

    (A) The Company may, subject to Article 88, from time to time, by Ordinary Resolution, appoint any person or persons to hold office as a Director or Directors.

    (B) No person, not being a Director retiring at an Annual General Meeting pursuant to these Articles, shall, unless recommended by the Directors for appointment, be eligible for appointment to the office of Director at any General Meeting, unless not less than seven nor more than forty-two clear days before the day appointed for the meeting there has been given to the Secretary notice by some member (entitled to attend and vote on such resolution) of his intention to propose a resolution for the appointment of such person, and also notice signed by the person to be proposed of his willingness to be appointed.

    93.  SEPARATE RESOLUTIONS FOR APPOINTMENT OF EACH DIRECTOR

    Every resolution of a General Meeting for the appointment of a Director shall relate to one named person and a single resolution for the appointment of two or more persons shall be void, unless a resolution that it shall be so made has been first agreed to by the meeting without any vote being against it.

    94.  THE DIRECTORS' POWER TO APPOINT ADDITIONAL DIRECTORS

    The Directors may, at any time, and from time to time, appoint any person to be a Director, either to fill a casual vacancy or by way of addition to their number but so that the total number of Directors shall not exceed the maximum number (if any) fixed by or in accordance with these Articles.

    95.  RETIREMENT OF APPOINTED DIRECTORS

    Any Director appointed pursuant to Article 94 shall retire from office at the next following Annual General Meeting of the Company, but shall then be eligible for re-appointment.

DURATION OF DIRECTORS' APPOINTMENT

    96.  RETIREMENT OF DIRECTORS

    At each Annual General Meeting any Directors bound to retire under Article 95 and one-third of the other Directors for the time being or, if their number is not a multiple of three, then the number nearest to one-third but not exceeding one-third, shall retire from office. A retiring Director shall retain office until the close of the meeting at which he retires.

    97.  SELECTION OF DIRECTORS TO RETIRE

    The Directors to retire at each Annual General Meeting (other than those bound to retire under Article 95) shall be as specified by their term of election or, if no term has been specified, the Directors who have been longest in office since their last appointment. As between Directors who became or were last reappointed Directors on the same day, the Directors to retire shall, unless they shall otherwise agree among themselves, be selected from among them by lot, provided that, in the case of the Directors of the Company at the time of the adoption of these Articles, each Director shall, for the purposes of this Article only, be deemed to have become a Director on successive days in the order determined by the Directors in concurrence with the Chairman and the Chief Executive Officer (save in the case of the Chief Executive Officer who shall determine such order in respect of himself). The Directors to retire on each occasion (both as to number and identity) shall be determined by reference to the composition of the board at the date of the notice convening the annual general meeting and no Director shall be required to retire or be retired or be relieved from retiring by reason of any change in the number or identity of the Directors after the date of the notice but before the date of the meeting. A retiring Director shall be eligible for re-appointment.

    98.  RETIRING DIRECTOR DEEMED TO BE RE-APPOINTED

    If at any meeting at which an appointment of Directors ought to take place the office vacated by any retiring Director is not filled, such retiring Director shall, if duly qualified and offering himself for re-appointment, be deemed to have been re-appointed, unless at such meeting it is expressly resolved not to fill such vacated office, or unless a resolution for the re-appointment of such retiring Director shall have been put to the meeting and lost.

DISQUALIFICATION OF DIRECTORS

    99.  VACATION OF OFFICE OF DIRECTOR

    The office of a Director shall be vacated:

    (A) if he is prohibited by law from being a Director; or

    (B) if he becomes bankrupt or a receiving order is made against him or he makes any arrangement or composition with his creditors generally; or

    (C) if he is, or may be, suffering from mental disorder and either:

        (i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1984; or

        (ii) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

and the Directors resolve that his office be vacated; or

    (D) if he serves on the Company notice of his wish to resign, in which event he shall ipso facto vacate office on the service of such notice on the Company or such later time as is specified in such notice; or

    (E) if he is removed by the Company pursuant to the Act; or

    (F) if (not being already qualified) he does not obtain his qualification within two months after his appointment, or at any time thereafter he ceases to hold his qualification and so that a Director vacating office under this provision shall be incapable of being re-appointed a Director until he shall have obtained his qualification; or

    (G) if he is convicted of an indictable offence, not being an offence under the Road Traffic Acts 1960 to 1974 or any statutory amendment or re-enactment thereof for the time being in force and the Directors resolve that his office be vacated; or

    (H) if all the other Directors execute a written resolution to such effect.

    100.  DIRECTOR TO VACATE OFFICE AT 70

    No person shall be capable of being appointed or re-appointed a Director of the Company if at the time of his appointment he would have attained the age of seventy, and every Director of the Company shall vacate his office at the conclusion of the Annual General Meeting commencing next after he attains the age of seventy, unless, subject to the Act, otherwise determined by the Directors.

ALTERNATE DIRECTORS

    101.  POWER TO APPOINT ALTERNATE DIRECTORS

    (A) Each Director shall have the power to appoint any other Director or, with the approval of a majority of other Directors, any other person willing to act, to be an alternate Director, in his place, at any meeting of the Directors (including any Committee thereof) at which he is unable to be present, and at his discretion to remove such alternate Director.

    (B) On such appointment being made the alternate Director shall (except as regards the power to appoint an alternate) be subject in all respects to the provisions, terms and conditions of these Articles existing with reference to the other Directors of the Company, except that an alternate Director need not hold any share qualification, and each alternate Director, whilst acting in the place of an absent Director, shall be entitled to exercise and discharge all the powers and duties of the Director he represents, but shall look to such Director solely for his remuneration as alternate Director.

    (C) Any Director of the Company who is appointed an alternate Director shall be entitled to vote at a meeting of the Directors (including any Committee thereof) on behalf of the Director so appointing him as distinct from the vote to which he is entitled in his own capacity as a Director, and shall also be considered as two Directors for the purpose of making a quorum of Directors when such quorum shall exceed two.

    (D) Any person appointed as an alternate Director shall vacate his office as such alternate Director if and when the Director by whom he has been appointed vacates his office as Director (otherwise than by retirement at a General Meeting of the Company at which he is re-elected) or removes him by notice to the Company or upon the happening of any event which, if he were a Director, would cause him to vacate such office. If a Director shall die, his alternate shall thereupon cease and determine.

    (E) Every instrument appointing or removing an alternate Director shall be in writing signed by the appointor (or in any other manner approved by the Directors) and shall be effective upon delivery at the office or at a meeting of the Directors.

    (F) Save as otherwise expressly provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and, accordingly, except where the context otherwise requires, references to a Director shall be deemed to include a reference to an alternate Director. An alternate Director shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.

POWERS OF DIRECTORS

    102.  GENERAL POWERS OF DIRECTORS TO MANAGE COMPANY'S BUSINESS

    (A) The business of the Company shall be managed by the Directors who may exercise all the powers of the Company to the extent that the same are not required by the Statutes, these Articles or any Ordinary Resolution of the Company, to be exercised by the Company in General Meeting. Any exercise of such powers by the Directors shall be in accordance with the provisions of the Statutes, these Articles and any Ordinary Resolution of the Company. No Ordinary Resolution or alteration of these Articles shall invalidate any prior act of the Directors which would have been valid if the same had not been passed or made.

    (B) The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article or by any resolution of the Company in General Meeting.

    103.  SIGNING OF CHEQUES

    All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors may determine.

    104.  POWER TO ACT NOTWITHSTANDING VACANCY

    The continuing Directors or the sole continuing Director at any time may act notwithstanding any vacancy in their body, provided always that if the Directors shall at any time be reduced in number to less than the minimum fixed by or in accordance with these Articles, it shall be lawful for him or them to act as Director(s) for the purpose of filling up vacancies in their body or calling a general meeting of the Company, but not for any other purpose. If there shall be no Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

    105.  GRATUITIES, PENSIONS AND INSURANCE

    (A) The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or involvements to, any persons who are or shall have been at any time Directors, alternate Directors, officers or employees of the Company or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, or the wives, widows, families, relatives or dependents of any such person.

    (B) The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid, or its members, and may make or procure payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees for charitable or benevolent objects or for any exhibition or for any public, general or useful object.

    (C) Without prejudice to the generality of the foregoing paragraphs of this Article, the Directors may exercise any of the powers conferred by the Statutes to make provision for the benefit of any such persons as aforesaid in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

    (D) The Directors may procure any of the matters aforesaid to be done by the Company either alone or in conjunction with any other company.

    (E) Without prejudice to the provisions of Article 169, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, alternate Directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

    (F) No Director or alternate Director or former Director or former alternate Director shall be accountable to the Company or the members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director or alternate Director of the Company.

    106.  POWER TO ISSUE SHARES TO EMPLOYEES

    Without prejudice to the general powers herein conferred on the Directors, the Directors shall have power (subject to any restrictions for the time being imposed by Statute or by these Articles) to issue and to grant options in respect of the issue of shares in the capital of the Company to any employee of the Company or of any subsidiary of the Company as a reward for past or encouragement to future services (and in the case of an issue of shares either credited as fully paid up or for subscription in cash) upon such terms and in such manner as they think fit.

BORROWING POWERS

    107.  POWER TO BORROW MONEY

    (A) Subject as hereinafter provided, the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge the whole or any part of its undertaking, property and assets (both present and future) and uncalled capital and (subject, to the extent applicable, to the provisions of the Statutes) to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

    (B) The Directors shall, in relation to the borrowings of the Company and its subsidiaries for the time being (in this Article called "the Group"), restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries (if any) so as to secure (as regards subsidiaries so far as by such exercise they can secure) that the aggregate nominal or principal amount (together with any fixed or minimum premium payable on final repayment) for the time being owing by the Group in respect of moneys borrowed (exclusively of moneys borrowed by the Company for the time being owing to any of its subsidiaries or by any such subsidiary for the time being owing to the Company or another such subsidiary) shall not without the previous sanction of an Ordinary Resolution exceed an amount equal to two and one-half times the adjusted total of capital and reserves.

    (C) For the purposes of this Article, the expression "the adjusted total of capital and reserves" means the aggregate of:

        (i) the amount paid up on the allotted share capital of the Company; and

        (ii) the amounts standing to the credit of the capital and revenue reserves of the Group including share premium account, capital redemption reserve fund and profit and loss account;

    all as shown by a consolidation of the then latest audited balance sheets of the Group but after:

        (a) deducting any amount attributable to goodwill (other than goodwill arising on consolidation) and other intangible assets and the amount of any debit balance on profit and loss account;

        (b) excluding amounts attributable to share capital of any subsidiary not owned by the Company or another subsidiary and any sum set aside for taxation;

        (c) deducting any amount distributed or resolved or recommended to be distributed to persons other than the Company or any of its subsidiaries out of profits accrued prior to the date of and not provided for in the latest audited balance sheets; and

        (d) making such adjustments as may be appropriate to reflect:

           (i) any variation in the amount of such share capital and reserves since the date of the relevant balance sheet or which would result from any transaction for the purpose of which this calculation is being made or any transaction to be carried out contemporaneously therewith and so that for this purpose if any proposed allotment of shares for cash has been underwritten then, at any time when the underwriting of such shares shall be unconditional, such shares shall be deemed to have been allotted and the amount (including any premium) of the subscription moneys payable in respect thereof (not being moneys payable later than four months after the date of allotment) shall be deemed to have been paid up to the extent that the underwriters are liable therefor; and

           (ii) any variation in the amounts attributable to the interest of the Company in the share capital of any subsidiary.

    (D) For the purpose of this Article, the expression "moneys borrowed" includes the following except in so far as otherwise taken into account:

        (i) the nominal or principal amount of any share capital, debentures or borrowed moneys (together in each case with any fixed or minimum premium payable on final repayment) of any body whether corporate or unincorporate the beneficial interest whereof is not for the time being owned directly or indirectly by the Company or any subsidiary and the repayment whereof is guaranteed by the Company or any subsidiary;

        (ii) the principal amount (together with any fixed or minimum premium payable on final repayment) of any debenture (whether secured or unsecured of the Company or any subsidiary, being a debenture owned otherwise than by the Company or any subsidiary;

        (iii) the principal amount raised by acceptances under any acceptance credit opened on behalf of and in favour of the Company or any subsidiary by any bank or accepting house;

but moneys borrowed by the Company or any subsidiary for the purpose of repaying the whole or part of moneys borrowed by the Company or any subsidiary for the time being outstanding (including any fixed or minimum premium payable on final repayment) and so to be applied within four months after being so borrowed shall, pending their application for such purpose within such period, be deemed not to be moneys borrowed.

    (E) A certificate or report by the Auditors for the time being of the Company as to the amount of the adjusted total of capital and reserves or the amount of any moneys borrowed or to the effect that the limit imposed by this Article has not been or will not be exceeded at any particular time or times shall be conclusive evidence of such amount or fact for the purposes of this Article.

    (F) No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provision be concerned to see or enquire whether this limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the limit hereby imposed had been or would thereby be exceeded.

    108.  CHARGING OF UNCALLED CAPITAL

    If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Directors may delegate to the person in whose favour such mortgage or security is executed, or to any other such person in trust for him, the power to make calls on the members in respect of such uncalled capital, and to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipt for such moneys, and the power so delegated shall subsist during the continuance of the mortgage security, notwithstanding any change of Directors, and shall be assignable if expressed so to be.

DIRECTORS INTERESTS, ETC.

    109.  POWER OF DIRECTORS TO HOLD OFFICES OF PROFIT AND TO CONTRACT WITH
COMPANY

    (A) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with the provisions of the Statutes applicable thereto.

    (B) No Director or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or position in the management, administration or conduct of the business of the Company or as vendor, purchaser or otherwise, nor (subject to the interest of the Director being duly declared) shall any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

    (C) Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has to his knowledge any material interest together with any interest of any connected person as defined in Section 346 of the Act (otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company) and if he shall do so, his vote shall not be counted. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

    (D) A Director shall (in the absence of a material interest other than as indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

        (i) the giving of any guarantee, security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

        (ii) the giving of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part (and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

        (iii) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

        (iv) any proposal concerning any other company (a "relevant company") in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that neither he nor any person connected with him to his knowledge is directly or indirectly interested in 1 per cent. or more of the issued shares of any class of such company or is interested in 1 per cent. or more of the voting rights of such company and, for the purposes of this paragraph:

           (a) a person shall be deemed to be directly interested in the issued shares of any class of a company if he holds (whether solely or jointly) or is beneficially interested in such shares;

           (b) a  person shall  be deemed  to be  indirectly interested  in  the issued shares of any class of a company if another company (an "intermediary company") in whose equity share capital he is directly or indirectly interested holds (whether solely or jointly) or is beneficially interested in such shares;

           (c) a person shall be deemed to be indirectly interested in 1 per cent. or more of the issued shares of any class of a relevant company if the percentage of the issued shares of such class attributable to such person through his percentage interest in the equity share capital of each intermediary company through which his interest in the relevant company is derived represents 1 per cent or more of the issued shares of such class of the relevant company; and

           (d) a person shall be deemed to be interested in 1 per cent. or more of the voting rights available to members of a relevant company if he can cause 1 per cent. or more of such voting rights to be cast at his direction;

(any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

        (v) any proposal concerning the adoption, modification or operation of a superannuation fund or retirement, death or disability benefit scheme under which he may benefit and which has been approved by or is subject to and conditional on approval by the Board of Inland Revenue for taxation purposes;

        (vi) any proposal concerning the adoption, modification or operation of a share option scheme, share incentive scheme or profit sharing scheme which relates both to directors and employees and does not accord to any director as such any privilege or advantage not generally accorded to the employees to which such scheme relates; and

        (vii) any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

    (E) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph (D)(iv) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

    (F) If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

    (G) Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, provided that nothing herein contained shall authorise a Director or his firm to act as Auditor of the Company.

    (H) Any Director may continue to be or become a member or director of, or hold any other office or place of profit under, any other company in which the Company may be interested, and no such Director shall be accountable for any dividend, remuneration, superannuation payment or other benefits received by him as a member or director of, or holder of any other office or place of profit under, any such other company. The Directors may exercise the voting powers conferred by the shares in any company held or owned by the Company or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors or officers of such company, or voting or providing for the payment of remuneration, superannuation payments or other benefits to the directors or officers of such company). Any Director of the Company may, subject to paragraphs (A), (D) and (E) of this Article, be counted in the quorum and may vote in favour of the exercise of such voting rights in the manner aforesaid (other than in respect of a resolution appointing himself director of such company, or voting or providing for the payment to himself of remuneration, superannuation payments or other benefits), notwithstanding that he may be, or be about to be, appointed a director of or holder of any other office or place of profit under such other company and as such is, or may become, interested in the exercise of such voting rights in the manner aforesaid.

PROCEEDINGS OF DIRECTORS

    110.  BOARD MEETINGS, QUORUM AND VOTING

    The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for the transaction of business, provided that a majority of the whole number of Directors shall be a quorum. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting shall have a further or casting vote in addition to the vote or votes to which he may be entitled as a member.

    111.  NOTICE OF MEETINGS

    The Chairman, the Chief Executive Officer, the Deputy or any Vice-Chairman (if any) may at any time, and, on the request of any Director, the Secretary shall, call a meeting of the Directors, by not less than twenty-four hours notice to all Directors and shall be deemed to be duly given to a Director if given to him personally (including by telephone) or sent in writing (if possible, by facsimile transmission) to him at an address in the United Kingdom or the United States of America notified by him to the Company for this purpose.

    112.  DIRECTORS ABROAD

    A Director absent or intending to be absent from the United Kingdom or the United States of America may request the board that notices of board meetings shall during his absence be sent in writing (if possible by facsimile transmission) to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to Directors not so absent. Any Director may waive notice of a meeting and any such waiver may be retrospective.

    113.  CHAIRMAN, CHIEF EXECUTIVE OFFICER, DEPUTY AND VICE-CHAIRMAN TO PRESIDE

    The Chairman or, failing him, the Chief Executive Officer, or failing him, any Deputy or Vice-Chairman (the senior in office taking precedence if more than one be present), shall, if present and willing, preside at all meetings of the Directors, but if no such Chairman or Chief Executive Officer or Deputy or Vice-Chairman can be appointed, or if he be not present within five minutes after the time fixed for holding the meeting or is unwilling to act as chairman of such meeting, the Directors present shall choose one of their number to act as chairman of such meeting, and the Director so chosen shall preside at such meeting accordingly.

    114.  COMPETENCE OF BOARD MEETINGS

    A meeting of the Directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Directors generally.

    115.  POWER TO APPOINT COMMITTEES

    The Directors may from time to time appoint Committees consisting of such member or members of their body as they think fit, and may delegate any of their powers to any such Committee, and from time to time revoke any such delegation and discharge any such Committee wholly or in part. Any Committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed upon it by the Directors.

    116.  CHAIRMAN OF COMMITTEE

    A Committee may appoint a chairman of its meetings. If no such chairman be appointed, or if at any meeting he be not present within five minutes after the time fixed for holding the meeting or is unwilling to act as chairman at such meeting, the members present shall choose one of their number to be chairman of such meeting.

    117. PROCEDURE AT COMMITTEE MEETINGS; COMMITTEES TO OBSERVE PROVISIONS OF ARTICLES

    (A) Subject to Article 115, Committees may meet and adjourn as they think proper. Questions arising at any meeting shall be determined by a majority of votes of the members present.

    (B) The meetings and proceedings of any such Committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and procedures of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under Article 115.

    118.  RESOLUTIONS IN WRITING

    A resolution in writing signed or approved by letter, cable, telegram, telex or facsimile message by all the Directors entitled to notice of a meeting of the Directors or by all the members of a Committee shall be as valid and effectual as if it had been passed at a meeting of the Directors or, as the case may be, such Committee duly called and constituted. Such resolution may be contained in one document or in several documents in like form, each signed or approved by one or more of the said Directors or the said members of the Committee concerned. For the purpose of this Article the signature or approval of an alternate Director (if any) shall suffice in place of the signature of the Director appointing him.

    119.  MEETINGS BY TELEPHONE

    Without prejudice to the first sentence of Article 110, a meeting of the Directors or of a Committee of the board may consist of a conference between Directors and any alternate Directors who are not all in one place, but each of whom is able (directly or by telephonic communication) to speak to each of the others, and to be heard by each of the others simultaneously. A Director or alternate Director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating in the conference is assembled, or, if there is no such group, where the chairman of the MEETING then is. The word meeting in these Articles shall be construed accordingly.

    120.  VALIDITY OF ACTS OF DIRECTORS IN SPITE OF FORMAL DEFECT

    All acts bona fide done by any meeting of the Directors, or of a Committee of Directors, or by any person acting as a Director or alternate Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or alternate Director or person acting as aforesaid, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director and had continued to be a Director or alternate Director and had been entitled to vote.

    121.  MINUTES

    The Directors shall cause minutes to be made in books provided for the purpose:

    (a) of all appointments of officers made by the Directors;

    (b) of the names of all the Directors present at each meeting of the Directors and of any Committee of Directors; and

    (c) of all resolutions and proceedings of all meetings of the Company and of any class of members, and of the Directors and of any Committee of Directors;

and any such minutes as aforesaid, if purporting to be signed by the chairman of the meeting at which such appointments were made or such Directors were present or such resolutions were passed or proceedings had (as the case may be), or by the chairman of the next succeeding meeting of the Company or Directors or Committee (as the case may be), shall be sufficient evidence without any further proof of the facts therein stated.

CHIEF EXECUTIVE OFFICER, CHAIRMAN AND DEPUTY-CHAIRMAN, ETC.

    122.  CHIEF EXECUTIVE OFFICER

    The Directors may appoint or remove from time to time any person as the Chief Executive Officer of the Company. The Chief Executive Officer shall, when first appointed, be a Director. The Chief Executive Officer shall have general and active management, supervision, direction and control of the business and affairs of the Company, subject to the control of the Directors; all of the other officers of the Company shall report to him or such other officer or officers as he may from time to time designate; and he shall have general authority to execute all documents on behalf of the Company.

    123.  APPOINTMENT

    The Directors may from time to time appoint one or more of their number to any other executive office or employment under the Company (including, but without limitation, that of Chairman or Deputy-Chairman) for such period and on such terms as they think fit, and may also permit any person appointed to be a Director to continue in any office or employment held by him before he was so appointed. The Directors may also from time to time (without prejudice to any claim for damages for breach of any agreement between him or them and the Company) remove him or them from office and appoint another or others in his place or their places.

    124.  REMUNERATION OF DIRECTOR SO APPOINTED

    The remuneration and other terms and conditions of appointment of a Director appointed to any office or employment under the Company pursuant to the last preceding Article shall from time to time (without prejudice to the provisions of any agreement between him and the Company) be fixed by the Directors, and may (without prejudice to the provisions of Article 105) be by way of fixed salary, or commission on the dividends or profits or turnover of the Company, or of any other company in which the Company is interested, or other participation in any such profits or otherwise or by any or all or partly by one and partly by another or others of those modes.

    125.  [DELETED]

    126.  [DELETED.]

    127.  POWERS AND DUTIES OF DIRECTORS SO APPOINTED

    The Directors may, from time to time, entrust to and confer upon a Director appointed to any office or employment pursuant to Article 123 such of the powers exercisable under these Articles by the Directors as they may think fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions, as they may consider expedient, and may confer such powers collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the Directors in that behalf, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

LOCAL MANAGEMENT

    128.  POWER TO APPOINT LOCAL MANAGERS

    The Directors may, from time to time, provide for the management and transaction of the affairs of the Company in or from any specified locality, whether in the United Kingdom or elsewhere, in such manner as they think fit, and the provisions contained in the three next following Articles shall be without prejudice to the general powers conferred by this Article.

    129.  DELEGATION OF POWERS TO LOCAL BOARDS

    The Directors may from time to time and at any time, establish any Local Board or agency for managing any of the affairs of the Company in any such specified locality and may appoint any persons to be members of such Local Board or agency or to be managers or agents, and may fix their remuneration, and the Directors may from time to time, and at any time, delegate to any persons so appointed any of the powers, authorities and discretions for the time being vested in the Directors (other than their power to make calls, forfeit shares, borrow money or issue shares or other securities), and may authorise the members for the time being of any such Local Board or agency or any of them to fill up any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

    130.  POWER TO APPOINT ATTORNEY OR SUB-DELEGATE

    (A) Subject to Article 122, the Directors may, at any time, and from time to time, by power of attorney under the Seal, appoint any person to be the attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as the Directors may from time to time think fit, and such appointment may (if the Directors think fit) be made in favour of the members or any of the members of any Local Board or agency established as aforesaid, or in favour of any body corporate, or of the members, directors, nominees or managers of any body corporate or unincorporate, or otherwise in favour of any fluctuating body of persons, whether nominated directly or indirectly by the Directors, and any such power of attorney may contain such powers for the protection or convenience of persons dealing with such attorney as the Directors may think fit.

    (B) Any such delegate or attorney as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities or discretions for the time being vested in him.

    131.  APPOINTMENT OF AN AGENT

    Subject to Article 122, the Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the Directors) and on such conditions as the Directors determine, including without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

SECRETARY

    132.  APPOINTMENT OF SECRETARY

    The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may (without prejudice to any claim for damages for breach of any contract between him and the Company) be removed by them.

    133.  DUAL CAPACITY

    A provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

    134.  ASSISTANT OR DEPUTY SECRETARY

    The Directors may, at any time and from time to time, appoint any person to be Assistant or Deputy Secretary and anything required or authorised to be done by or to the Secretary may be done by or to any Assistant or Deputy Secretary so appointed; and any Assistant or Deputy Secretary may (without prejudice to any claim for damages for breach of any contract between him and the Company) be removed by the Directors.

SEAL

    135.  SEAL

    (A) The Directors shall provide for the safe custody of the Seal and the Company may exercise the powers conferred by the Statutes with regard to having an official seal for use in any territory outside the United Kingdom, and such powers shall be vested in the Directors. Whenever in these Articles reference is made to the Seal the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

    (B) The Seal shall not be affixed to any instrument, except by the general or special authority of a resolution of the Directors, or of a Committee of the Directors authorised in that behalf. The Directors may from time to time make such regulations as they think fit (subject to the provisions of these Articles) determining the persons and the number of such persons who shall sign every instrument to which the Seal is affixed. Until otherwise so determined, every such instrument shall be signed by a Director and countersigned by the Secretary or another Director (and, in favour of any purchaser or person dealing bona fide with the Company, the signatures of such persons shall be conclusive evidence of the fact that the Seal has been properly affixed).

    (C) As regards any certificates for shares or debentures or other securities of the Company, the Directors, or a Committee of the Directors authorised for that purpose by the Directors, may by resolution determine that (subject to such conditions as they think fit and subject to the provisions of the Statutes or any other applicable legal requirement) any such certificate may be issued without the Seal being affixed thereto or without signatures or that facsimile signatures shall suffice.

    (D) The Company may exercise the powers conferred by the Statutes with regard to having a securities seal for sealing and evidencing securities, and such powers shall be vested in the Directors.

    (E) Where the Act so permits, any instrument signed, with the authority of a resolution of the Directors or of a Committee of the Directors, or by one Director and the Secretary or by two Directors and expressed to be executed by the Company, shall have the same effect as if executed under the Seal.

OVERSEAS BRANCH REGISTER

    136.  OVERSEAS BRANCH REGISTER

    The Company may also exercise the powers conferred by the Statutes with reference to the keeping of an overseas branch register and the Directors may, from time to time and at any time, make such provisions and regulations regarding the same as they may think fit.

DIVIDENDS

    137.  APPLICATION OF PROFITS IN PAYMENT OF DIVIDENDS

    Subject to the provisions of these Articles and to any rights, privileges or restrictions for the time being attached to any shares in the capital of the Company having preferential or special rights in regard to dividend, the profits of the Company which it shall from time to time be determined to distribute by way of dividend shall be applied in payment of dividends upon the shares of the Company in proportion to the amounts paid up thereon respectively otherwise than in advance of calls; provided that if any share be issued upon terms providing that it shall rank for dividend as from or after a particular date, or be entitled to dividends declared or paid under a particular date, such share shall rank for or be entitled to dividend accordingly.

    138.  DECLARATION OF DIVIDENDS

    The Company may, from time to time, by Ordinary Resolution, declare a dividend to be paid to the members, according to their rights and interests in the profits, and may fix the time for payment of such dividend.

    139.  DIVIDEND TO BE PAYABLE ONLY OUT OF PROFITS

    (A) No dividend shall be payable except out of the profits of the Company available for distribution in accordance with the provisions of the Statutes.

    (B) Subject to the provisions of the Statutes (and without limiting the powers conferred by or pursuant to Sections 130 to 134 of the Act), if any interest in the share capital of a company or any business or other property or asset is acquired by the Company as from a past date or with the benefit of any dividends paid or to be paid in respect of a past period the profits or losses of the assets so acquired as from such date or during such period may at the discretion of the Directors be treated in whole or in part for all purposes as profits or losses of the Company.

    140.  NO LARGER DIVIDEND THAN RECOMMENDED BY DIRECTORS

    No larger dividend shall be declared than is recommended by the Directors, but the Company may by Ordinary Resolution declare a smaller dividend.

    141.  FIXED AND INTERIM DIVIDENDS

    (A) If and to the extent that the Directors think fit and the position of the Company in their opinion justifies such payment, the Directors may declare and pay dividends on shares carrying an entitlement to fixed dividends in accordance with the rights attached thereto and may also from time to time declare and pay interim dividends.

    (B) Provided that the Directors act bona fide, they shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may offer by reason of the payment of a dividend on any shares not ranking pari passu or in priority thereto in respect of dividends.

    (C) A resolution of the Directors declaring any such dividend shall (when announced publicly with their authority) be irrevocable and have the same effect as if such dividend had been declared upon the recommendation of the Directors by an Ordinary Resolution of the Company.

    142.  UNCLAIMED DIVIDENDS

    Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company. The payment by the board of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account; such payment shall not constitute the Company a trustee thereof. The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if such instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions. The entitlement conferred on the Company by this Article in respect of any member shall cease if such member claims a dividend or cashes a dividend warrant or cheque.

    143.  NO INTEREST PAYABLE ON DIVIDENDS, ETC.

    No dividend or other moneys payable on or in respect of a share in the capital of the Company shall bear interest against the Company unless otherwise provided by the rights attached to the share.

    144. POWER TO SATISFY DIVIDEND IN SPECIE, FRACTIONAL CERTIFICATES AND CASH ADJUSTMENTS

    With the sanction of an Ordinary Resolution of the Company and upon the recommendation of the Directors any dividend may be paid and satisfied, either wholly or in part, by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, or partly in one way and partly in another or others, and where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient, and in particular they may issue fractional certificates, and may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees upon such trusts for the persons entitled to the dividends as may seem expedient to the Directors.

    145.  DEDUCTION OF DEBTS DUE TO COMPANY

    The Directors may deduct from any dividend or other moneys payable in respect of any shares held by a member, either alone or jointly with any other member, all such sums of money (if any) as may be presently due and payable by him, either alone or jointly with any other person, to the Company in relation to shares of the Company.

    146.  SCRIP DIVIDENDS

    (A) The Directors may, subject as herein provided and, subject to the provisions of the Statutes, decide (at the same time as they resolve to recommend a dividend on the Ordinary Shares to be declared by the Company in General Meeting or to pay an interim dividend on the Ordinary Shares) that each Ordinary Shareholder may elect to forgo his right to participate in such dividend (or such part thereof as the Directors may determine) and to receive instead an allotment of further Ordinary Shares to the extent and within the limits and on the terms and conditions set out below. The Directors shall announce any such decision as aforesaid in conjunction with any announcement of the relevant dividend and shall send to the Ordinary Shareholders affected thereby notices of election as soon as practicable after the number of shares applicable to the election pursuant to paragraph (B) hereof shall be known.

    (B) If the Directors decide as aforesaid each holder of Ordinary Shares may (by notice in writing to the Company given in such form and within such period as the Directors may from time to time determine) elect to forgo (save to the extent provided in paragraph (C) of this Article) the dividend which otherwise would have been paid on all or so many of his Ordinary Shares as he shall specify in the notice of election and to receive in lieu thereof such number of additional Ordinary Shares to be allotted to him credited as fully paid as is equal to the whole number of Ordinary Shares (ignoring any fraction of any additional Ordinary Shares) obtained by dividing the dividend which otherwise would have been paid on the shares in respect of which the election is made (without the associated tax credit and expressed in terms of pence and fractions of a penny) by whichever is the greater of (i) the average of the middle market quotations of the Ordinary Shares as derived from the Daily Official List published by The Stock Exchange for the first five business days on which such quotations are listed "ex dividend" after the day on which the Directors' decision to recommend or pay the relevant dividend is announced or for such other days as the Company may from time to time in General Meeting determine (subject to such adjustments, if any, as the Auditors may consider appropriate) and (ii) the nominal value of an Ordinary Share.

    (C) Where the Ordinary Shares constitute authorised investments for the purposes of the Trustee Investments Act 1961, the Directors shall not in any event (unless otherwise decided by the Company in General Meeting) enable shareholders to forgo under the provisions of this Article nominal amount (being such amount as the Directors may decide) of dividends payable on each Ordinary Share in any calendar year.

    (D) Following the receipt of a notice or notices of election the Directors shall appropriate out of the profits of the Company available for distribution in accordance with the Statutes an amount equal to the aggregate nominal value of the number of Ordinary Shares required to be allotted to the holders of Ordinary Shares who have given notice of election as aforesaid and shall apply such amount in paying up in full such number of Ordinary Shares.

    (E) The Ordinary Shares so allotted credited as fully paid shall not be entitled to participate in the dividend then being declared or paid but shall in all other respects rank PARI PASSU with the existing Ordinary Shares.

    (F) The Directors shall not make any such decision as aforesaid unless the Company has sufficient unissued shares and undistributed profits or reserves to give effect to any elections which could be made as a consequence of such decision.

    (G) The Directors shall not make any such decision as aforesaid unless the Company shall by Ordinary Resolution approve the exercise by the Directors of their power so to do in respect of the dividend in question or in respect of any dividends declared or paid in respect of a specified financial year or period of the Company which dividends include the dividend in question.

    (H) The Directors shall have power to authorise any person on behalf of the elective shareholders to enter into an agreement with the Company providing for the allotment to them respectively of the Ordinary Shares to which they are entitled in lieu of their rights to the dividend so forgone by them respectively and any agreement made under such authority shall be effective and binding on the shareholders concerned.

    (I) The Directors may on any occasion determine that rights of election hereunder shall not be made available to shareholders resident in territories where, in the opinion of the Directors, compliance with local laws and/or regulations would be unduly onerous.

    (J) The Directors may do all acts and things considered necessary or expedient to give effect to the issue of any Ordinary Shares in accordance with the provisions of this Article, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the member concerned).

    147.  MONEYS PAYABLE TO SHAREHOLDERS; RECORD DATES

    (A) Any dividend or other moneys payable in cash on or in respect of a share may be paid by direct debit, bank transfer, or other automatic system of bank transfer, cheque or warrant and the same may be remitted by post to the registered address of the member or person entitled thereto, or, if several persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons or to such person and such address as such persons may by writing direct.

    (B) Every such cheque or warrant shall be made payable to or to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque or warrant if purporting to be endorsed or enforced shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

    (C) Notwithstanding any other provision of these Articles, the Company or the Directors may fix any date as the record date for any dividend, distribution, allotment or issue, and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.

RESERVES

    148.  POWER TO PROVIDE FOR DEPRECIATION AND CARRY PROFITS TO RESERVE

    The Directors may, before recommending any dividend, write off such sums as they think proper for depreciation, and carry forward in the revenue accounts any profits as they think should not be divided, and may also set aside out of profits of the Company such sum or sums as they think proper as a reserve or reserves, which shall at the discretion of the Directors be applicable for meeting contingencies, for the gradual liquidation of any debt or liability of the Company, or for repairing, maintaining or adding to the property of the Company, or for such other purposes as the Directors shall, in their absolute discretion think fit, and pending any such application may be the business of the Company, or be invested in such investments (other than shares in the Company) as the Directors may from time to time think fit.

    149.  RESERVES

    The Directors may establish such reserve accounts and may divide the Company's reserves into such special funds as they may think fit. The Directors may also carry forward any profits which they may think prudent not to divide without placing the same to reserves.

CAPITALISATION OF RESERVES, ETC.

    150.  CAPITALISATION OF RESERVES

    (A) The Company may at any time and from time to time, upon the recommendation to the Directors, by Ordinary Resolution resolve that any sum not required for the payment or provision of any fixed preferential dividend and standing, at the time the Ordinary Resolution is passed or, if such Resolution is conditional, at the time it becomes unconditional, to the credit of any reserve accounts of the Company (including share premium account and capital redemption reserve fund) or to the credit of profit and loss account (whether or not the same be available for distribution) be capitalised, and that such sum be appropriated as capital to and amongst the Ordinary Shareholders in proportion to the nominal amount of the Ordinary share capital held by them respectively at the time the Ordinary Resolution is passed or, if such Resolution is conditional, at the time it becomes unconditional or at such other time as may be stipulated in such Resolution, and that the Directors shall in accordance with such Resolution apply such sum in paying up in full or in part any unissued shares or debentures of the Company on behalf of such Ordinary Shareholders, and appropriate such shares or debentures to and distribute the same credited as fully or partly paid up amongst such Ordinary Shareholders (in the proportions aforesaid in satisfaction of their shares and interests in the said capitalized sum, or shall apply such sum or any part thereof on behalf of such Ordinary Shareholders in paying up the whole or part of any amounts which shall for the time being be unpaid in respect of any issued shares in the Company held by them respectively, or otherwise deal with such sum as directed by such Resolution; Provided that:

    (i) share premium account and capital redemption reserve fund may only be applied in paying up unissued shares to be allotted as fully paid up; and

    (ii) any sum not available for distribution in accordance with the Statutes may only be applied in paying up in full or in part unissued shares to be allotted as fully or partly paid up.

    (B) Where any difficulty arises in respect of any such distribution, the Directors may settle the same as they think expedient, and in particular they may make such provisions as they think proper for the case of shares or debentures becoming distributable in fractions (including, but without limitation, provisions for the issue of fractional certificates, for the sale and distribution of the proceeds of sale of shares or debentures representing such fractions, and provisions whereby the benefit of fractional entitlements accrue to the Company rather than the members concerned) and further the Directors may fix the value for distribution of any fully paid-up shares or debentures, make cash payment to any shareholders on the footing of the value so fixed in order to adjust rights, and vest any shares or debentures in trustees upon such trusts for the persons entitled to share in the distribution as may seem just and expedient to the Directors. When deemed requisite, a proper contract for the allotment and acceptance of any shares or debentures to be distributed as aforesaid shall be executed and (if necessary) filed with the Registrar of Companies, and the Directors may appoint any person to sign such contract on behalf of the persons entitled to share in the distribution, and such appointment shall be effective, and the contract may provide for the acceptance by such persons of the shares or debentures to be allotted to them respectively in satisfaction of their claims in respect of the sum so distributed, and any such contract shall be effective and binding on all such persons.

ACCOUNTS

    151.  DIRECTORS TO KEEP PROPER ACCOUNTING RECORDS

    The Directors shall cause proper accounting records of the Company to be kept and the provisions of the Statutes in this regard shall be complied with.

    152.  WHERE ACCOUNTING RECORDS TO BE KEPT

    The accounting records shall be kept at the Office, or at such other place in Great Britain as the Directors shall think fit, and shall always be open to the inspection of the Directors.

    153.  INSPECTION OF RECORDS

    The Directors shall, from time to time, determine whether in any particular case, or class of cases, or generally, and at what times, and places, and under what conditions or regulations, the accounting records of the Company, or any of them, shall be open to the inspection of the members, and no member, not being a Director, shall have any right of inspecting any account, book or document of the Company, except as conferred by law or authorised by the Directors or by any Ordinary Resolution of the Company, nor shall any such member be entitled to require or receive any information concerning the business, trading or customers of the Company, or any trade secret of or secret process used by the Company.

    154.  BALANCE SHEET AND PROFIT AND LOSS ACCOUNTS

    (A) The Directors shall, from time to time, in accordance with the Statutes, cause to be prepared and to be laid before the Annual General Meeting of the Company such profit and loss accounts, balance sheets, group accounts (if any), reports of the Directors and of the Auditors and other documents (if any) as are required by the Statutes. Each balance sheet shall be signed on behalf of the Directors by two of their number.

    (B) A copy of the said balance sheet, accounts, reports and other documents (if any) shall, twenty-one days at least before the meeting, be delivered or sent by post to the registered address of every member and debenture holder of the Company, or in the case of a joint holding to that member or debenture holder (as the case may be) whose name stands first in the appropriate Register in respect of the joint holding, and whenever any of the shares, debentures or other securities of the Company are listed on any recognised stock exchange in the United Kingdom there shall be forwarded to the appropriate officer of such stock exchange such number of copies of each of the said documents as may for the time being be required under its regulations. The Auditors' report shall be read at the meeting. No accidental non-compliance with the provisions of this Article shall invalidate the proceedings at the meeting.

AUDIT

    155.  PROVISIONS OF STATUTES REGARDING AUDITORS

    The provisions of the Statutes as to the appointment, powers, rights, remuneration and duties of the Auditors shall be complied with.

NOTICES

    156.  NOTICES TO BE IN WRITING

    Any notice to be given to or by any person pursuant to these articles shall be in writing except that a notice calling a meeting of the Directors need not be in writing.

    157.  SERVICE OF NOTICES

    A notice or other document may be served by the Company upon any member either personally or by sending it through the post in a prepaid letter, envelope or wrapper addressed to such member at his address as appearing in the Register.

    158. MEMBERS ABROAD NOT ENTITLED TO NOTICES UNLESS THEY GIVE ADDRESSES WITHIN THE UK OR THE UNITED STATES OF AMERICA

    Any member described in the Register by an address not within the United Kingdom or the United States of America, who shall from time to time give the Company an address within the United Kingdom or the United States of America at which notices may be served upon him, shall be entitled to have notices served upon him at such address, but, save as aforesaid, no member, other than a member described in the Register by an address within the United Kingdom or the United States of America, shall be entitled to receive any notice from the Company.

    159.  NOTICE TO JOINT HOLDERS

    All notices directed to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register in respect of such share, and notice so given shall be sufficient notice to all the holders of such share.

    160.  SERVICE ON COMPANY

    Any summons, notice, order or other document required to be sent to or served upon the Company, or upon any officer of the Company, may be sent or served by leaving the same or sending it through the post in a prepaid letter, envelope, or wrapper, addressed to the Company or to such officer at the Office or by facsimile transmission to the Office.

    161.  PROOF OF POSTAGE TO BE SUFFICIENT PROOF OF SERVICE

    (A) Any notice or other document, if served by first class post, shall be deemed to have been served on the day following that on which the letter, envelope, or wrapper containing the same is put into the post, or, if served by second class post, shall be deemed to have been served on the third day following that on which the letter, envelope or wrapper containing the same was put into the post or, if served by air mail, shall be deemed to have been served on the fifth day following that in which the letter, envelope or wrapper containing the same was put into the post. In proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice or document was properly addressed and put into the post as first class or (as the case may be) second class prepaid mail.

    (B) If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a General Meeting by notices sent through the post, a General Meeting may be convened by a notice advertised on the same date in at least two United Kingdom leading national newspapers (one of which shall be in general circulation in London) and one leading national newspaper in the United States of America and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least forty-eight hours prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

    (C) Any notice required to be given by the Company to the members or any of them and not expressly provided for by or pursuant to these Articles shall be sufficiently given if given by advertisement which shall be inserted once in two leading United Kingdom national newspapers, one of which shall be in general circulation in London, and one leading national newspaper in the United States of America.

    162.  MEMBERS PRESENT AT MEETING DEEMED TO HAVE RECEIVED DUE NOTICE

    Any member present, either personally or by proxy, at any meeting of the Company or class of members of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

    163.  SUCCESSORS IN TITLE TO BE BOUND BY NOTICES TO PREDECESSORS

    Every person who, by operation of law, transfer or any other means whatsoever, shall become entitled to any shares shall be bound by every notice (other than a notice in accordance with Article 76(B)) in respect of such shares which previously to his name and address being entered in the Register shall be duly given to the person from whom he derives his title to such shares.

    164.  SERVICE OF NOTICE TO BE SUFFICIENT NOTWITHSTANDING DEATH OF MEMBER
SERVED

    Any notice or document served upon or sent to, or left at the registered address of, any member in pursuance of these Articles, shall, notwithstanding that such member be then deceased or bankrupt and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share held by such member, whether held solely or jointly with other persons, until some other person be registered instead of him as the holder or joint holder of such share, and such service shall, for all purposes of these Articles, be deemed a sufficient service of such notice or document on his executors, administrators or assigns, and all persons (if any) jointly interested with him in such share.

    165.  SIGNATURE ON NOTICES

    The signature on any notice to be given by the Company may be written or printed.

WINDING UP

    166.  RULE FOR DIVISION OF ASSETS IN LIQUIDATION

    If the Company shall be wound up, the surplus assets remaining after payment of all creditors shall be divided among the members in proportion to the capital which at the commencement of the winding up is paid up, or ought to have been paid up, on the shares held by them respectively and, if such surplus assets shall be insufficient to repay the whole of the paid-up capital, they shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. But this Article is to be subject to the rights attached to any shares which may be issued on special terms or conditions.

    167.  POWERS TO DISTRIBUTE IN SPECIE

    If the Company shall be wound up the Liquidator (whether voluntary or official) may, with the sanction of an Extraordinary Resolution, divide among the members in specie any part of the assets of the Company, or vest any part of the assets of the Company in trustees upon such trusts for the benefit of the members or any of them as the Resolution shall provide. Any such Resolution may provide for and sanction a distribution of any specific assets amongst different classes of members otherwise than in accordance with their existing rights, but each member shall in that event have a right of dissent and other ancillary rights in the same manner as if such Resolution were a Special Resolution passed pursuant to Section 582 of the Act.

    168.  MEMBERS ABROAD TO GIVE ADDRESS FOR SERVICE

    In the event of a winding up of the Company every member of the Company who is not for the time being in the United Kingdom shall be bound, within twenty eight days after the passing of an effective Resolution to wind up the Company voluntarily, or within the like period after the making of an order for the winding up of the Company, to serve notice on the Company appointing some person resident in London upon whom all summonses, notices, processes, orders and judgements in relation to or under the winding up of the Company may be served, and in default of such nomination the Liquidator of the Company shall be at liberty on behalf of such member to appoint some such person, and service upon any such appointee shall be deemed to be a good personal service on such member for all purposes, and where the Liquidator makes any such appointment he shall, with all convenient speed, give notice thereof to such member by advertisement in The Times or any other leading London daily newspaper and also in one leading national daily newspaper in the United States of America, or by a letter sent by registered or recorded delivery post and addressed to such member at his address as appearing in the Register, and such notice shall be deemed to be served on the day following that on which the advertisement appears or the letter is posted.

INDEMNITY

    169.  INDEMNITY OF DIRECTORS AND OFFICERS

    Subject to the provisions of the Act but without prejudice to any indemnity to which a Director may otherwise be entitled, every Director or alternate Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities (including amounts paid in settlement) incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation thereto, including (but without limitation) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company. The Company shall advance to any such Director, alternate Director or other officer who asserts in good faith an entitlement to indemnification hereunder any amount incurred by him in defending any proceedings against his undertaking to repay such amount to the Company if it is determined that he is not entitled to be indemnified therefor.

                                                                       EXHIBIT A

                             THE COMPANIES ACT 1985                  COMPANY NO.
                                                                         3207774

                       A PUBLIC COMPANY LIMITED BY SHARES

                           MEMORANDUM OF ASSOCIATION
                                       OF
                                LUCASVARITY PLC
                          (As at [            ] 1996)

    1.  The name of the Company is "LUCASVARITY PLC

    2.  The Company is to be a public company.

    3. The registered office of the Company will be situated in England and Wales.

    4.  The objects for which the Company is established are:

    (a) To acquire and hold the whole or any part of the share capital of Lucas Industries plc and the capital stock of Varity Corporation whether directly or through any subsidiary and generally to carry on business as an investment holding company and for that purpose to acquire and hold, either in the name of the Company or in that of any nominee, shares, stocks, debentures, debenture stock, bonds, notes, options, obligations and securities issued or guaranteed by any company wherever incorporated or carrying on business and debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any government, sovereign ruler, commissioners, public body or authority, supreme, dependent, municipal, local or otherwise in any part of the world and to exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stock, obligations or other securities including, without prejudice to the generality of the foregoing, all such powers of veto or control as may be conferred or capable of exercise whether by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof or otherwise and to provide managerial, financial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested and all or any part of the businesses or operations of any such company upon such terms as may be thought fit.

    (b) To carry out such operations and to manufacture or deal with such goods and to purchase or otherwise acquire, take options over, construct, lease, hold, manage, maintain, alter, develop, exchange or deal with such property, rights or privileges (including the whole or part of the business, property or liabilities of any other person or company) as may seem to the Board of Directors directly or indirectly to advance the interests of the Company.

    (c) To enter into such commercial or other transactions in connection with any trade or business of the Company as may seem desirable to the Board of Directors for the purpose of the Company's affairs.

    (d) To apply for, purchase or otherwise acquire, protect, maintain and renew any patents, patent rights, trade marks, designs, licences and other intellectual property rights of all kinds or any secret or other information as to any invention and to use, exercise, develop or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired and to experiment with any such rights which the Company may propose to acquire.

    (e) To invest and deal with the moneys of the Company not immediately required in any manner and hold and deal with any investment so made.

    (f) To pay or to provide or to make such arrangements for providing such gratuities, pensions, insurance, benefits, share option and acquisition schemes, loans and other matters and to establish, support, subsidise and subscribe to any institutions, associations, clubs, schemes, funds or trusts (whether to or for the benefit of present or past directors or employees of the Company or its predecessors in business or of any company which is a subsidiary company of the Company or is allied to or associated with the Company or with any such subsidiary or with any such subsidiary company or to or for or for the benefit of persons who are or were related to or connected with or dependants of any such directors or employees) as may seem to the Board of Directors directly or indirectly to advance the interests of the Company.

    (g) To draw, make, accept, indorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable and transferable instruments.

    (h) To act as agents, brokers or trustees, and to enter into such arrangements (whether by way of amalgamation, partnership, profit sharing, union of interests, co-operation, joint venture or otherwise) with other persons or companies as may seem to the Board of Directors to advance the interests of the Company and to vest any property of the Company in any person or company on behalf of the Company and with or without any declaration of trust in favour of the Company.

    (i) To apply for, promote and obtain any Act of Parliament, Charter, privilege, concession, licence or authorisation of any government, state or municipality, or any other department or authority, or enter into arrangements with any such body, for enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company or for any other purpose which may seem to the Board of Directors to be expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the interests of the Company.

    (j) To sell, lease, dispose of, grant rights over or otherwise deal with the undertaking, property or assets of the Company or any part thereof on such terms as the Board of Directors may decide, and to distribute any property or assets of the Company of whatever kind in specie among the members of the Company.

    (k) To pay for any rights or property acquired by the Company and to remunerate any person or company, whether by cash payment or by the allotment of shares, debentures or other securities of the Company credited as paid up in full or in part, or by any other method the Board of Directors think fit.

    (l) To establish or promote companies and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire, hold, dispose of and deal with, and guarantee the payment of interest, dividends and capital on, all or any of the shares, debentures, debenture stock or other securities or obligations of any company or association and to pay or provide for brokerage, commission and underwriting in respect of any such issue upon such terms as the Board of Directors may decide.

    (m) To co-ordinate, finance and manage all or any part of the operations of any company which is a subsidiary company of or otherwise under the control of the Company and generally to carry on the business of a holding company.

    (n) To carry on through any subsidiary or associated company any activities which the Company is authorised to carry on to make any arrangements whatsoever with such company (including any arrangements for taking the profits or bearing the losses of any such activities) as the Board of Directors of the Company may thing fit.

    (o) To raise or borrow money in such manner as the Board of Directors may think fit and to receive deposits and to mortgage, charge, pledge or give liens or other security over the whole or any part of the Company's undertaking, property and assets (whether present or future), including its uncalled capital, for such purposes and in such circumstances and upon such terms and conditions as the Board of Directors may think fit.

    (p) To lend or advance money and to give credit and to enter (whether gratuitously or otherwise) into guarantees or indemnities of all kinds, and whether secured or unsecured, whether in respect of its own obligations or those of some other person or company in such circumstances and upon such terms and conditions as the Board of Directors may think fit.

    (q) To pay or agree to pay all or any of the promotion, formation and registration expenses of the Company.

    (r) To contribute to or support any public, general, political, charitable, benevolent or useful object, which it may seem to the Board of Directors to be in the interests of the Company or its members to contribute to or support.

    (s) To do all or any of the above things in any part of the world whether as principals or agents or trustees or otherwise and either alone or jointly with others either by or through agents, sub-contractors, trustees or otherwise.

    (t) To do all such other things as may be considered by the Board of Directors to further the interests of the Company or to be incidental or conducive to the attainment of the above objects or any of them.

    And it is hereby declared that (a) the objects set forth in each sub-clause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto, and (b) the word "company" in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporate and whether domiciled in the United Kingdom or elsewhere, and (c) except where the context expressly so requires, none of the several paragraphs of this clause, or the objects therein specified, or the powers thereby conferred shall be limited by, or be deemed merely subsidiary or auxiliary to, any other paragraph of this clause, or the objects specified in such other paragraph or the powers thereby conferred.

    5.  The liability of the members is limited.

    6. The share capital of the Company is 50,000 divided into 200,000 shares of 25p each.

    WE, the several persons whose Names, Addresses and Descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite our respective names

- --------------------------------------------------------------------------------
NAMES AND ADDRESSES OF SUBSCRIBERS  NUMBER OF SHARES TAKEN BY EACH
                                    SUBSCRIBER
- --------------------------------------------------------------------------------

    Witness to the above signatures:

                                                                       EXHIBIT B

                   BOARD OF DIRECTORS OF NEWCO, U.K. COMPANY
                           AND SURVIVING CORPORATION

NAME                                           TITLE
- ---------------------------------------------  ------------------------------------------------------------------

Sir Brian Pearse (1)                           Non-Executive Chairman

Victor A. Rice (2)                             Director and Chief Executive Officer

John Grant (1)                                 Director; Finance Director

Paul Bosonnet (1)                              Non-Executive Director

Thomas N. Davidson (2)                         Non-Executive Director

Sir John Fairclough (1)                        Non-Executive Director

Robert M. Gates (2)                            Non-Executive Director

Sydney Gillibrand (1)                          Non-Executive Director

Sir Bryan Nicholson (2)                        Non-Executive Director

Warren S. Rustand (2)                          Non-Executive Director

Ed Wallis (1)                                  Non-Executive Director

(1) Designated by Lucas Industries plc

(2) Designated by Varity Corporation

          COMMITTEES OF NEWCO, U.K. COMPANY AND SURVIVING CORPORATION

                                     AUDIT

                                    MEMBERS

Paul Bosonnet, Chairman

Robert M. Gates

Warren S. Rustand

Ed Wallis

                                  REMUNERATION

                                    MEMBERS

Sir Bryan Nicholson, Chairman

Thomas N. Davidson

Sydney Gillibrand

Sir John Fairclough

                                HUMAN RESOURCES

                                    MEMBERS

Sir Brian Pearse, Chairman

Thomas N. Davidson

Sydney Gillibrand

Sir Bryan Nicholson

Victor A. Rice

Ed Wallis

           OFFICERS OF NEWCO, U.K. COMPANY AND SURVIVING CORPORATION

NAME                                           TITLE
- ---------------------------------------------  ------------------------------------------------------------------

Victor A. Rice                                 Chief Executive Officer

John Grant                                     Finance Director

J. Anthony Gilroy                              Member of The Office of The Chief Executive Officer; President --
                                               Transitions Operations

Jack Fryer                                     Member of The Office of The Chief Executive Officer; Managing
                                               Director -- Transitions Operations

Neil D. Arnold                                 Managing Director -- Corporate Development

In  addition,  the Directors  of Newco  shall appoint  a  Managing Director  -- Human  Resources and  a Director,
Communications, one of whom shall be selected by U.K. Company and one of whom shall be selected by U.S. Company.